FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-06

Free Writing Prospectus
Structural and Collateral Term Sheet

$829,624,317
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$711,402,000
(Approximate Aggregate Principal Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2015-LC20
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Ladder Capital Finance LLC
Wells Fargo Bank, National Association
Silverpeak Real Estate Finance LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-LC20

March 18, 2015

WELLS FARGO SECURITIES
Lead Manager and Sole Bookrunner

Credit Suisse Co-Manager	Deutsche Bank Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 as amended or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC or Deutsche Bank Securities Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Certificate Structure

I.         Certificate Structure

Class	Expected Ratings (DBRS/Moody’s/Morningstar)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAA(sf)/Aaa(sf)/AAA	$30,186,000	30.000%	(7)	2.76	04/15 - 12/19	46.5%	14.3%
A-2	AAA(sf)/Aaa(sf)/AAA	$83,309,000	30.000%	(7)	4.95	12/19 - 04/20	46.5%	14.3%
A-3	AAA(sf)/Aaa(sf)/AAA	$43,133,000	30.000%	(7)	6.96	03/22 - 03/22	46.5%	14.3%
A-4	AAA(sf)/Aaa(sf)/AAA	$155,000,000	30.000%	(7)	9.78	12/24 - 02/25	46.5%	14.3%
A-5	AAA(sf)/Aaa(sf)/AAA	$215,903,000(8)	30.000%	(7)	9.94	02/25 - 03/25	46.5%	14.3%
A-SB	AAA(sf)/Aaa(sf)/AAA	$53,206,000	30.000%	(7)	7.41	04/20 - 12/24	46.5%	14.3%
A-S(9)	AAA(sf)/Aa1(sf)/AAA	$27,999,000	26.625%	(7)	9.96	03/25 - 03/25	48.8%	13.7%
X-A	AAA(sf)/NR/AAA	$608,736,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B	AAA(sf)/NR/AAA	$147,259,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
B(9)	AA(low)(sf)/Aa3(sf)/AA-	$50,815,000	20.500%	(7)	9.96	03/25 - 03/25	52.9%	12.6%
C(9)	A(low)(sf)/NR/A-	$51,851,000	14.250%	(7)	9.96	03/25 - 03/25	57.0%	11.7%
PEX(9)	A(low)(sf)/NR/A-	$130,665,000	14.250%	(7)	9.96	03/25 - 03/25	57.0%	11.7%

	Non-Offered Certificates
X-E	AAA(sf)/NR/AAA	$27,999,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-F	AAA(sf)/NR/AAA	$14,519,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-G	AAA(sf)/NR/AAA	$31,111,316(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
A-5FL	AAA(sf)/Aaa(sf)/AAA(20)	$215,903,000(21)(22)	30.000%	LIBOR plus [ ](23)	9.94	02/25 - 03/25	46.5%	14.3%
A-5FX	AAA(sf)/Aaa(sf)/AAA(20)	$0(21)(22)	30.000%	(7)	9.94	02/25 - 03/25	46.5%	14.3%
D	BBB(low)(sf)/NR/BBB-	$44,593,000	8.875%	(7)	9.96	03/25 - 03/25	60.6%	11.0%
E	BB(low)(sf)/NR/BB-	$27,999,000	5.500%	(7)	10.00	03/25 - 04/25	62.8%	10.6%
F	B(low)(sf)/NR/B-	$14,519,000	3.750%	(7)	10.04	04/25 - 04/25	64.0%	10.4%
G	NR/NR/NR	$31,111,316	0.000%	(7)	10.04	04/25 - 04/25	66.5%	10.0%
Notes:
(1)
The expected ratings presented are those of DBRS, Inc. (“DBRS”), Moody’s Investors Service, Inc. (“Moody’s”) and Morningstar Credit Ratings, LLC (“Morningstar”) which the depositor hired to rate the offered certificates.  One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and Class X-B certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, dated March 18, 2015 (the “Free Writing Prospectus”). DBRS and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX and A-SB Certificates in the aggregate.  The percentage indicated under the column “Approx. Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $51,851,000.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX and A-SB Certificates are calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates).  The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.  In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)
The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates.   The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX and A-SB Certificates.  The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates.  In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Certificate Structure

(7)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-5FX, A-SB, D, E, F and G Certificates and the Class A-5FX, A-S, B and C regular interests in each case will be one of the following:  (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same.  The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same.  The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.

(8)
Represents the maximum initial principal balance of the Class A-5 certificates that will be issued on the closing date.  The aggregate initial principal balance of the Class A-5, A-5FL and A-5FX certificates will be $215,903,000.

(9)
The Class A-S, B, C and PEX Certificates are “Exchangeable Certificates”.  On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, B and C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $27,999,000, $50,815,000 and $51,851,000, respectively.  The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates.  The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests.  Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, B and C regular interests and which portions of those regular interests are referred to in this Term Sheet as the Class PEX Component A-S, Class PEX Component B and Class PEX Component C (collectively, the “Class PEX Components”).  Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, B and C regular interest that is represented by the Class A-S, B, C and PEX Certificates will be increased or decreased accordingly.  The initial certificate principal balance of each of the Class A-S, B and C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange.  The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, B and C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange.  The certificate principal balances of the Class A-S, B and C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date.  Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.  The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(10)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX and A-S regular interests outstanding from time to time (without regard to any exchange of Class A-S, B and C Certificates for Class PEX Certificates).  The Class X-A Certificates will not be entitled to distributions of principal.

(11)
The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX and A-S regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C regular interests and the Class D Certificates outstanding from time to time.  The Class X-B Certificates will not be entitled to distributions of principal.

(13)
The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests and the Class D Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)
The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the principal balance of the Class E Certificates outstanding from time to time.  The Class X-E Certificates will not be entitled to distributions of principal.

(15)
The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans  for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)
The Class X-F Certificates are notional amount certificates. The Notional Amount of the Class X-F Certificates will be equal to the principal balance of the Class F Certificates outstanding from time to time.  The Class X-F Certificates will not be entitled to distributions of principal.

(17)
The pass-through rate for the Class X-F Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)
The Class X-G Certificates are notional amount certificates. The Notional Amount of the Class X-G Certificates will be equal to the principal balance of the Class G Certificates outstanding from time to time. The Class X-G Certificates will not be entitled to distributions of principal.

(19)
The pass-through rate for the Class X-G Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(20)
The ratings assigned to the Class A-5FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the pass-through rate for the Class A-5FX Regular Interest. The ratings of DBRS, Moody’s and Morningstar do not address any shortfalls or delays in payment that investors in the Class A-5FL Certificates may experience as a result of the conversion of the pass-through rate on Class A-5FL Certificates from a floating interest rate to a fixed rate. See “Ratings” in the Private Placement Memorandum.

(21)
Represents the maximum initial principal balance of the Class A-5FL certificates that will be issued on the closing date.  The aggregate initial principal balance of the Class A-5, A-5FL and A-5FX certificates will be $215,903,000.The aggregate principal balance of the Class A-5FL and A-5FX certificates will at all times equal the principal balance of the Class A-5FX regular interest.  The principal balance of the Class A-5FX certificates will initially be $0.  The maximum initial principal balance of the Class A-5FX regular interest is $215,903,000.

(22)
The Class A-5FL Certificates will evidence a beneficial interest in a grantor trust that includes the Class A-5FX regular interest and an interest rate swap contract.  Under some circumstances, holders of the Class A-5FL Certificates may exchange all or a portion of their certificates for a like principal amount of Class A-5FX Certificates having the same pass-through rate as the Class A-5FX Regular Interest. The aggregate principal balance of the Class A-5FL Certificates may be adjusted from time to time as a result of such an exchange.

(23)
The pass-through rate applicable to the Class A-5FL Certificates on each distribution date will be a per annum rate equal to LIBOR plus a specified percentage; provided, however, that under certain circumstances (generally involving a default or termination under the related interest rate swap contract), the pass-through rate applicable to the Class A-5FL Certificates may convert to a fixed rate equal to the pass-through rate on the Class A-5FX Regular Interest. The initial LIBOR rate will be determined two LIBOR business days prior to the Closing Date, and subsequent LIBOR rates for the Class A-5FL Certificates will be determined two LIBOR business days before the start of the related interest accrual period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Issue Characteristics

II.        Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Ladder Capital Finance LLC	26	60	$285,844,715	34.5%
Wells Fargo Bank, National Association	22	29	273,212,112	32.9
Silverpeak Real Estate Finance LLC	20	33	270,567,489	32.6
Total	68	122	$829,624,317	100.0%

Loan Pool:

Cut-off Date Balance:	$829,624,317
Number of Mortgage Loans:	68
Average Cut-off Date Balance per Mortgage Loan:	$12,200,358
Number of Mortgaged Properties:	122
Average Cut-off Date Balance per Mortgaged Property(1):	$6,800,199
Weighted Average Mortgage Interest Rate:	4.396%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	45.9%
Weighted Average Original Term to Maturity or ARD (months):	112
Weighted Average Remaining Term to Maturity or ARD (months):	112
Weighted Average Original Amortization Term (months)(2):	353
Weighted Average Remaining Amortization Term (months)(2):	353
Weighted Average Seasoning (months):	1
(1)   Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)   Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.63x
Weighted Average U/W Net Operating Income Debt Yield(1):	10.0%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	66.5%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	58.9%
% of Mortgage Loans with Additional Subordinate Debt(2):	10.2%
% of Mortgage Loans with Single Tenants(3):	21.0%
(1)   With respect to the 3 Columbus Circle mortgage loan, the Walgreens Portfolio mortgage loan and the Bella Luna / San Lucas mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See Annex A-1 and Annex B to the Free Writing Prospectus.
(2)   The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance and does not take into account future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in the Free Writing Prospectus.
(3)   Excludes mortgage loans that are secured by multiple single tenant properties and includes mortgage loans secured by multiple single tenant properties where each property is occupied by the same tenant or tenants that are affiliates of one another.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 81.5% of the mortgage pool (55 mortgage loans) has scheduled amortization, as follows:

56.7% (30 mortgage loans) provides for an interest-only period followed by an amortization period; and

24.9% (25 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Cut-off Date Pool Balance, 18.5% of the mortgage pool (13 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 57.9% and 2.10x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 66.7% of the mortgage pool (34 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	76.8% of the pool
Insurance:	59.9% of the pool
Capital Replacements:	63.9% of the pool
TI/LC:	54.9% of the pool(1)

(1)   The percentage of Cut-off Date Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool had the following call protection and defeasance features:

79.5% of the mortgage pool (48 mortgage loans) features a lockout period, then defeasance only until an open period;

12.5% of the mortgage pool (eight mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

5.6% of the mortgage pool (nine mortgage loans) features no lockout period, but requires yield maintenance, then defeasance or yield maintenance until an open period;

1.4% of the mortgage pool (two mortgage loans) features a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period;

1.0% of the mortgage pool (one mortgage loan) features no lockout period, but requires the greater of a prepayment premium or yield maintenance, then defeasance or the greater of a prepayment premium or yield maintenance until an open period;

Please refer to Annex A-1 to the Free Writing Prospectus for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Issue Characteristics

III.      Issue Characteristics

Securities Offered:
$711,402,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twelve classes (Classes A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:	Ladder Capital Finance LLC (“Ladder”); Wells Fargo Bank, National Association (“WFB”); and Silverpeak Real Estate Finance LLC (“SPREF”).
Sole Lead Bookrunning Manager:	Wells Fargo Securities, LLC
Co-Managers:	Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.
Rating Agencies:	DBRS, Inc., Moody’s Investors Service, Inc., and Morningstar Credit Ratings, LLC
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Trust Advisor:	Trimont Real Estate Advisors
Initial Majority Subordinate Certificateholder:	RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC
Cut-off Date:

The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in March 2015 (or, in the case of any mortgage loan that has its first due date in April 2015, the date that would have been its due date in March 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about March 31, 2015.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in April 2015.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in April 2015.
Rated Final Distribution Date:	The Distribution Date in April 2050.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:
$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.
Bond Analytics Information:
The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc and CMBS.com, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Characteristics of the Mortgage Pool

IV.      Characteristics of the Mortgage Pool(1)

A. Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF or Rooms	Cut-off Date Balance Per SF or Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
WFB	3 Columbus Circle	New York	NY	1 / 1	$75,000,000	9.0%	Office	525,807	$666	50.0%	50.0%	2.30	x	8.8%
LCF	Walgreens Portfolio	Various	Various	1 / 29	64,000,000	7.7	Retail	427,800	278	68.4	62.6	1.36		8.3
SPREF	One Monument Place	Fairfax	VA	1 / 1	40,500,000	4.9	Office	222,477	182	67.5	64.9	1.40		9.2
SPREF	University of Delaware Hotel Portfolio	Newark	DE	1 / 2	35,200,000	4.2	Hospitality	245	143,673	71.8	65.3	1.64		11.6
LCF	200 Kansas Street	San Francisco	CA	1 / 1	33,000,000	4.0	Mixed Use	90,057	366	76.0	66.3	1.21		7.6
WFB	DS Services Portfolio	Various	Various	1 / 8	31,500,000	3.8	Industrial	432,993	73	64.2	58.2	1.53		9.4
SPREF	Ontario Airport Tower	Ontario	CA	1 / 1	29,550,000	3.6	Office	147,732	200	72.6	63.5	1.56		10.2
LCF	18th Street Atrium	Denver	CO	1 / 1	27,000,000	3.3	Office	111,852	241	61.4	56.3	1.33		8.7
WFB	Hilton Albany	Albany	NY	1 / 1	26,600,000	3.2	Hospitality	385	69,091	66.0	48.0	1.70		14.2
LCF	Hanesbrands Industrial	Kings Mountain	NC	1 / 1	18,270,000	2.2	Industrial	467,781	39	70.0	70.0	1.64		8.8
Top Three Total/Weighted Average				3 / 31	$179,500,000	21.6%				60.5%	57.9%	1.76	x	8.7%
Top Five Total/Weighted Average				5 / 34	$247,700,000	29.9%				64.2%	60.0%	1.67	x	9.0%
Top Ten Total/Weighted Average				10 / 46	$380,620,000	45.9%				65.0%	59.5%	1.63	x	9.4%
Non-Top Ten Total/Weighted Average				58 / 76	$449,004,317	54.1%				67.7%	58.4%	1.64	x	10.5%
(1)
With respect to the 3 Columbus Circle mortgage loan and the Walgreens Portfolio mortgage loan and the Bella Luna / San Lucas mortgage loan, each of which is part of a pari passu loan combination, Cut-off Date Balance per square foot, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each Mortgage Loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Characteristics of the Mortgage Pool

B. Summary of Pari Passu Split Loan Structures

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Loan Combination	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
3 Columbus Circle	GACC	$85,000,000	COMM 2015-CCRE22(1)	(3)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	GACC	$90,000,000	(2)	(3)	TBD	TBD
	WFB	$75,000,000	WFCM 2015-LC20	No(3)	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	Citigroup	$100,000,000	(4)	No(3)	TBD	TBD
Walgreens Portfolio	Ladder	$39,065,000	COMM 2015-LC19	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	Ladder	$64,000,000	WFCM 2015-LC20	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	Ladder	$16,000,000	(5)	No	TBD	TBD
Bella Luna / San Lucas	SPREF	$15,500,000	WFCM 2015-LC20	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	SPREF	$5,000,000	(6)	No	TBD	TBD
(1)	The COMM 2015-CCRE22 transaction is scheduled to close on March 25, 2015.
(2)
The controlling pari passu companion loan (Note A-1) is currently held by German American Capital Corporation and is expected to be contributed to a future securitization. No assurance can be provided that Note A-1 will not be split further.

(3)
The 3 Columbus Circle loan combination is initially expected to be serviced under the COMM 2015-CCRE22 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan, after which the 3 Columbus Circle loan combination will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu companion loan. The master servicer and special servicer under the latter pooling and servicing agreement will be identified in a notice, report or statement to holders of the WFCM 2015-LC20 certificates after the securitization of the related controlling pari passu companion loan.

(4)
The non-controlling pari passu companion loan Notes A-2 and A-5 are currently held by Citigroup Global Markets Realty Corp. and are both expected to be contributed to a future securitization. No assurance can be provided that Notes A-2 and A-5 will not be separately securitized or split further.

(5)
The related pari passu companion loan Note A-3 is currently held by Ladder or an affiliate and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-3 will not be split further.

(6)
The related pari passu companion loan Note A-2 is currently held by SPREF and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.

C. Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
3	SPREF	One Monument Place(2)	$40,500,000	4.9%	$4,500,000	$0	5.660%	1.40x	1.11x	9.2%	8.3%	67.5%	75.0%
4	SPREF	University of Delaware Hotel Portfolio	35,200,000	4.2	0	7,300,000	5.650	1.64	1.22	11.6	9.6	71.8	86.7
33	SPREF	Pathfinder Office	9,250,000	1.1	0	750,000	5.536	1.29	1.09	9.1	8.4	71.7	77.5
	Total/Weighted Average		$84,950,000	10.2%	$4,500,000	$8,050,000	5.642%	1.49x	1.15x	10.2%	8.8%	69.7%	80.1%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)
Such mortgage asset is a senior interest in a partitioned mortgage loan. Generally, prior to an event of default, principal payments on the partitioned mortgage loan will be allocated pro rata to the senior and junior interests after interest has been applied based on the respective allocated interest rates of each such interest, and, after an event of default, payments on the partitioned mortgage loan will be applied to interest and principal on the senior interest until it is paid in full before any portion thereof is applied to the junior interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Characteristics of the Mortgage Pool

D. Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut- off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Previous Securitization
4.01	SPREF	Embassy Suites Newark Wilmington South	Newark	DE	Hospitality	$21,190,000	2.6%	GSMS 2005-GG4
4.02	SPREF	Homewood Suites Wilmington South	Newark	DE	Hospitality	14,010,000	1.7	GSMS 2005-GG4
8	LCF	18th Street Atrium	Denver	CO	Office	27,000,000	3.3	JPMCC 2006-LDP7
11	WFB	Hampton Inn & Suites - Miami Airport	Miami	FL	Hospitality	18,000,000	2.2	COMM 2005-C6
13	WFB	Shop City Shopping Center	Syracuse	NY	Retail	16,500,000	2.0	LBUBS 2005-C7
15	SPREF	Bella Luna / San Lucas	Houston	TX	Multifamily	15,432,192	1.9	JPMCC 2005-CB13
17	LCF	Riverstone Apartments	Southfield	MI	Multifamily	15,000,000	1.8	LBUBS 2007-C7
18	SPREF	Canyon Crossing I	Lubbock	TX	Multifamily	7,875,000	0.9	FNA 2012 - M11
19	SPREF	Canyon Crossing II	Lubbock	TX	Multifamily	6,825,000	0.8	GECMC 2005-C2
20	SPREF	Hunter’s Glen	Atlanta	GA	Multifamily	13,550,000	1.6	JPMCC 2005-LDP1
21	WFB	San Clemente Self Storage	San Clemente	CA	Self Storage	12,300,000	1.5	MLMT 2005-CIP1
27	SPREF	Abington Apartments	Indianapolis	IN	Multifamily	10,700,000	1.3	JPMCC 2006-CB14
32	WFB	Lamplighter MHC	Colorado Springs	CO	Manufactured Housing Community	9,483,891	1.1	BSCMS 2005-PWR8
33	SPREF	Pathfinder Office	Diamond Bar	CA	Office	9,250,000	1.1	MSC 2003-IQ6
38	WFB	Temple Terrace Shoppes	Temple Terrace	FL	Retail	7,900,000	1.0	BSCMS 2005-PW10
42	LCF	Stanley Station	Stanley	KS	Retail	6,739,607	0.8	CD 2005-CD1
51	WFB	Reedley Shopping Center	Reedley	CA	Retail	5,000,000	0.6	BSCMS 2005-T18
52	SPREF	Holiday Inn Express - Lithia Springs	Lithia Springs	GA	Hospitality	4,973,749	0.6	MLCFC 2007-7
55	SPREF	Shoppes at Park Place	Southfield	MI	Retail	3,700,000	0.4	BSCMS 2004-PWR5
56	LCF	Walgreens - Niles, OH	Weathersfield Township	OH	Retail	3,640,000	0.4	BACM 2007-5
57	LCF	Winn Dixie - New Port Richey	New Port Richey	FL	Retail	3,500,000	0.4	BSCMS 2005-T20
59	WFB	Main Corner	Davison	MI	Retail	2,900,000	0.3	JPMCC 2005-LDP3
60	WFB	Walgreens - Millington, TN	Millington	TN	Retail	2,695,590	0.3	JPMCC 2005-LDP2
61	WFB	Walgreens - Highland, IL	Highland	IL	Retail	2,670,631	0.3	JPMCC 2005-LDP2
62	WFB	CVS - Gahanna	Gahanna	OH	Other	2,655,000	0.3	JPMCC 2005-CB12
	Total					$243,490,660	29.3%
(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan in this securitization paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Characteristics of the Mortgage Pool

E. Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF or Units	Loan per SF/Units ($)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
3	SPREF	One Monument Place	VA	Office	$40,500,000	4.9%	$38,925,451	46.7%	222,477	$182	1.40	x	9.2%	67.5%	64.9%	25	61
15	SPREF	Bella Luna / San Lucas	TX	Multifamily	15,432,192	1.9	14,054,505	16.9	780	26,167	2.03		12.8	58.3	53.1	0	57
28	WFB	Augusta Ranch Marketplace	AZ	Retail	10,500,000	1.3	9,958,567	12.0	80,247	131	1.51		10.7	67.4	63.5	24	60
33	SPREF	Pathfinder Office	CA	Office	9,250,000	1.1	8,830,741	10.6	64,345	144	1.29		9.1	71.7	68.5	25	61
39	LCF	Masonic Building	CO	Mixed Use	7,500,000	0.9	7,157,424	8.6	69,803	107	1.33		9.3	71.4	68.2	23	59
Total/Weighted Average					$83,182,192	10.0%	$78,926,688	94.7%			1.51	x	10.1%	66.6%	63.2%	20	60
(1)   The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)   Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

Class A-3(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-3 Certificate Principal Balance (%)(2)	Rooms or SF	Loan per Room/SF ($)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
4	SPREF	University of Delaware Hotel Portfolio	DE	Hospitality	$35,200,000	4.2%	$31,974,843	74.1%	245	$143,673	1.64	x	11.6%	71.8%	65.3%	18	84
23	LCF	377 Broadway	NY	Retail	11,750,000	1.4	11,158,395	25.9	14,755	796	1.44		8.9	58.8	55.8	48	84
Total/Weighted Average					$46,950,000	5.7%	$43,133,237	100.0%			1.59	x	10.9%	68.5%	62.9%	26	84
(1)   The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)   Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-3 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Characteristics of the Mortgage Pool

F. Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	65	$216,367,193	26.1%	67.4%	59.6%	1.58	x	9.6%	9.1%	4.407%
Single Tenant	54	132,888,368	16.0	67.1	61.4	1.53		8.8	8.6	4.468
Anchored	6	59,900,000	7.2	68.5	58.2	1.71		11.3	10.2	4.228
Unanchored	4	20,678,825	2.5	65.3	52.5	1.50		10.0	9.4	4.548
Shadow Anchored	1	2,900,000	0.3	71.6	57.5	1.65		11.0	9.8	4.300
Office	8	210,410,000	25.4	61.7	58.1	1.76		9.3	8.7	4.286
CBD	4	121,700,000	14.7	56.0	53.4	1.94		9.0	8.4	3.999
Suburban	3	77,400,000	9.3	70.2	64.6	1.48		9.8	9.0	4.656
Single Tenant	1	11,310,000	1.4	65.0	65.0	1.77		9.6	8.7	4.857
Hospitality	14	159,854,453	19.3	67.9	54.8	1.71		12.6	10.9	4.567
Limited Service	10	90,568,563	10.9	67.9	53.6	1.74		12.4	11.1	4.543
Full Service	3	55,275,890	6.7	66.9	53.9	1.67		13.1	10.9	4.572
Extended Stay	1	14,010,000	1.7	71.8	65.3	1.64		11.6	10.2	4.696
Multifamily	7	84,382,192	10.2	68.8	61.5	1.48		9.6	8.8	4.330
Garden	7	84,382,192	10.2	68.8	61.5	1.48		9.6	8.8	4.330
Industrial	17	69,282,871	8.4	67.9	62.2	1.58		9.7	8.8	4.485
Warehouse	6	32,319,576	3.9	68.2	65.7	1.66		9.3	8.5	4.577
Flex	6	23,613,295	2.8	64.2	58.2	1.53		9.4	8.8	4.010
Manufacturing	5	13,350,000	1.6	73.6	60.7	1.46		11.2	9.5	5.104
Mixed Use	4	54,450,000	6.6	73.4	64.3	1.28		8.4	7.7	4.473
Office/Retail	1	33,000,000	4.0	76.0	66.3	1.21		7.6	7.2	4.350
Retail/Office	2	16,250,000	2.0	69.2	62.4	1.42		9.8	8.7	4.662
Office/Industrial	1	5,200,000	0.6	70.3	57.1	1.28		8.7	7.9	4.665
Self Storage	4	22,207,000	2.7	62.8	57.9	1.95		9.6	9.4	4.147
Self Storage	4	22,207,000	2.7	62.8	57.9	1.95		9.6	9.4	4.147
Manufactured Housing Community	1	9,483,891	1.1	68.6	54.2	1.58		9.0	8.9	3.840
Manufactured Housing Community	1	9,483,891	1.1	68.6	54.2	1.58		9.0	8.9	3.840
Other	2	3,186,717	0.4	59.8	59.8	2.11		9.2	9.0	4.217
Leased Fee	2	3,186,717	0.4	59.8	59.8	2.11		9.2	9.0	4.217
Total/Weighted Average	122	$829,624,317	100.0%	66.5%	58.9%	1.63	x	10.0%	9.2%	4.396%
(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to the 3 Columbus Circle mortgage loan, the Walgreens Portfolio mortgage loan and the Bella Luna / San Lucas mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property) that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Characteristics of the Mortgage Pool

G.      Geographic Distribution(1)(2)

Location(3)	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
New York	5	$135,050,000	16.3%	57.3%	51.3%	1.99	x	10.1%	9.1%	3.923%
California	9	116,225,426	14.0	69.7	61.6	1.59		9.9	9.1	4.400
Southern	5	64,548,612	7.8	68.5	61.7	1.66		10.1	9.3	4.461
Northern	4	51,676,814	6.2	71.2	61.4	1.51		9.7	8.9	4.324
Texas	9	68,287,893	8.2	66.5	57.2	1.61		10.7	9.6	4.308
Florida	8	56,355,501	6.8	66.4	55.3	1.68		11.4	10.3	4.420
Colorado	4	54,983,891	6.6	65.9	57.8	1.40		9.0	8.5	4.487
Virginia	2	52,700,000	6.4	67.1	62.2	1.50		9.9	9.2	4.760
Other(4)	85	346,021,607	41.7	69.0	61.6	1.56		9.8	9.1	4.523
Total/Weighted Average	122	$829,624,317	100.0%	66.5%	58.9%	1.63	x	10.0%	9.2%	4.396%
(1)	The Mortgaged Properties are located in 31 states.
(2)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to the 3 Columbus Circle mortgage loan, the Walgreens Portfolio mortgage loan and the Bella Luna / San Lucas mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(3)
For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(4)	Includes 25 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Characteristics of the Mortgage Pool

H.   Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
637,000 - 1,000,000	4	$2,977,000	0.4%
1,000,001 - 2,000,000	1	1,567,000	0.2
2,000,001 - 3,000,000	5	13,471,221	1.6
3,000,001 - 4,000,000	4	14,080,000	1.7
4,000,001 - 5,000,000	4	19,303,749	2.3
5,000,001 - 6,000,000	6	32,354,218	3.9
6,000,001 - 7,000,000	4	26,164,607	3.2
7,000,001 - 8,000,000	5	38,110,890	4.6
8,000,001 - 9,000,000	4	34,594,814	4.2
9,000,001 - 10,000,000	4	38,518,625	4.6
10,000,001 - 15,000,000	12	145,010,000	17.5
15,000,001 - 20,000,000	6	101,122,192	12.2
20,000,001 - 30,000,000	3	83,150,000	10.0
30,000,001 - 50,000,000	4	140,200,000	16.9
50,000,001 - 70,000,000	1	64,000,000	7.7
70,000,001 – 75,000,000	1	75,000,000	9.0
Total:	68	$829,624,317	100.0%
Average:	$12,200,358

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.21 - 1.30	2	$46,550,000	5.6%
1.31 - 1.40	2	69,200,000	8.3
1.41 - 1.50	8	88,223,953	10.6
1.51 - 1.60	10	115,873,891	14.0
1.61 - 1.70	10	113,557,170	13.7
1.71 - 1.80	14	79,631,221	9.6
1.81 - 1.90	6	77,835,890	9.4
1.91 - 2.00	3	20,215,000	2.4
2.01 - 2.25	9	109,287,192	13.2
2.26 - 3.50	3	104,250,000	12.6
3.51 – 3.82	1	5,000,000	0.6
Total:	68	$829,624,317	100.0%
Weighted Average:	1.77x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.21 - 1.30	5	$76,000,000	9.2%
1.31 - 1.40	5	148,784,734	17.9
1.41 - 1.50	15	125,062,575	15.1
1.51 - 1.60	10	123,610,705	14.9
1.61 - 1.70	13	143,805,890	17.3
1.71 - 1.80	10	56,386,221	6.8
1.81 - 1.90	3	18,637,000	2.2
1.91 - 2.00	1	10,000,000	1.2
2.01 - 2.25	4	47,337,192	5.7
2.26 – 3.00	1	75,000,000	9.0
3.01 - 3.27	1	5,000,000	0.6
Total:	68	$829,624,317	100.0%
Weighted Average:	1.63x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Refinance	40	$487,205,317	58.7%
Acquisition	27	326,449,000	39.3
Various	1	15,970,000	1.9
Total:	68	$829,624,317	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
3.610 - 3.750	1	$75,000,000	9.0%
3.751 - 4.000	3	29,916,082	3.6
4.001 - 4.250	14	152,121,221	18.3
4.251 - 4.500	19	267,507,000	32.2
4.501 - 4.750	16	169,162,905	20.4
4.751 - 5.000	9	109,484,218	13.2
5.001 - 5.250	2	16,607,000	2.0
5.251 - 5.500	1	7,485,890	0.9
5.501 - 5.516	3	2,340,000	0.3
Total:	68	$829,624,317	100.0%
Weighted Average:	4.396%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
7.5 - 8.0	2	$46,550,000	5.6%
8.1 - 9.0	13	251,828,625	30.4
9.1 - 10.0	18	207,217,000	25.0
10.1 - 11.0	17	102,048,860	12.3
11.1 - 12.0	7	108,443,749	13.1
12.1 - 13.0	5	57,150,192	6.9
13.1 - 14.0	4	24,785,890	3.0
14.1 - 20.0	1	26,600,000	3.2
20.1 - 21.5	1	5,000,000	0.6
Total:	68	$829,624,317	100.0%
Weighted Average:	10.0%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
7.2 - 8.0	4	$66,750,000	8.0%
8.1 - 9.0	24	402,978,625	48.6
9.1 - 10.0	25	171,685,860	20.7
10.1 - 11.0	6	95,141,749	11.5
11.1 - 12.0	5	70,768,082	8.5
12.1 - 18.0	3	17,300,000	2.1
18.1 - 18.5	1	5,000,000	0.6
Total:	68	$829,624,317	100.0%
Weighted Average:	9.2%

(1)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to value ratio, debt  service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group.  On an  individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.  With respect to the 3 Columbus Circle mortgage loan, the Walgreens Portfolio mortgage loan and the Bells Luna /  San Lucas mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu  companion loan(s) (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus. Prepayment provisions for each mortgage loan reflects  the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
Range of Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
60	3	$33,432,192	4.0%
61 - 84	4	96,700,000	11.7
85 - 120	55	630,892,125	76.0
121	6	68,600,000	8.3
Total:	68	$829,624,317	100.0%
Weighted Average:	112 months

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
57 - 60	3	$33,432,192	4.0%
61 - 84	4	96,700,000	11.7
85 - 120	55	630,892,125	76.0
121	6	68,600,000	8.3
Total:	68	$829,624,317	100.0%
Weighted Average:	112 months

ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-Only	13	$153,147,000	18.5%
240	1	6,200,000	0.7
241 - 300	7	58,098,858	7.0
301 - 360	47	612,178,459	73.8
Total:	68	$829,624,317	100.0%
Weighted Average(3):	353 months
(2)
The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)		Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-Only	13	$153,147,000	18.5%
240	1	6,200,000	0.7
241 - 300	7	58,098,858	7.0
301 - 360	47	612,178,459	73.8
Total:	68	$829,624,317	100.0%
Weighted Average(5):	353 months
(4)
The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)		Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Hard	34	$553,377,438	66.7%
Springing	24	187,173,796	22.6
Soft	6	69,682,192	8.4
None	4	19,390,891	2.3
Total:	68	$829,624,317	100.0%

PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Lockout/Defeasance/Open	48	$659,513,426	79.5%
Lockout/GTR YM or 1%/Open	8	104,100,891	12.5
YM/Defeasance or YM/Open	9	46,242,000	5.6
Lockout/Defeasance or GTR YM or 1%/Open	2	11,500,000	1.4
GTR YM or 1%/Defeasance or GTR YM or 1%/Open	1	8,268,000	1.0
Total:	68	$829,624,317	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
43.5 - 45.0	1	$5,000,000	0.6%
45.1 - 55.0	1	75,000,000	9.0
55.1 - 60.0	8	57,539,303	6.9
60.1 - 65.0	11	105,565,825	12.7
65.1 - 70.0	24	306,697,640	37.0
70.1 - 75.0	22	246,821,548	29.8
75.1 - 76.0	1	33,000,000	4.0
Total:	68	$829,624,317	100.0%
Weighted Average:	66.5%

BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
39.4 - 40.0	1	$5,000,000	0.6%
40.1 - 45.0	3	16,235,890	2.0
45.1 - 50.0	7	123,455,439	14.9
50.1 - 55.0	8	71,646,439	8.6
55.1 - 60.0	20	213,399,814	25.7
60.1 - 65.0	18	251,381,734	30.3
65.1 - 70.0	11	148,505,000	17.9
Total:	68	$829,624,317	100.0%
Weighted Average:	58.9%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-only, Amortizing
Balloon	29	$434,840,000	52.4%
Amortizing Balloon	25	206,437,317	24.9
Interest-only, Balloon	3	89,955,000	10.8
Interest-only, ARD	10	63,192,000	7.6
Interest-only, Amortizing
ARD	1	35,200,000	4.2
Total:	68	$829,624,317	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1	3	$26,900,000	3.2%
12 - 24	8	84,590,000	10.2
25 - 36	9	168,700,000	20.3
37 - 48	3	34,100,000	4.1
49 - 61	7	155,750,000	18.8
Total:	30	$470,040,000	56.7%
Weighted Average:	39 months

SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
0	45	$588,667,000	71.0%
1	17	119,424,562	14.4
2	2	23,576,814	2.8
3	4	97,955,941	11.8
Total:	68	$829,624,317	100.0%
Weighted Average:	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Certain Terms and Conditions

V.           Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, X-B, X-E, X-F and X-G Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, B, C and PEX Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”). If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date. Interest entitlements on the Class E and D Certificates and the Class C and B regular interests, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class E and D Certificates and the Class C, B and A-S regular interests, then to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-5FX regular interest (with any losses on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-5FX regular interest allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B and C regular interests and the Class D and E Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date. For a discussion on the allocation of amounts distributable in respect of the Class A-S, B and C regular interests, see “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” below.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates and Class A-5FX regular interest: To interest on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates and the Class A-5FX regular interest, pro rata, according to their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-5FX regular interest: To principal on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, on a pro rata basis, to principal on the Class A-5 Certificates and the Class A-5FX regular interest until their respective Certificate Principal Balances are reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Certain Terms and Conditions

if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-5FX regular interest remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-5FX regular interest: To reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.   Class A-S regular interest: To make distributions on the Class A-S regular interest as follows: (a) first, to interest on Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.   Class B regular interest: To make distributions on the Class B regular interest as follows: (a) first, to interest on Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX and A-S regular interests), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.   Class C regular interest: To make distributions on the Class C regular interest as follows: (a) first, to interest on Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX, A-S and B regular interests), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.   Class D Certificates: To make distributions on the Class D Certificates as follows: (a) first, to interest on Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX, A-S, B and C regular interests), to principal on the Class D Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

8.   After the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, the Class A-5FX, A-S, B and C regular interests and the Class D Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class E, F and G Certificates sequentially in that order in a manner analogous to the Class D Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Certain Terms and Conditions

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $27,999,000, $50,815,000 and $51,851,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S, Class PEX Component B and Class PEX Component C” (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable. In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:
If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the Certificate Administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Certain Terms and Conditions

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-5, A-SB and D Certificates and Class A-5FX, A-S, B and C regular interests, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus) for such class or regular interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class or regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-5FX and A-5FL Certificates and the Exchangeable Certificates) and the Class A-5FX, A-S, B and C regular interests for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-5, A-SB Certificates and Class A-5FX and A-S regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-5FX and A-5FL Certificates and the Exchangeable Certificates) and the Class A-5FX, A-S, B and C regular interests for that distribution date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4, A-5, A-SB Certificates and Class A-5FX and A-S regular interests as described above, and (3) to the Class X-B Certificates, any remaining such yield maintenance charge or prepayment premium not distributed as described above. No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-E, X-F, X-G, E, F, G, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus. See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D, E, F and G Certificates, and the Class A-5FX, A-S, B and C regular interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date. Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to the Class C regular interest; sixth, to the Class B regular interest; seventh, to the Class A-S regular interest; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest based on their outstanding Certificate Principal Balances. Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on the Class E and D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class E and D Certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest (with any write-offs on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order. Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-5FX or A-S regular interest as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B and C regular interests and the Class D Certificates as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-E Certificates will be reduced by the amount of all losses that are allocated to the Class E Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of its Certificate Principal Balance.

Debt Service Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Certain Terms and Conditions

but not its related pari passu companion loans), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates and the Class A-5FX regular interest would be affected on a pari passu basis).

Servicing Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. Prior to the securitization of the 3 Columbus Circle controlling pari passu companion loan, the master servicer under the COMM 2015-CCRE22 securitization is expected to have the primary obligation to make any servicing advances with respect to the 3 Columbus Circle loan combination. After the securitization of the 3 Columbus Circle controlling pari passu companion loan, the master servicer under that securitization will have the primary obligation to make any servicing advances with respect to the 3 Columbus Circle loan combination. The master servicer under the WFCM 2015-LC20 securitization will have the primary obligation to make any servicing advances with respect to the Walgreens Portfolio loan combination, the One Monument Place loan combination and the Bella Luna / San Lucas loan combination.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to the One Monument Place loan combination, any Appraisal Reduction Amount will be allocated first to the subordinate companion loan and then to the One Monument Place mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-5, A-SB, PEX and D Certificates and the Class A-5FX, A-S, B and C regular interests have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of: (a) during a “subordinate control period”, the most subordinate class among the Class F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Certain Terms and Conditions

period”, the most subordinate class among the Class F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:
The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods. A “subordinate control period” will exist as long as the Class F Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer (other than with respect to the 3 Columbus Circle loan combination and the One Monument Place loan combination). It will be a condition to such appointment that DBRS, Moody’s and Morningstar confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist as long as the Class F Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions. A “senior consultation period” will exist as long as either (i) the Class F certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the Walgreens Portfolio loan combination and the Bella Luna / San Lucas loan combination, the rights of the subordinate class representative described above will be subject to the consultation rights of the holder of a related pari passu companion loan described under “Loan Combinations” below. With respect to the One Monument Place loan combination, the subordinate class representative will have such rights as described below.

Notwithstanding any contrary description set forth above, with respect to the Walgreens Portfolio mortgage loan and the Bella Luna / San Lucas mortgage loan, (a) each holder of a pari passu companion loan in the related loan combination (including any subordinate class representative or special servicer under any securitization of such pari passu companion loan) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFCM 2015-LC20 pooling and servicing agreement will not limit the consultation rights of the holders of the related pari passu companion loans.

Also, notwithstanding any contrary description set forth above, with respect to the 3 Columbus Circle mortgage loan, in general the related loan combination will be serviced (i) prior to the securitization of the related controlling pari passu companion loan, under the COMM 2015-CCRE22 pooling and servicing agreement, and (ii) after the securitization of the related controlling pari passu companion loan, under the pooling and servicing agreement related to that securitization,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Certain Terms and Conditions

each of which pooling and servicing agreement grants, or is expected to grant, to the related subordinate class representative control rights that include the right to approve or disapprove various material servicing actions involving the related loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the 3 Columbus Circle loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative under the COMM 2015-CCRE22 securitization or the securitization of the related controlling pari passu companion loan and any collective consultation period or senior consultation period or similar period under the COMM 2015-CCRE22 securitization or the securitization of the related controlling pari passu companion loan will not limit the consultation rights of the subordinate class representative under this securitization.

Other than with respect to the One Monument Place loan combination, loan combination control rights, in general, also include the right, in certain circumstances, to direct the replacement of the special servicer for the related loan combination only.

With respect to the One Monument Place loan combination, so long as a control appraisal period has not occurred with respect to the related subordinate companion loan, the holder of such subordinate companion loan will have the right to direct the replacement of the special servicer for the One Monument Place loan combination. In addition, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the holder of such subordinate companion loan will generally have the same rights with respect to the One Monument Place loan combination as the subordinate class representative has during the continuance of a subordinate control period with respect to the other mortgage loans in the mortgage pool. After the occurrence and during the continuance of a control appraisal period with respect to the related subordinate companion loan, the holder of such subordinate companion loan will no longer have any such rights with respect to the One Monument Place loan combination and all of those rights will be exercisable by the subordinate class representative for the transaction.

Replacement of Special Servicer by General Vote of Certificateholders:
During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause DBRS, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:
Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans serviced by the Special Servicer will have the right (at its or their expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class F or G Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

With respect to the One Monument Place loan combination, the related co-lender agreement may provide that the holder of the related subordinate companion loan will have the same rights to request a qualified appraisal be obtained by the Special Servicer at the expense of such holder as are described above with respect to the subordinate class representative.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Certain Terms and Conditions

Sale of Defaulted Assets:
There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties. The sale of a defaulted loan (other than the 3 Columbus Circle mortgage loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor and, in the case of the Walgreens Portfolio mortgage loan and the Bella Luna / San Lucas mortgage loan, consultation rights of the holders of the related pari passu companion loans, as described in the Free Writing Prospectus.

In the case of the 3 Columbus Circle mortgage loan, prior to the securitization of the related controlling pari passu companion loan, pursuant to the related intercreditor agreement and the COMM 2015-CCRE22 pooling and servicing agreement, the COMM 2015-CCRE22 special servicer may offer to sell to any person (or may offer to purchase) for cash the related loan combination during such time as the related pari passu companion loan constitutes a defaulted mortgage loan under the COMM 2015-CCRE22 pooling and servicing agreement, and, in connection with any such sale, the COMM 2015-CCRE22 special servicer is required to sell both the applicable mortgage loan and the related pari passu companion loans as a whole loan. After the securitization of the 3 Columbus Circle controlling pari passu companion loan, pursuant to the related intercreditor agreement, the party acting as special servicer with respect to the 3 Columbus Circle loan combination pursuant to the pooling and servicing agreement for the related securitization, may offer to sell to any person (or may offer to purchase) for cash such loan, and, in connection with any such sale, such special servicer is required to sell both the 3 Columbus Circle mortgage loan and the related pari passu companion loans as a whole loan. The subordinate class representative for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:
Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:
The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator. The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer with respect to any mortgage loan serviced by the Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by the Special Servicer. Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense; provided, however, that with respect to the One Monument Place loan combination, the foregoing right will only apply during the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause DBRS, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect. The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX, A-SB, A-S, B, C, PEX, D and E Certificates are retired.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Certain Terms and Conditions

Certain Fee Offsets:
If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified. In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee. Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by the Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC will be the initial majority subordinate certificateholder.

Loan Combinations:
Each of the mortgaged properties identified on Annex A-1 to the Free Writing Prospectus as Walgreens Portfolio, 3 Columbus Circle, One Monument Place and Bella Luna / San Lucas secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan (in the case of Walgreens Portfolio, 3 Columbus Circle and Bella Luna / San Lucas) or subordinate in right of payment with the trust mortgage loan (in the case of One Monument Place). With respect to each group of mortgage loans that we refer to as a “loan combination”, the Walgreens Portfolio loan combination, the One Monument Place loan combination and the Bella Luna / San Lucas loan combination will be principally serviced under the pooling and servicing agreement. It is expected that prior to the securitization of the 3 Columbus Circle controlling pari passu companion loan, the 3 Columbus Circle loan combination will be serviced under the pooling and servicing agreement for the COMM 2015-CCRE22 securitization, and after the securitization of the 3 Columbus Circle controlling pari passu companion loan, the 3 Columbus Circle loan combination will be serviced under the pooling and servicing agreement related to the securitization of such controlling pari passu companion loan.

As of the closing date, the pari passu companion loans in such loan combinations will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Pari Passu Split Loan Structures”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 COLUMBUS CIRCLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 COLUMBUS CIRCLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 COLUMBUS CIRCLE

3 Columbus Circle
3 Columbus Circle
New York, NY 10019
MANHATTAN
Upper West Side
Upper East Side
CENTRAL PARK
Midtown
West Side
East Side
Theatre District
Garment District
Hudson River
Henry Hudson Pkwy.
9A
Lincoln Tunnel
Strawberry Fields
Sheep Meadow
The Mall
East Green
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Central Park South
DeWitt Clinton Park
Passenger Ship Terminal
Intrepid Sea-Air-Space Museum
Ferries
Bryant Park
Madison Square Park
72ND ST/ BROADWAY
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
Loews IMAX Theatre
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. Lincoln Center Campus
John Jay Coll. - Criminal Justice
Time Warner Center
Museum of Arts & Design
St. Lukes Roosevelt Hospital Ctr.
Carnegie Hall
Frick Collection
Asia Society
Hunter College
Temple Emanu-El
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Bergdorf Goodman, Louis Vuitton
Fuller Building
Trump Tower
The Peninsula New York
St. Regis New York
CitiSpire Center
Museum of Modern Art
The Paley Center for Media
666 Fifth Avenue
St. Patrick's Cathedral
Citigroup Center
Radio City Music Hall
ROCKEFELLER CENTER
GE Building
Rockefeller Plaza
Gershwin Theatre
Paramount Plaza
One Worldwide Plaza
Morgan Stanley Building
Imperial Theatre
Shubert Theatre
Majestic Theater
Lyceum Theatre
Viacom Intl.
Paramount Communications
TIMES SQUARE
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
MetLife Building
Grand Central Terminal (Metro North)
Chrysler Building
New York Public Library
Port Authority Bus Terminal
New York Times Building
Metropolitan Opera
Lefcourt Manhattan Bldg.
Republic Bank Tower
Midtown Station Post Office
Fashion Center Bldg.
Garment Centre Capitol
Lefcourt State Bldg.
Fashion Atrium
Bricken Arcade Bldg.
Manhattan Center
Macy's
Herald Square
Empire State Building
The Morgan Library & Museum
One Penn Plaza
General Post Office
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Fashion Institute of Technology
NY Life Insurance Bldg.
Supreme Court Appellate Division
PENN STATION
HERALD SQUARE
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
TIMES SQ.
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
50TH ST
50TH ST/ BROADWAY
49TH ST
ROCKEFELLER CTR.
57TH ST
57TH ST/ 7TH AVE
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
63RD ST/ LEXINGTON
51ST ST/ LEXINGTON
33RD ST/ LEXINGTON
28TH ST/ LEXINGTON
28TH ST/ 7TH AV
28TH ST
72ND ST
Broadway
8th Ave.
7th Ave.
6th Ave.
Ave. of the Americas
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
9th Ave.
10th Ave.
11th Ave.
12th Ave.
W. 72nd St.
W. 71st St.
W. 70th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 31st St.
W. 30th St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
Union City
Chelsea
MANHATTAN
Greenwich Village
Williamsburg
Hoboken
SoHo
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 - 3 Columbus Circle

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$75,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$75,000,000			Location:	New York, NY
% of Initial Pool Balance:	9.0%			Size:	525,807 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$665.64
Borrower Name:	3 Columbus Circle LLC			Year Built/Renovated:	1927/2013
Sponsors:	SL Green Realty Corp.; Joseph Moinian			Title Vesting:	Fee
Mortgage Rate:	3.610%			Property Manager:	Newmark & Company Real Estate, Inc.
Note Date:	March 6, 2015			3rd Most Recent Occupancy (As of)(5):	18.4% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(5):	27.5% (12/31/2012)
Maturity Date:	March 6, 2025			Most Recent Occupancy (As of)(5):	67.1% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of)(6):	82.7% (2/26/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(5):	$7,273,760 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(5):	$19,719,928 (12/31/2013)
Call Protection(2):	L(24),D(89),O(7)			Most Recent NOI (As of)(5):	$25,762,399 (TTM 9/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1)(3):	Yes
Additional Debt Type(1)(3):	Pari Passu
				U/W Revenues:	$46,655,003
				U/W Expenses:	$16,006,943
Escrows and Reserves(4):				U/W NOI(5):	$30,648,061
				U/W NCF(5):	$29,494,350
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1)(7):	2.39x
Taxes	$1,260,386	$420,129	NAP	U/W NCF DSCR(1)(7):	2.30x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.8%
TI/LC Reserve	$4,405,062	$0(4)	$0	U/W NCF Debt Yield(1):	8.4%
Required Repairs	$3,500,000	$0	$0	As-Is Appraised Value(8):	$700,000,000
Rent Concession Reserve	$840,248	$0	NAP	As-Is Appraisal Valuation Date(8):	February 1, 2015
Signage Conversion Reserve	$2,524,836	$0	NAP	Cut-off Date LTV Ratio(1)(8):	50.0%
Signage Rent Reserve	$1,550,000	$0	NAP	LTV Ratio at Maturity or ARD(1)(8):	50.0%

(1)
The 3 Columbus Circle Loan Combination, totaling $350,000,000, is comprised of six pari passu notes (Notes A-1 through A-6). The non-controlling Notes A-3 and A-6 had a combined original balance of $75,000,000, have a combined outstanding principal balance of $75,000,000 as of the Cut-off Date and will be contributed to the WFCM 2015-LC20 Trust. The controlling Note A-1 had an original principal balance of $90,000,000 and is expected to be contributed to a future trust. The non-controlling A-2 and A-5 note had a combined original balance of $100,000,000 and are expected to be contributed to a future trust. The non-controlling Note A-4 had an original principal balance of $85,000,000 and is expected to be contributed to the COMM 2015-CCRE22 Trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 3 Columbus Circle Loan Combination.

(2)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of April 6, 2015. Defeasance of the 3 Columbus Circle Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) March 6, 2018. The assumed lockout period of 24 payments (and assumed defeasance period of 89 payments) is based on the expected WFCM 2015-LC20 Trust closing date in March 2015.

(3)	See “Additional Indebtedness” section.
(4)	See “Escrows” section.
(5)	See “Cash Flow Analysis” section.
(6)
Current Occupancy includes Laura & John Arnold Foundation (9,708 square feet; 1.8% of net rentable area) and PS Broadway (4,533 square feet; 0.9% of net rentable area), which have executed leases but have not taken occupancy. A rent reserve for each lease was collected at closing equivalent to 7 months of rent. Current Occupancy excluding these two tenants is 80.0%.

(7)
U/W NOI DSCR and U/W NCF DSCR are based on the interest only debt service payment. Based on a hypothetical 30-year amortization schedule, the U/W NOI DSCR and U/W NCF DSCR are 1.60x and 1.54x, respectively.

(8)
See “Appraisal” section. The appraiser also concluded to an “as-stabilized” value of $820,000,000 as of February 1, 2018, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 42.7%.

The Mortgage Loan. The mortgage loan (the “3 Columbus Circle Loan Combination”) is evidenced by six pari passu promissory notes (Notes A-1 through A-6) secured by a first mortgage encumbering the fee interest in 20 condominium units that comprise an office building located in New York, New York (the “3 Columbus Circle Property”). The 3 Columbus Circle Loan Combination was co-originated on March 6, 2015 by Wells Fargo Bank, National Association, German American Capital Corporation and Citigroup Global Markets Realty Corp. The 3 Columbus Circle Loan Combination had an original principal balance of $350,000,000, has an outstanding principal balance as of the Cut-off Date of $350,000,000 and accrues interest at an interest rate of 3.610% per annum. The 3

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 COLUMBUS CIRCLE

Columbus Circle Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only through the term of the 3 Columbus Circle Loan Combination. The 3 Columbus Circle Loan Combination matures on March 6, 2025. See “Description of the Mortgage Pool—Additional Indebtedness—Split Loan Structures—The 3 Columbus Circle Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

Notes A-3 and A-6, which will be contributed to the WFCM 2015-LC20 Trust, had an aggregate original principal balance of $75,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000 and collectively represent a non-controlling interest in the 3 Columbus Circle Loan Combination. The controlling Note A-1, which had an original principal balance of $90,000,000, is expected to be contributed to a future trust. The non-controlling Notes A-2 and A-5, which had an aggregate original principal balance of $100,000,000, are each expected to be contributed to a future trust. The non-controlling Note A-4, which had an aggregate original principal balance of $85,000,000, is expected to be contributed to the COMM 2015-CCRE22 Trust. Each of the mortgage loans evidenced by Notes A-1, A-2, A-4 and A-5 are referred to herein as the “3 Columbus Circle Companion Loans”. The lender provides no assurances that any non-securitized pari-passu note will not be split further.

Pari Passu Note Summary

	Original Balance	Cut-off Date Balance	Note Holder(1)	Controlling Piece
Note A-1	$90,000,000	$90,000,000	GACC	Yes
Note A-2	$50,000,000	$50,000,000	CGMRC	No
Note A-3	$45,000,000	$45,000,000	WFB	No
Note A-4	$85,000,000	$85,000,000	COMM 2015-CCRE22(2)	No
Note A-5	$50,000,000	$50,000,000	CGMRC	No
Note A-6	$30,000,000	$30,000,000	WFB	No
Total	$350,000,000	$350,000,000

(1)	GACC – “German American Capital Corporation”; CGMRC – “Citigroup Global Markets Realty Corp.”; and WFB – “Wells Fargo Bank, N.A.”
(2)	Expected to be contributed to the COMM 2015-CCRE22 Trust.

Following the lockout period, the borrower has the right to defease the 3 Columbus Circle Loan Combination in whole, but not in part, on any date before September 6, 2024. In addition, the 3 Columbus Circle Loan Combination is prepayable without penalty on or after September 6, 2024.

Sources and Uses

Sources			Uses
Original loan combination amount	$350,000,000	100.0%	Loan payoff	$228,200,410	65.2%
			Reserves	14,080,532	4.0
			Closing costs	5,438,669	1.6
			Return of equity	102,280,390	29.2
Total Sources	$350,000,000	100.0%	Total Uses	$350,000,000	100.0%

The Property. The 3 Columbus Circle Property consists of units 1 through 20 in a 21-unit condominium (525,807 square feet of 739,609 square feet) and is comprised of the basement through second floor, and ninth through 26th floors of a 26-story class A, office building that was originally constructed in 1927 to serve as the headquarters for General Motors Corporation. The remaining unit in the condominium (the “Y&R Condo”), which is comprised of floors three through eight, consisting of 214,372 square feet, is owner-occupied by Young & Rubicam, Inc. (“Y&R”) and does not serve as collateral for the 3 Columbus Circle Loan Combination.

From 2011 to 2013, the property underwent a large-scale renovation and modernization program including the installation of an entirely new glass curtain wall façade and a new lobby featuring backlit, frosted-glass walls, brushed bronze wall accents and white marble flooring. Other improvements to the building systems included installation of a new cooling tower and HVAC equipment, air conditioning units and mechanical equipment rooms on all floors, as well as upgrades to the building’s fire, sprinkler, elevator and electrical systems. The reported cost of the renovation program was approximately $101.0 million (approximately $136 per square foot based on the total building square footage). The 3 Columbus Circle Property totals 525,807 collateral square feet and is comprised of 446,727 square feet of office space, 75,733 square feet of retail space and 3,347 square feet of other building space. The 3 Columbus Circle Property features 20,660 square feet of below-grade retail space, 25,906 square feet of ground floor retail space and 29,267 square feet of second floor retail space. As of February 26, 2015, the 3 Columbus Circle Property was 82.7% leased (80.0% occupied) and the office space (73.5% of U/W Base Rent) was approximately 88.7% leased (85.5% occupied). Office floor plates at the 3 Columbus Circle Property range from 9,200 square feet to 41,202 square feet with views of Central Park from the upper floors and terraces.

The 3 Columbus Circle Property spans the entire block bounded by Broadway to the east, Eighth Avenue to the west, and West 58th and West 57th Streets to the north and south, respectively. The 3 Columbus Circle Property has approximately 216 feet of frontage along Broadway, 200 feet of frontage along Eighth Avenue, 201 feet of frontage along West 57th Street and 121 feet of frontage along West 58th Street. The 3 Columbus Circle Property is served primarily by the 59th Street/Columbus Circle subway station, located to the northwest, which offers trains on the A, B, C, D and 1 lines, as well as the M20, M57 and M104 bus lines.

Tenants rated investment grade by at least one of Fitch, Moody’s or S&P comprise 47.8% of the net rentable area at the 3 Columbus Circle Property and account for 62.1% of underwritten base rent, with a weighted average remaining lease term of approximately 16.1 years. In connection with the renovation and modernization of the property between 2011 and 2013, the majority of the 3 Columbus Circle Property’s tenant base was turned over, reducing occupancy to 18.4% as of December 2011. Prior to the most

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 COLUMBUS CIRCLE

recent renovations and as a result of the decreased occupancy, the securitized debt (WBCMT 2006-C23) was transferred to special servicing. The prior loan was ultimately paid off with no principal loss to the trust. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”. In 2012, Y&R took occupancy of 124,760 square feet in addition to purchasing the Y&R Condo. During 2013, Emerge212 took occupancy of 57,359 square feet and Y&R expanded into an additional 34,634 square feet. As of February 26, 2015, the 3 Columbus Circle Property was 82.7% leased. Y&R occupies approximately 50.5% of the total building square footage and the 3 Columbus Circle Property represents Y&R’s world headquarters.

Condominium. The 3 Columbus Circle Property is comprised of 21 condominium units: 20 are part of the collateral for the 3 Columbus Circle Loan Combination. The 3 Columbus Circle Loan Combination borrowers have a combined 72.0% voting interest in the master association and the ability to appoint two of the three members to the board of managers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 COLUMBUS CIRCLE

The following table presents certain information relating to the tenancy at the 3 Columbus Circle Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF(2)	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Non-Collateral Condo Tenant
Young & Rubicam, Inc.	BBB+/NR/BBB	214,372	NAP	$1.83	$391,956	1.0%	NAP

Major Tenants - Office
Young & Rubicam, Inc.	BBB+/NR/BBB	159,394	30.3%	$70.31(4)	$11,206,212(4)	29.8%	7/31/2033
Gilder, Gagnon, Howe & Co.	NR/NR/NR	36,076	6.9%	$117.80	$4,249,753	11.3%	1/31/2017
Emerge212(5)	BBB-/Baa3/BB+	57,359	10.9%	$50.00	$2,867,950	7.6%	2/29/2028
Jazz at Lincoln Center	NR/NR/NR	30,653	5.8%	$52.00	$1,593,956	4.2%	4/30/2028
Versace(6)	NR/NR/NR	21,342	4.1%	$70.00	$1,493,940	4.0%	7/31/2025
Total Major Tenants – Office		304,824	58.0%	$70.24	$21,411,811	57.0%

Non-Major Tenants - Office		91,335	17.4%	$67.89	$6,201,116	16.5%

Occupied Total - Office		396,159	75.3%	$69.70	$27,612,927(7)	73.5%

Major Tenants - Retail
CVS	NR/Baa1/BBB+	21,159	4.0%	$190.31(8)	$4,026,672(8)	10.7%	7/31/2028
JPMorgan Chase	A+/A3/A	10,000	1.9%	$386.10(9)	$3,861,000(9)	10.3%	4/30/2021
Bank of America	A/Baa2/A-	3,263	0.6%	$425.59(10)	$1,388,684(10)	3.7%	8/31/2017
Francois Payard Bakery	NR/NR/NR	1,025	0.2%	$267.98	$274,680	0.7%	1/31/2024
Total Major Tenants – Retail		35,447	6.7%	$269.45	$9,551,036	25.4%

Occupied Total - Retail		35,447	6.7%	$269.45	$9,551,036	25.4%

Storage/Telecom/Management/Other		3,033	0.6%	$10.31	$31,285	0.1%

Occupied Collateral Total		434,639	82.7%	$86.48	$37,587,204	100.0%

Vacant Space - Office		50,882(11)	9.7%

Vacant Space - Retail		40,286	7.7%

Collateral Total		525,807	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	All percentages are based on the 3 Columbus Circle Property square footage of 525,807.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2016 totaling $221,039.
(4)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Y&R represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $62.17 per square foot or $9,909,020.
(5)	Emerge212 is an affiliate of SL Green Realty Corp.
(6)	Versace has a rent abatement that runs through July 1, 2015. There is a $497,980 reserve representing the outstanding rent abatement.
(7)	The Annual U/W Base Rent for Occupied Total - Office includes $391,956 attributed to reimbursements on the Y&R Condo space.
(8)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for CVS represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $172.50 per square foot or $3,650,000.
(9)
The Annual U/W Base Rent and Annual U/W Base Rent PSF for JPMorgan Chase represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $357.50 per square foot or $3,575,000.

(10)
The Annual U/W Base Rent and Annual U/W Base Rent PSF for Bank of America represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $408.45 per square foot, or $1,332,761.

(11)	Vacant Space – Office Square footage includes 314 square feet of antenna storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 COLUMBUS CIRCLE

The following table presents certain information relating to the lease rollover schedule at the 3 Columbus Circle Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	6	23,697	4.5%	23,697	4.5%	$1,363,468	$57.54
2016	0	0	0.0%	23,697	4.5%	$0	$0.00
2017	5	46,282	8.8%	69,979	13.3%	$6,187,144	$133.68
2018	2	5,704	1.1%	75,683	14.4%	$418,509	$73.37
2019	3	13,735	2.6%	89,418	17.0%	$1,052,775	$76.65
2020	1	4,533	0.9%	93,951	17.9%	$355,600	$78.45
2021	1	10,000	1.9%	103,951	19.8%	$3,861,000	$386.10
2022	0	0	0.0%	103,951	19.8%	$0	$13,230.00
2023	1	21,226	4.0%	125,177	23.8%	$1,475,550	$69.52
2024	2	6,814	1.3%	131,991	25.1%	$717,539	$105.30
2025	2	31,050	5.9%	163,041	31.0%	$2,037,588	$65.62
Thereafter	4	268,565	51.1%	431,606	82.1%	$20,086,746	$74.79
Other	7	3,033	0.6%	434,639	82.7%	$31,285	$10.31
Vacant	0	91,168	17.3%	525,807	100.0%	$0	$0.00
Total/Weighted Average	34	525,807	100.0%			$37,587,204	$86.48

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 3 Columbus Circle Property:

Historical Occupancy

12/31/2011(1)(2)	12/31/2012(1)(2)	12/31/2013(1)(2)	2/26/2015(2)(3)(4)
18.4%	27.5%	67.1%	82.7%

(1)	Information obtained from the borrower.
(2)	See “Cash Flow Analysis” section.
(3)	Information obtained from the underwritten rent roll.
(4)	As of February 26, 2015, the 3 Columbus Circle Property was 82.7% leased and 80.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 COLUMBUS CIRCLE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 3 Columbus Circle Property:

Cash Flow Analysis

	2011(1)	2012(1)	2013(1)	TTM 9/30/2014(2)	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$11,536,109	$15,615,474	$28,024,937	$31,630,515	$37,587,203(3)	80.6%	$71.48
Grossed Up Vacant Space	0	0	0	0	8,068,725	17.3	15.35
Total Reimbursables	760,947	1,154,092	3,626,553	7,662,119	7,494,723	16.1	14.25
Other Income	1,568,146	1,739,456	1,607,205	1,810,923	1,573,077(4)	3.4	2.99
Less Vacancy & Credit Loss	(259,017)	(61,698)	(99,510)	(118,581)	(8,068,725)(5)	(17.3)	(15.35)
Effective Gross Income	$13,606,185	$18,447,324	$33,159,185	$40,984,976	$46,655,003	100.0%	$88.73

Total Operating Expenses	$10,753,888	$11,173,564	$13,439,257	$15,222,578	$16,006,943(6)	34.3%	$30.44

Net Operating Income	$2,852,297	$7,273,760	$19,719,928	$25,762,399	$30,648,061	65.7%	$58.29

TI/LC	0	0	0	0	1,022,259	2.2	1.94
Capital Expenditures	0	0	0	0	131,452	0.3	0.25
Net Cash Flow	$2,852,297	$7,273,760	$19,719,928	$25,762,399	$29,494,350	63.2%	$56.09

NOI DSCR(7)	0.22x	0.57x	1.54x	2.01x	2.39x
NCF DSCR(7)	0.22x	0.57x	1.54x	2.01x	2.30x
NOI DY(7)	0.8%	2.1%	5.6%	7.4%	8.8%
NCF DY(7)	0.8%	2.1%	5.6%	7.4%	8.4%

(1)
From 2011 to 2013, the 3 Columbus Circle Property underwent an extensive repositioning, during which time the majority of the rent roll was turned over, including a capital improvement program that consisted of building-wide improvements totaling $82.5 million and suite-specific improvements totaling $18.5 million.

(2)
The increase in U/W Net Operating Income over TTM 9/30/2014 Net Operating Income is due in part to approximately $2.2 million in U/W straight-line rents for investment grade tenants and underwritten step rents through February 2016, as well as new leases dating back to the third quarter of 2014 which contributed $3.1 million in U/W Base Rent.

(3)	U/W Base Rent includes $2,196,843 of contractual rent increases through February 2, 2016 and straight line average rent increases for investment-grade rated tenants through the lease expiration date.
(4)
The exterior signage agreement with Clear Channel expires in April 2015. The sponsor plans on replacing the existing signage with light emitting diode technology to capture significant upside in rent. The appraiser estimated an annual market rent of $5,000,000 for the exterior signage. See “Escrows” section. The current in-place signage rent of $1,550,000 was underwritten.

(5)	The underwritten economic vacancy is 17.7%. The 3 Columbus Circle Property was 82.7% leased (and 80.0% physically occupied) as of February 26, 2015.
(6)
The 3 Columbus Circle Property benefits from an Industrial and Commercial Incentive Program (“ICIP”), which results in a reduced property tax expense. The estimated unabated property tax expense for the 2015/2016 assessment year was $7,876,512. The ICIP expires in 2021 and is currently being phased out. The U/W property tax expense of $7,660,190 is based on the unabated tax expense for the 2015 calendar year, less the average benefit of the abatement over the 3 Columbus Circle Loan Combination term.

(7)	DSCRs and debt yields are based on the 3 Columbus Circle Loan Combination. The NOI and NCF DSCRs based on a hypothetical 30-year amortization are 1.60x and 1.54x, respectively.

Appraisal. As of the appraisal valuation date of February 1, 2015, the 3 Columbus Circle Property had an “as-is” appraised value of $700,000,000. The appraiser also concluded to an “as-stabilized” value of $820,000,000 as of February 1, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated February 9, 2015, there was no evidence of any recognized environmental conditions at the 3 Columbus Circle Property.

Market Overview and Competition. The 3 Columbus Circle Property is located just south of Columbus Circle on Broadway between West 57th Street and West 58th Street in New York’s Midtown West office market within the Westside office submarket. According to the appraisal, as of the third quarter 2014, the Midtown West class A office inventory was comprised of approximately 37.7 million square feet of office space with a vacancy rate of 10.7%. Specifically, class A office inventory within the Westside submarket was comprised of approximately 23.8 million square feet of office space with a vacancy rate of 11.1%. As of third quarter 2014, class A Midtown West office rents were $77.05 per square foot gross, with class A Westside office submarket rental rates of $79.66 per square foot gross. The appraiser analyzed a set of seven directly competitive properties within the immediate competitive area of the 3 Columbus Circle Property and concluded an office market rental range of $67.80 to $95.91 per square foot gross (with expenses reimbursed by tenants over a base-year stop). Underwritten weighted average office rents at the 3 Columbus Circle Property are currently $69.70 per square foot gross, slightly below the appraisal’s concluded office market rent for the 3 Columbus Circle Property of $73.77 per square foot gross. The chart below summarizes the comparable properties as determined by the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 COLUMBUS CIRCLE

The following table presents certain information relating to comparable properties to the 3 Columbus Circle Property:

Competitive Set(1)

	3 Columbus Circle (Subject)	40 West 57th Street	1740 Broadway	810 Seventh Avenue	888 Seventh Avenue	1350 Avenue of the Americas	1370 Avenue of the Americas	1755 Broadway
Location	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Distance from Subject	--	0.4 miles	0.1 miles	0.3 miles	0.2 miles	0.4 miles	0.4 miles	<0.1 miles
Property Type	Office	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1927/2013	1972/2002	1950/NAV	1970/NAV	1970/2008	1966/NAV	1971/2002	1987/NAV
Stories(2)	26	34	25	41	46	35	35	43
Office NRA(2)	447,041 SF	712,000 SF	412,704 SF	748,023 SF	841,000 SF	424,000	339,000 SF	214,425 SF
Occupancy(3)	89%	93%	100%	86%	88%	94%	90%	100%

(1)	Information obtained from the appraisal and a third party market research report.
(2)	The 3 Columbus Circle Property is comprised of the basement through second floor, and ninth through 26th floors of a 26-story building.
(3)	Based on only the office square footage.

The Borrower. The borrower is 3 Columbus Circle LLC, a single purpose entity whose managing member has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 3 Columbus Circle Loan Combination. SL Green Realty Corp. (“SLG”) and Joseph Moinian are the guarantors of certain nonrecourse carveouts under the 3 Columbus Circle Loan Combination.

The Sponsors. The sponsors of the 3 Columbus Circle Loan Combination are SLG and Joseph Moinian. SLG is a fully integrated, publicly traded real estate investment trust that is focused primarily on the acquisition and management of Manhattan commercial properties. As of December 31, 2014, SLG held interests in 101 Manhattan buildings totaling 42.4 million square feet of space. In addition to its Manhattan investments, SLG holds ownership interests in 36 buildings totaling 5.9 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey. Joseph Moinian is the founder and CEO of The Moinian Group. Founded in 1982, The Moinian Group is a New York City-based developer, investor and long-term owner of prime real estate. The Moinian Group owns in excess of 20 million square feet of residential, hotel, commercial and retail properties across major cities including New York, Chicago, Dallas and Los Angeles. Joseph Moinian has been involved in prior loan defaults, modifications and foreclosures. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $1,260,386 for real estate taxes, $4,405,062 for outstanding tenant improvements and leasing commissions ($2,635,241 for Y&R, $1,668,940 for Versace and $100,881 for PS Broadway), $3,500,000 for required repairs (mainly sidewalk vault replacement and reconstruction), $840,248 for rent concessions ($497,980 for Versace, $226,520 for Laura & John Arnold, $59,267 for PS Broadway, $36,905 for Benvolio and $19,576 for Lagoda), $2,524,836 for signage conversion from the existing static rooftop signage into an light emitting diode sign and $1,550,000, equal to one year of current signage rent. The loan documents require monthly deposits of $420,129 for real estate taxes. The loan documents do not require monthly escrows for insurance provided the insurance required to be maintained by the borrower is provided pursuant to one or more blanket insurance policies approved by the lender. The loan documents do not require monthly escrows for tenant improvements and leasing commissions, however, the following items shall be held in a lender-controlled account: (a) any sum paid to the borrower in connection with a lease modification and (b) any lease termination or buy-out fees.

Lockbox and Cash Management. The 3 Columbus Circle Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within ten business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are distributed to the borrower. During a Cash Trap Event Period, all funds are swept on a daily basis to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

In addition, the borrower has the right to cure a Cash Trap Event Period caused solely in connection with clause (ii) by posting cash or a letter of credit in an amount, which, if applied to reduce the outstanding principal balance of the 3 Columbus Circle Loan Combination, would result in an amortizing debt service coverage ratio of at least 1.10x.

Property Management. The 3 Columbus Circle Property is managed by Newmark & Company Real Estate, Inc.

Assumption. The borrower has the right to transfer the 3 Columbus Circle Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) either the transferee is a qualified transferee as described in the loan documents or the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates and similar confirmations from each rating agency rating any securities backed by any 3 Columbus Circle Companion Loans with respect to the ratings of such securities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 COLUMBUS CIRCLE

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Additional Indebtedness. SLG and certain affiliates are permitted to pledge their indirect ownership of the borrower subject to certain conditions, including: (i) the credit facility must be secured by a substantial portion of SLG’s or such affiliate’s assets; (ii) no such corporate loan shall be secured by a pledge from a party whose sole asset is its ownership interest in the borrower or 3 Columbus Circle Property; and (iii) no event of default has occurred or is continuing. See “Description of the Mortgage Pool-Subordinate and/or Other Financing” in the Free Writing Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 3 Columbus Circle Property, provided however, that the borrower will not be required to spend more than 200% of the cost of property coverage and business interruption coverage in the event the Terrorism Risk Insurance Act or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALGREENS PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALGREENS PORTFOLIO

CANADA
MANITOBA
Winnipeg
QUEBEC
NEW BRUNSWICK
Québec
Montreal
Ottawa
ONTARIO
Lake Superior
ME
ND
MN
SD
WI
Minneapolis
St. Paul
Sioux Falls
Lake Michigan
Lake Huron
Toronto
L. Ontario
VT
NH
Boston
MA
NY
Buffalo
MI
RI
CT
Milwaukee
Detroit
Lake Erie
New York
IA
Chicago
Michigan City
Cleveland
PA
Philadelphia
NE
Omaha
Des Moines
Pittsburgh
NJ
OH
MD
Baltimore
Indianapolis
DE
Columbus
IL
Washington DC
Kansas City
St. Louis
IN
Cincinnati
WV
KS
MO
Louisville
Norfolk
VA
Wichita
Evansville
KY
Raleigh
Knoxville
Nashville
NC
Charlotte
Tulsa
TN
OK
Memphis
Oklahoma City
Decatur
SC
Atlanta
Atlantic Ocean
AR
GA
Charleston
Birmingham
MS
Fort Worth
Dallas
AL
Enterprise
Jacksonville
LA
Baton Rouge
Austin
TX
New Orleans
Orlando
Houston
Tampa
San Antonio
Gulf of Mexico
FL
Miami
BAHAMAS
CUBA
0
100
200
Miles

Walgreens Portfolio

#	Property	Location
1	Walgreens - River Falls	River Falls, WI
2	Walgreens - Forrest City	Forrest City, AR
3	Walgreens - Saint Louis (Lusher)	St. Louis, MO
4	Walgreens - Saint Louis (Lemay)	St. Louis, MO
5	Walgreens - Saint Charles	St. Charles, MO
6	Walgreens - Toledo	Toledo, OH
7	Walgreens - Birmingham	Birmingham, AL
8	Walgreens - La Vista	Ralston, NE
9	Walgreens - Olathe	Olathe, KS
10	Walgreens - Arkadelphia	Arkadelphia, AR
11	Walgreens - Cincinnati	Cincinnati, OH
12	Walgreens - Franklin	Franklin, TN
13	Walgreens - Malvern	Malvern, AR
14	Walgreens - Bartlett (5950)	Bartlett, TN
15	Walgreens - Bartlett (6697)	Bartlett, TN
16	Walgreens - Mount Washington	Mount Washington, KY
17	Walgreens - Florence	Florence, KY
18	Walgreens - Little Rock	Little Rock, AR
19	Walgreens - Evansville	Evansville, IN
20	Walgreens - Oklahoma City	Oklahoma City, OK
21	Walgreens - Hobart	Hobart, IN
22	Walgreens - Memphis	Memphis, TN
23	Walgreens - Oakland	Oakland, TN
24	Walgreens - Knoxville	Knoxville, TN
25	Walgreens - Decatur	Decatur, AL
26	Walgreens - Sioux Falls	Sioux Falls, SD
27	Walgreens - Enterprise	Enterprise, AL
28	Walgreens - Tulsa	Tulsa, OK
29	Walgreens - Michigan City	Michigan City, IN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Walgreens Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/ Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$64,000,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance(1):	$64,000,000			Location:	Various – See Table
% of Initial Pool Balance:	7.7%			Size:	427,800 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF(1):	$278.32
Borrower Name:	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Cole Operating Partnership IV, LP			Title Vesting:	Fee
Mortgage Rate:	4.450%			Property Manager:	CREI Advisors, LLC
Note Date:	November 26, 2014			3rd Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(4):	NAV
Maturity Date:	December 6, 2024			Most Recent Occupancy(4):	NAV
IO Period:	60 months			Current Occupancy (As of):	100.0% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(4):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(4):	NAV
Call Protection(2):	L(27),D(90),O(3)			Most Recent NOI(4):	NAV
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$10,072,543
				U/W Expenses:	$201,451
				U/W NOI:	$9,871,092
				U/W NCF:	$9,781,797
				U/W NOI DSCR(1):	1.37x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.36x
				U/W NOI Debt Yield(1):	8.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	8.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$174,040,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(5):	Various
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(1):	68.4%
Replacement Reserves	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	62.6%

(1)
The Walgreens Portfolio Loan Combination, totaling $119,065,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3). The controlling Note A-1 had an original principal balance of $64,000,000, an outstanding principal balance as of the Cut-off Date of $64,000,000, and will be contributed to the WFCM 2015-LC20 Trust. The non-controlling Note A-2 had an original principal balance of $39,065,000, has an outstanding principal balance of $39,065,000 as of the Cut-off Date, and was contributed to the COMM 2015-LC19 Trust. The non-controlling Note A-3 had an original principal balance of $16,000,000, has an outstanding principal balance as of the Cut-off Date of $16,000,000 and is expected to be contributed to a future transaction. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Walgreens Portfolio Loan Combination.

(2)
The lockout period will be at least 24 payment dates beginning with and including the payment date of April 6, 2015. Defeasance of the Walgreens Portfolio Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) December 6, 2018. The assumed lockout period of 24 payments (and assumed defeasance period of 90 payments) is based on the expected WFCM 2015-LC20 Trust closing date in March 2015

(3)	See “Escrows” section.
(4)
Historical financial statements and occupancy percentages are not available, as the sponsor acquired the Walgreens Portfolio Properties as part of a sale-leaseback transaction at origination of the Walgreens Portfolio Mortgage Loan.

(5)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan (the “Walgreens Portfolio Mortgage Loan”) is part of a loan combination (the “Walgreens Portfolio Loan Combination”) evidenced by three pari passu notes (Notes A-1, A-2 and A-3) secured by first mortgages encumbering 29 single-tenant retail properties located in 12 states (the “Walgreens Portfolio Properties”). The Walgreens Portfolio Loan Combination was originated on November 26, 2014 by Ladder Capital Finance LLC. The Walgreens Portfolio Loan Combination had an original principal balance of $119,065,000, has an outstanding principal balance as of the Cut-off Date of $119,065,000 and accrues interest at an interest rate of 4.450% per annum. The Walgreens Portfolio Loan Combination had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date, and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Walgreens Portfolio Loan Combination matures on December 6, 2024. See “Description of the Mortgage Pool—Split Loan Structures—The Walgreens Portfolio Loan Combination” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALGREENS PORTFOLIO

The Walgreens Portfolio Mortgage Loan is comprised of Note A-1, which represents the controlling interest in the Walgreens Portfolio Loan Combination, will be contributed to the WFCM 2015-LC20 Trust, had an original principal balance of $64,000,000 and has an outstanding principal balance as of the Cut-off Date of $64,000,000. Note A-2 had an original principal balance of $39,065,000, has an outstanding principal balance of $39,065,000 as of the Cut-off Date, was contributed to the COMM 2015-LC19 Trust and represents a non-controlling interest in the Walgreens Portfolio Loan Combination. Note A-3, also representing a non-controlling interest, had an original principal balance of $16,000,000 and has an outstanding principal balance as of the Cut-off Date of $16,000,000 and is expected to be contributed to a future transaction (Note A-2 and Note A-3, together, the “Walgreens Portfolio Companion Loans”). The lender provides no assurance that any non-securitized pari-passu note will not be split further.

Following the lockout period, the borrower has the right to defease the Walgreens Portfolio Loan Combination in whole, or in part (see “Partial Release” section), on any due date before October 6, 2024. In addition, the Walgreens Portfolio Loan Combination is prepayable without penalty on or after October 6, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$119,065,000	67.7%	Purchase price	$171,054,929	97.3%
Sponsor’s new cash contribution	56,773,267	32.3	Closing costs	4,783,338	2.7
Total Sources	$175,838,267	100.0%	Total Uses	$175,838,267	100.0%

The Properties. The Walgreens Portfolio Loan Combination is secured by the fee interests in 29 single tenant retail properties totaling 427,800 rentable square feet and each property is occupied by and individually leased to Walgreens. Built between 1993 and 2007, the Walgreens Portfolio Properties are located in 12 states: Alabama (3), Arkansas (4), Indiana (3), Kansas (1), Kentucky (2), Missouri (3), Nebraska (1), Ohio (2), Oklahoma (2), South Dakota (1), Tennessee (6), and Wisconsin (1). None of the Walgreens Portfolio Properties represents, by allocated loan amount, more than 4.4% of the Cut-off Date Principal Balance of the Walgreens Portfolio Loan Combination, and no property accounts for more than 4.4% of the Underwritten Base Rent. The Walgreens Portfolio Properties range in size from 13,000 square feet to 16,380 square feet, and as of March 1, 2015, the Walgreens Portfolio Properties were 100.0% occupied.

Per the appraisal, Walgreens is one of the largest drug store chains in the United States based on sales, generating $76.4 billion in sales in fiscal year 2014. The company filled approximately 699 million prescriptions in fiscal year 2014, accounting for approximately 19.0% of the retail prescription drug market in the United States. The company is also the largest operator of drug stores in the United States on a unit basis, operating almost 8,300 locations in all 50 states, the District of Columbia, Puerto Rico and Guam, including over 8,200 drug stores and hospital onsite pharmacies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALGREENS PORTFOLIO

The following table presents certain information relating to the Walgreens Portfolio Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance(1)	% of Portfolio Cut-off Date Principal Balance(1)	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Walgreens- River Falls - River Falls, WI	$5,200,000	4.4%	100.0%	2007/NAP	14,490	$7,625,000	68.2%
Walgreens- Forrest City - Forrest City, AR	$4,825,000	4.1%	100.0%	2007/NAP	14,550	$7,025,000	68.7%
Walgreens- Saint Louis (Lusher) - Saint Louis, MO	$4,790,000	4.0%	100.0%	1999/NAP	16,380	$7,000,000	68.4%
Walgreens- Saint Louis (Lemay) - Saint Louis, MO	$4,600,000	3.9%	100.0%	1999/NAP	15,730	$6,725,000	68.4%
Walgreens- Saint Charles - Saint Charles, MO	$4,600,000	3.9%	100.0%	1994/NAP	15,715	$6,700,000	68.7%
Walgreens- Toledo - Toledo, OH	$4,325,000	3.6%	100.0%	2001/NAP	14,490	$6,300,000	68.7%
Walgreens- Birmingham - Birmingham, AL	$4,300,000	3.6%	100.0%	2000/NAP	15,120	$6,275,000	68.5%
Walgreens- La Vista - Ralston, NE	$4,265,000	3.6%	100.0%	1999/NAP	15,680	$6,225,000	68.5%
Walgreens- Olathe - Olathe, KS	$4,230,000	3.6%	100.0%	1997/NAP	13,905	$6,200,000	68.2%
Walgreens- Arkadelphia - Arkadelphia, AR	$4,225,000	3.5%	100.0%	2007/NAP	14,820	$6,175,000	68.4%
Walgreens- Cincinnati - Cincinnati, OH	$4,200,000	3.5%	100.0%	1998/NAP	13,905	$6,170,000	68.1%
Walgreens- Franklin - Franklin, TN	$4,200,000	3.5%	100.0%	2000/NAP	15,680	$6,175,000	68.0%
Walgreens- Malvern - Malvern, AR	$4,165,000	3.5%	100.0%	2006/NAP	14,550	$6,050,000	68.8%
Walgreens- Bartlett (5950) - Bartlett, TN	$4,150,000	3.5%	100.0%	1997/NAP	15,120	$6,050,000	68.6%
Walgreens- Bartlett (6697) - Bartlett, TN	$4,150,000	3.5%	100.0%	2002/NAP	15,120	$6,050,000	68.6%
Walgreens- Mount Washington - Mount Washington, KY	$4,125,000	3.5%	100.0%	2005/NAP	14,820	$6,025,000	68.5%
Walgreens- Florence - Florence, KY	$4,125,000	3.5%	100.0%	2005/NAP	14,820	$6,020,000	68.5%
Walgreens- Little Rock - Little Rock, AR	$4,100,000	3.4%	100.0%	2001/NAP	14,490	$6,000,000	68.3%
Walgreens- Evansville - Evansville, IN	$4,040,000	3.4%	100.0%	2001/NAP	15,680	$5,900,000	68.5%
Walgreens- Oklahoma City - Oklahoma City, OK	$3,950,000	3.3%	100.0%	1996/NAP	13,905	$5,780,000	68.3%
Walgreens- Hobart - Hobart, IN	$3,875,000	3.3%	100.0%	1998/NAP	15,120	$5,700,000	68.0%
Walgreens- Memphis - Memphis, TN	$3,775,000	3.2%	100.0%	1999/NAP	13,905	$5,525,000	68.3%
Walgreens- Oakland - Oakland, TN	$3,750,000	3.1%	100.0%	2005/NAP	13,650	$5,450,000	68.8%
Walgreens- Knoxville - Knoxville, TN	$3,725,000	3.1%	100.0%	1997/NAP	13,905	$5,425,000	68.7%
Walgreens- Decatur - Decatur, AL	$3,625,000	3.0%	100.0%	2004/NAP	14,490	$5,325,000	68.1%
Walgreens- Sioux Falls - Sioux Falls, SD	$3,625,000	3.0%	100.0%	2007/NAP	14,820	$5,300,000	68.4%
Walgreens- Enterprise - Enterprise, AL	$3,575,000	3.0%	100.0%	2004/NAP	14,820	$5,225,000	68.4%
Walgreens- Tulsa - Tulsa, OK	$3,350,000	2.8%	100.0%	1993/NAP	13,000	$4,920,000	68.1%
Walgreens- Michigan City - Michigan City, IN	$3,200,000	2.7%	100.0%	1999/NAP	15,120	$4,700,000	68.1%
Total/Weighted Average	$119,065,000	100.0%	100.0%		427,800	$174,040,000	68.4%

(1)	Based on the entire Walgreens Portfolio Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALGREENS PORTFOLIO

The following table presents certain information relating to the tenancy at the Walgreens Portfolio Properties:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenant
Walgreens	NR/Baa2/BBB	427,800	100.0%	$24.06(1)	$10,294,770(1)	100.0%	NAV	NAV	11/30/2029(3)
Total Major Tenant		427,800	100.0%	$24.06	$10,294,770	100.0%

(1)
Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the average rental rate over the term of the Walgreens Portfolio Loan Combination. Walgreens’ current weighted average in-place rental rate at the Walgreens Portfolio Properties is $23.49 per square foot or $10,047,763. The current in-place rental rates at each of the Walgreens Portfolio Properties range from $17.88 per square foot to $30.39 per square foot.

(2)	Walgreens is not required to report sales at any of the Walgreens Portfolio Properties.
(3)	Each of the Walgreens leases have seven, five-year renewal options that are exercised automatically unless the tenant provides 12-months’ notice of its intention to vacate.

The following table presents certain information relating to the lease rollover schedule at the Walgreens Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	29	427,800	100.0%	427,800	100.0%	$10,294,770	$24.06
Vacant	0	0	0.0%	427,800	100.0%	$0	$0.00
Total/Weighted Average	29	427,800	100.0%			$10,294,770	$24.06

(1)	Information obtained from the underwritten rent roll.
(2)
The Annual U/W Base Rent PSF and Annual U/W Base Rent include the average rent during the Walgreens Portfolio Loan Combination term. The initial annual rent is $10,047,763 or $23.49 PSF and the leases provide for 5.0% rental increases every five years.

The following table presents historical occupancy percentages at the Walgreens Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	3/1/2015(2)
NAV	NAV	NAV	100.0%
(1)
Historical occupancy percentages are not available, as the sponsor acquired the Walgreens Portfolio Properties as part of a sale-leaseback transaction at origination of the Walgreens Portfolio Mortgage Loan.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALGREENS PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Walgreens Portfolio Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,294,770(2)	102.2%	$24.06(2)
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	89,294(3)	0.9	0.21
Less Vacancy & Credit Loss	(311,522)(4)	(3.1)	(0.73)
Effective Gross Income	$10,072,543	100.0%	$23.54

Total Operating Expenses	$201,451(5)	2.0%	$0.47

Net Operating Income	$9,871,092	98.0%	$23.07
TI/LC	0	0.0	0.00
Capital Expenditures	89,294(3)	0.9	0.21
Net Cash Flow	$9,781,797	97.1%	$22.87

NOI DSCR	1.37x
NCF DSCR	1.36x
NOI DY	8.3%
NCF DY	8.2%

(1)
Historical financial statements are not available because the sponsor acquired the Walgreens Portfolio Properties as part of a sale-leaseback transaction at closing of the Walgreens Portfolio Mortgage Loan.

(2)
The U/W Base Rent per SF and U/W Base Rent include the average rent during the Walgreens Portfolio Loan Combination term. The initial annual rent is $10,047,763 or $23.49 per SF and the leases provide for 5.0% rental increases every five years.

(3)
U/W Total Reimbursables represents underwritten replacement reserves. The Walgreens Portfolio Properties are managed by the tenant. Walgreens is responsible for payment of taxes, insurance and maintenance on all of the Walgreens Portfolio Properties.

(4)	The underwritten economic vacancy is 3.0%. The Walgreens Portfolio Properties were 100.0% physically occupied as of March 1, 2015.
(5)	U/W Total Operating Expenses represents a 2.0% underwritten management fee. All management fees payable are subordinated to the debt service.

Appraisals. As of the appraisal valuation dates ranging from October 7, 2014 to October 17, 2014 the Walgreens Portfolio Properties had an aggregate “as-is” appraised value of $174,040,000.

Environmental Matters. According to the Phase I environmental site assessments dated from October 16, 2014 to October 29, 2014, there was no evidence of any recognized environmental conditions at any of the Walgreens Portfolio Properties.

The Borrowers. The borrowers are 29 Delaware limited liability companies, each of which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Walgreens Portfolio Loan Combination. Cole Operating Partnership IV, LP, the sponsor and indirect owner of the borrowers, is the guarantor of certain nonrecourse carveouts under the Walgreens Portfolio Loan Combination.

The Sponsor. The sponsor is Cole Operating Partnership IV, LP (“Cole IV”). Founded in 2010, Cole IV is externally managed by Cole REIT Advisors IV, LLC (“CR IV Advisors”), an affiliate of Cole IV’s sponsor, Cole Capital. As of September 30, 2014, Cole IV’s portfolio was valued at $3.5 billion and consisted of 671 properties located in 45 states, comprising 17.9 million rentable square feet of commercial space (including properties owned in a joint venture).

Escrows. Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing, (ii) each sole tenant is obligated to pay, and is paying, taxes directly and (iii) each sole tenant lease is in full force and effect. Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) each sole tenant is obligated to maintain, and is maintaining, insurance (or is self-insuring) in accordance with each sole tenant lease, (iii) each sole tenant lease is in full force and effect and (iv) unless the borrower is providing insurance under an approved blanket insurance policy, the senior unsecured debt rating of the sole tenant is at least BBB- by S&P or Baa3 by Moody’s.

Lockbox and Cash Management. The Walgreens Portfolio Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rent directly into such lockbox account. The loan documents also require that all rents received by the borrower be deposited into the lockbox account within two business days of receipt. Funds are then swept to a cash management account controlled by the lender and prior to the occurrence of an Excess Cash Flow Sweep Trigger Event (as defined below), all excess funds after application in accordance with the loan documents are distributed to the borrower’s operating account. During an Excess Cash Flow Sweep Trigger Event, all excess cash flow is retained in the cash management account.

An “Excess Cash Flow Sweep Trigger Event” will commence upon the earliest of the following to occur: (i) 10% or more of the Walgreens Portfolio Properties as measured by either aggregate square footage or aggregate base rent become dark properties; (ii) any sole tenant has its senior debt rating downgraded below a rating of “BB+” by S&P (or below the Moody’s equivalent of such S&P rating); (iii) any sole tenant becomes insolvent or a debtor in any bankruptcy action; (iv) any borrower or guarantor becomes insolvent or a debtor in any bankruptcy action; (v) an event of default occurs and is continuing under the Walgreens Portfolio Loan Combination; (vi) a default under the property management agreement; and (vii) the amortizing debt service coverage ratio falls

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALGREENS PORTFOLIO

below 1.25x. An Excess Cash Flow Sweep Trigger Event will expire with regard to clause (i), upon either (A) the date that the lender has swept and is holding funds in an amount equal to 100.0% of the outstanding allocated loan amount with respect to such dark property or (B) (1) there has been a re-tenanting of such dark property with a tenant acceptable to the lender, (2) there has been a subleasing of such dark property with a tenant acceptable to the lender, (3) the sole tenant has reopened for business and has paid rent for six consecutive months, or (4) the dark property was substituted pursuant to provisions set forth in the loan documents and described below in the “Partial Release” section, and in the case of clauses (i) through (iv), such action is sufficient to bring the percentage of dark properties below the 10.0% of the Walgreens Portfolio Properties as measured by either aggregate square footage or aggregate base rent; with regard to clause (ii), upon the senior unsecured debt rating of the sole tenant having been restored to at least “BBB-” by S&P (or the Moody’s equivalent of such S&P rating) and such rating having been maintained for six consecutive months; with regard to clause (iii), upon the date on which such borrower or guarantor, as the case may be, shall become solvent to the lender’s satisfaction for six consecutive months or shall no longer be a debtor in any bankruptcy action; with regard to clause (iv), upon the date that such insolvency proceedings are terminated in a manner satisfactory to the lender; with regard to clause (v), upon the date on which a cure of the event of default under the Walgreens Portfolio Loan Combination which gave rise to an Excess Cash Flow Sweep Trigger Event commencing is accepted or waived in writing by the lender in its sole and absolute discretion; with regard to clause (vi), upon either (A) the date on which the subject default under the property management agreement has been cured to the lender’s satisfaction, or (B) the date on which the applicable borrower has entered into a replacement management agreement; and with regard to clause (vii), upon the date on which the amortizing debt service coverage ratio is at least 1.30x for six consecutive months.

Property Management. The Walgreens Portfolio Properties are managed by CREI Advisors, LLC.

Assumption. The borrower has the right to transfer the Walgreens Portfolio Properties (or 100.0% of the direct membership interests in all of the borrowers), in whole but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) that the proposed transferee meets certain net worth and asset requirements and the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates and similar confirmations with respect to any securities backed by the Walgreen Portfolio Companion Loan.

Partial Release. After the lockout period, the borrowers may obtain the release of one or more, but not all, of the Walgreens Portfolio Properties provided, among other things, (i) the loan-to-value ratio for the remaining properties shall not exceed the lesser of the loan-to-value ratio immediately preceding such release and 68.4%, (ii) the amortizing debt service coverage ratio for the remaining properties is not less than the greater of the amortizing debt service coverage ratio immediately preceding the partial release and 1.35x and (iii) the borrowers partially defease the Walgreens Portfolio Loan Combination by delivering to the lender government securities equal to 125.0% of the allocated loan amount for the released property.

Lastly, the borrower may obtain the release of the Walgreens– Michigan City mortgaged property at any time in connection with a third party’s option to purchase the mortgaged property, provided that, among other things, the borrower pays to the lender an amount equal to (i) the greater of (a) 125.0% of the allocated loan amount for such mortgaged property plus all accrued and unpaid interest, (b) the fair market value of such mortgaged property, and (c) $1,208,000 and (ii) the proportionate yield maintenance premium. The third party’s option to purchase the Walgreens – Michigan City mortgaged property only arises if the property experiences a casualty, Walgreens does not rebuild, and the property is razed and paved over. In addition, the guarantor has recourse liability to the extent proceeds from such sale are insufficient to make the required release payment.

Real Estate Substitution. The borrower is permitted to release individual Walgreens Portfolio Properties and substitute new properties as collateral for the loan up to three times during the term of the loan in the event that the related mortgaged property goes dark, provided, among other things, the amortizing debt service coverage ratio for all Walgreens Portfolio Properties following the substitution is equal to or greater than the debt service coverage ratio immediately prior to the substitution and 1.36x.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Walgreens Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event; provided, however, that borrowers are not required to carry the insurance required under the loan agreement while Walgreens self-insures pursuant to its lease and has a senior unsecured debt rating from S&P of at least “BBB-”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE MONUMENT PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE MONUMENT PLACE

ONE MONUMENT PLACE

Floor								Total SF
8	Vacant 4,140 SF	National Life Ins. Co. 2,356 SF 3/2018	Chalmers 2,209 SF 8/2020	Accelera 15,709 SF 2/2021				24,414
7	TEOCO 25,612 SF 10/2020							25,724
6	Diamond Solutions 8,618 SF 5/2021	Concept Plus 5,819 SF 7/2021	Concept Plus Expansion 3,049 SF 9/2021	Caliber Funding 5,091 SF 10/2015	Vacant 3,402 SF			25,979
5	SNVC 6,756 SF 1/2019	Vacant 2,301 SF	First Home Mortgage 11,404 SF 3/2017	Vacant 5,077 SF	Vacant 396 SF			25,934
4	TEOCO 25,612 SF 10/2020							25,612
3	Everbank 14,217 SF 7/2017	Union Mortgage 3,054 SF 10/2017	Witt Mares 8,708 SF 4/2018					25,979
2	Crawford & Company/Broadspire 16,624 SF 6/2017	Vacant 1,029 SF	Vaxcom 3,186 SF 1/2018	Rolf Jensen 3,285 SF 7/2020				24,124
1	M&T Bank (subleased to Diamond Solutions) 8,803 SF 9/2015	Concrete Mixes 2,628 SF 2/2017	Schneider Electric 11,821 SF 3/2019					23,252
LL	Vacant 1,811 SF	Deli 1,874 SF 3/2020	Vacant 428 SF	Schneider Electric 13,518 SF 3/2019	Vacant 1,605 SF	Vacant 2,625 SF	Vacant 149 SF	21,650

NOTE: Borrower has received a proposal from Concept Plus to expand into Suite 625 and is awaiting confirmation of Caliber Funding's renewal before pursuing that option.

VACANT | 2015 – 2016 | 2017 – 2018 | 2019+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE MONUMENT PLACE

One Monument Place
12150 Monument Place Drive
Fairfax, VA 22033
Sterling
Herndon
Herndon Centre
Reston Hospital Center
Reston Town Center
Reston Parkway
Silver Line Metro
Herndon-Monroe
Wiehle-Reston East
Lake Fairfax Park
Great Falls
Great Falls Park
Madeira School
MD
VIRGINIA
McLean
Washington, DC 14 miles
Loudoun County
Dulles
Washington Dulles International Airport
Village Center at Dulles
Sunrise Valley Dr
Dulles Toll Road
US Geological Survey
Reston National Golf Course
Reston
Difficult Run Stream Valley Park
Wolf Trap Natl. Park for the Performing Arts
Wolf Trap
Tysons Corner
Spring Hill
Tysons Galleria
Tysons Corner
Greensboro
Pike 7 Plaza
Tysons Corner Center
Westwood Country Club
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
McLearen Rd
Centreville Rd
Fairfax County Pkwy
Reston Pkwy
Lawyers Rd
Fox Mill District Park
Hunter Mill Rd
Beulah Rd
Franklin Farm
Sully Place
Dulles Expo and Conference Center
Lee-Jackson Mem. Hwy
International Country Club
Inova Fair Oaks Hospital
West Ox Rd
Fox Mill Rd
Vienna
Dunn Loring
Dunn Loring-Merrifield
Maple Ave
Oakton
Chantilly
Vienna-Fairfax-GMU
Metro Orange Line
Blake Ln
Tattersall Park
Penderbrook Golf Club
Fair Oaks Mall
Fairfax Co. Pkwy
Stringfellow Rd
Lee Hwy
Merrifield
Arlington Blvd
Ellanor C. Lawrence Park
Fair Oaks
Old Lee Hwy
Army Navy Country Club-Fairfax
Prosperity Ave
Inova Fairfax Hospital
Capital Beltway
Centreville
Fairfax
Mantua
Fair City Mall
Old Town Fairfax
Little River Tpke
Stone Rd
Fairfax County
George Mason University
Braddock Rd
Annandale
Centreville Rd
Twin Lakes Golf Course
Country Club of Fairfax
Popes Head Rd
Popes Head Stream Valley Park
Zion Dr
Burke Centre Shopping Center
Kings Park
Lake Accotink
Lake Accotink Park
Fairfax Station
Burke Centre Pkwy
Rolling Rd
Pohick Stream Valley Park
Chapel Rd
Burke Lake Rd
Rolling Valley Mall
Old Keene Mill Rd
Springfield Golf and Country Club
Ox Rd
Fairfax County Pkwy
Burke Lake Golf Center
Burke Lake
Burke
West Springfield
Wolf Run Shoals Rd
South Run Park
Pohick Rd
Fountainhead Regional Park
Newington
Damascus
Clarksburg
Columbia
Germantown
Montgomery Village
Olney
Gaithersburg
Poolesville
Darnestown
North Potomac
Rockville
Laurel
MARYLAND
Aspen Hill
Wheaton
Ashburn
Beltsville
Sterling
VIRGINIA
Potomac
Great Falls
Silver Spring
Bethesda
Herndon
Reston
Takoma Park
McLean
Wolf Trap
Tysons Corner
WASHINGTON D.C.
Vienna
Oakton
Chantilly
ARLINGTON
Centreville
Fairfax
Annandale
ALEXANDRIA
Burke
Springfield
Franconia
Manassas
Camp Springs
Clinton
National Harbor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – One Monument Place

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$40,500,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$40,500,000			Location:	Fairfax, VA
% of Initial Pool Balance:	4.9%			Size:	222,477 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$182.04
Borrower Name:	Antares Monument Properties, LLC			Year Built/Renovated:	1992/NAP
Sponsor:	Golden Rocky Corporation			Title Vesting:	Fee
Mortgage Rate:	4.844%			Property Manager:	Rim Pacific Management, Inc.
Note Date:	March 12, 2015			3rd Most Recent Occupancy (As of):	86.6% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	90.0% (12/31/2013)
Maturity Date:	April 6, 2020			Most Recent Occupancy (As of):	93.0% (12/31/2014)
IO Period:	25 months			Current Occupancy (As of):	91.6% (11/30/2014)
Loan Term (Original):	61 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(3):	$3,119,122 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$3,291,604 (12/31/2013)
Call Protection:	L(24),D(33),O(4)			Most Recent NOI (As of)(3):	$3,179,538 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Subordinate Debt
				U/W Revenues:	$6,018,734
				U/W Expenses:	$2,287,800
				U/W NOI(1):	$3,730,935
Escrows and Reserves(2):				U/W NCF(1):	$3,464,490
				U/W NOI DSCR:	1.51x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.40x
Taxes	$250,000	$50,500	NAP	U/W NOI Debt Yield:	9.2%
Insurance	$20,000	$4,400	NAP	U/W NCF Debt Yield(1):	8.6%
Replacement Reserves	$0	$3,710	NAP	As-Is Appraised Value:	$60,000,000
TI/LC Reserve	$500,000	$20,580	NAP	As-Is Appraisal Valuation Date:	December 22, 2014
Master Lease Reserve	$939,375	$0	NAP	Cut-off Date LTV Ratio(1):	67.5%
				LTV Ratio at Maturity or ARD:	64.9%

(1)
The One Monument Place Loan Combination, totaling $45,000,000, is comprised of a $40,500,000 senior note (the “One Monument Place Mortgage Loan”) and a $4,500,000 subordinate note (the “One Monument Place Subordinate Companion Loan”). The One Monument Place Mortgage Loan had an original principal balance of $40,500,000, has an outstanding principal balance as of the Cut-off Date of $40,500,000 and will be contributed to the WFCM 2015-LC20 Trust. The $4,500,000 One Monument Place Subordinate Companion Loan accrues interest at an interest rate of 13.000% per annum and results in a combined principal balance per square foot of $202.27. All LTV, DSCR, Debt Yield and Cut-off date Principal Balance Per SF numbers shown in the chart above are based solely on the One Monument Place Mortgage Loan. As of the Cut-off Date, the combined LTV Ratio is 75.0%, the combined U/W NCF DSCR is 1.11x, and the combined U/W NCF Debt Yield is 7.7%. See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “One Monument Place Mortgage Loan”) is part of a loan combination (the “One Monument Place Loan Combination”) evidenced by two separate promissory notes comprised of a senior note (“Note A”) and a subordinate note (“Note B”) that are collectively secured by a first mortgage encumbering the fee simple interest in a multi-tenant office property located in Fairfax, Virginia (the “One Monument Place Property”). The One Monument Place Loan Combination was originated on March 12, 2015 by Silverpeak Real Estate Finance LLC. The One Monument Place Mortgage Loan had an original principal balance of $40,500,000 and has an outstanding principal balance as of the Cut-off Date of $40,500,000. The One Monument Place Mortgage Loan had an initial term of 61 months, has a remaining term of 61 months as of the Cut-off Date, requires interest-only payments for the first 25 payments following origination and, thereafter, requires payments of principal and interest payments based on a 30-year amortization schedule. The One Monument Place Mortgage Loan matures on April 6, 2020.

The One Monument Place Loan Combination is comprised of Note A, which is the senior note in the One Monument Place Loan Combination that will be contributed to the WFCM 2015-LC20 Trust. Note A had an original principal balance of $40,500,000, has an outstanding principal balance as of the Cut-off Date of $40,500,000 and accrues interest at an interest rate of 4.844% per annum. The One Monument Place Subordinate Companion Loan is comprised of Note B, which is subordinate in right of payment and in other respects to the One Monument Place Mortgage Loan and will be sold prior to the closing of the WFCM 2015-LC20 Trust to an affiliate of Rialto Capital Advisors, LLC. Note B had an original principal balance of $4,500,000, accrues interest at an interest rate of 13.000% per annum and prior to an event of default receives its pro rata share of amortization throughout its term until maturity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE MONUMENT PLACE

Following the lockout period, the borrower has the right to defease the One Monument Place Mortgage Loan in whole, but not in part, on any date before January 6, 2020. In addition, the One Monument Place Mortgage Loan is prepayable without penalty on or after January 6, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$45,000,000	100.0%	Loan payoff(1)	$42,295,063	94.0%
			Reserves	1,709,375	3.8
			Closing costs	414,849	0.9
			Return of equity	580,713	1.3
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%

(1)
The One Monument Place Property previously secured an approximately $72.7 million loan that encumbered two other assets in addition to the One Monument Place Property. In February 2015, prior to the refinancing of the One Monument Place Property, the previous lender used approximately $21.5 million in sales proceeds from one of the three assets to pay down the approximately $72.3 million loan. Prior to the application of the approximately $21.5 million in sales proceeds, the allocated loan amount to the One Monument Place Property was approximately $45.7 million, which would have resulted in a cash-in upon refinance.

The Property. The One Monument Place Property is comprised of an eight-story office tower situated on 6.7 acres in Fairfax, Virginia. The One Monument Place Property was built in 1992 and totals 222,477 square feet of net rentable area. The One Monument Place Property was purchased by the borrower in 2007 and the borrower has a total cost basis of approximately $65.1 million in the One Monument Place Property. The One Monument Place Property has been greater than 84.2% occupied since acquisition with an average occupancy of 90.4% since 2007.

The One Monument Place Property is located adjacent to the Fair Oaks Mall, an approximately 1,570,000 square foot super-regional mall owned and operated by Olshan Properties and an affiliate of Taubman Centers (NYSE:TCO). Amenities at the One Monument Place Property include a pond, fitness center, convenience store, gazebo, and food service. The One Monument Place Property maintains 710 parking spaces equating to a parking ratio of 3.2 parking spaces per 1,000 square feet of rentable area.

Major tenants at the One Monument Place Property include TEOCO Corporation, Schneider Electric, and Crawford and Co. TEOCO is a provider of assurance and analytics solutions to communications service providers worldwide. Schneider Electric SA (Euronext:SU) is a French multinational corporation that specializes in electricity distribution, automation management and energy management components. Based in Atlanta, Georgia, Crawford & Co. is an independent provider of claims management solutions to the risk management and insurance industry. As of November 30, 2014, the One Monument Place Property was 91.6% occupied by 20 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE MONUMENT PLACE

The following table presents certain information relating to the tenancy at the One Monument Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
TEOCO Corporation(2)	NR/NR/NR	51,336	23.1%	$29.83	$1,531,441	26.1%	10/31/2020
Schneider Electric	NR/A3/A-	25,339	11.4%	$22.52	$570,640	9.7%	3/31/2019
Crawford & Co.	NR/NR/NR	16,624	7.5%	$32.08	$533,298	9.1%	6/30/2017
Accelera Solutions, Inc.(3)	NR/NR/NR	15,709	7.1%	$29.50	$463,416	7.9%	9/1/2015
Everbank	NR/NR/NR	14,217	6.4%	$31.69	$450,537	7.7%	12/31/2017
First Home Mortgage	NR/NR/NR	11,404	5.1%	$32.04	$365,384	6.2%	2/28/2017
Total Major Tenants		134,629	60.5%	$29.08	$3,914,716	66.7%

Total Non-Major Tenants		65,436	29.4%	$29.84	$1,952,567	33.3%

Total Admin Space		3,813	1.7%		NAP	NAP

Occupied Collateral Total		203,878	91.6%	$29.33(4)	$5,867,283	100.0%

Vacant Space		18,599	8.4%

Collateral Total		222,477	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	TEOCO Corporation subleases 9,018 square feet of its fourth-floor space to Suntrust Mortgage, Inc. through April 2016 at a rent of $33.36 per square foot. The TEOCO Corporation rent was underwritten.
(3)
Accelera Solutions, Inc. current lease expires in September 2015 for 14,177 square feet. The tenant is in negotiations to renew its lease to February 2021 for 15,709 square feet at a rent of $29.50 per square foot, a decrease from $31.34 per square foot. SPREF underwrote the proposed lease amendment.

(4)	Excludes administrative space which does not have associated underwritten revenue.

The following table presents certain information relating to the lease rollover schedule at the One Monument Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015(4)	2	13,894	6.2%	13,894	6.2%	$378,231	$27.22
2016	0	0	0.0%	13,894	6.2%	$0	$0.00
2017	5	47,229	21.2%	61,123	27.5%	$1,504,720	$31.86
2018	4	14,948	6.7%	76,071	34.2%	$471,992	$31.58
2019	3	32,095	14.4%	108,166	48.6%	$790,886	$24.64
2020	6	58,704	26.4%	166,870	75.0%	$1,734,794	$29.55
2021	4	33,195	14.9%	200,065	89.9%	$986,660	$29.72
2022	0	0	0.0%	200,065	89.9%	$0	$0.00
2023	0	0	0.0%	200,065	89.9%	$0	$0.00
2024	0	0	0.0%	200,065	89.9%	$0	$0.00
2025	0	0	0.0%	200,065	89.9%	$0	$0.00
Thereafter	0	0	0.0%	200,065	89.9%	$0	$0.00
Admin	5	3,813	1.7%	203,878	91.6%	$0	$0.00
Vacant	0	18,599	8.4%	222,477	100.0%	$0	$0.00
Total/Weighted Average	29	222,477	100.0%			$5,867,283	$29.33

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant and administrative space.
(4)
A total of 33,890 square feet is scheduled to expire in 2015 based on leases in place at the closing of the One Monument Place Mortgage Loan. The 2015 rollover includes Accelera Solutions (14,177 square feet that expires in September 2015), Manufactures and Traders Trust Company (8,803 square feet that expires in August 2015), Caliber Funding (5,091 square feet that expires in October 2015) and Rolf Jensen & Associates (5,819 square feet that expires in April 2015). The borrower is in negotiations with each tenant to extend their leases. It is anticipated that Accelera Solutions, Inc. will expand into 15,709 square feet and Rolf Jensen & Associates will contract into 3,285 square feet. SPREF underwrote the anticipated lease terms and rent for Accelera Solutions, Inc. and Rolf Jensen & Associates and the in-place lease terms for Caliber Funding and Manufactures and Traders Trust Company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE MONUMENT PLACE

The following table presents historical occupancy percentages at the One Monument Place Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	11/30/2014(2)
86.6%	90.0%	93.0%	91.6%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the One Monument Place Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,144,966	$5,283,924	$5,232,181	$5,867,283	97.5%	$26.37
Total Reimbursable Income	48,300	114,859	141,861	135,397	2.2	0.61
Grossed Up Vacant Space	0	0	0	595,168	9.9	2.68
Other Income	28,396	43,333	16,054	16,054	0.3	0.07
Less Vacancy & Credit Loss	0	0	0	(595,168)(1)	(9.9)	(2.68)
Effective Gross Income	$5,221,662	$5,442,116	$5,390,096	$6,018,734	100.0%	$27.05

Total Operating Expenses	$2,102,540	$2,150,512	$2,210,557	$2,287,800	38.0%	$10.28

Net Operating Income	$3,119,122	$3,291,604	$3,179,538	$3,730,935(2)	62.0%	$16.77

TI/LC	0	0	0	246,949	4.1	1.11
Capital Expenditures	0	0	0	19,495	0.3	0.09
Net Cash Flow	$3,119,122	$3,291,604	$3,179,538	$3,464,490	57.6%	$15.57

NOI DSCR	1.26x	1.33x	1.28x	1.51x
NCF DSCR	1.26x	1.33x	1.28x	1.40x
NOI DY	7.7%	8.1%	7.9%	9.2%
NCF DY	7.7%	8.1%	7.9%	8.6%

(1)	The underwritten economic vacancy is 9.0%. The One Monument Place Property was 91.6% physically occupied as of November 30, 2014.
(2)
The increase from 2014 Net Operating Income to Underwritten Net Operating Income is largely due to the inclusion of contractual rent increases through February 2016 totaling $268,440 and 2014 executed leases totaling $365,229. SPREF underwrote the anticipated lease terms and rent for Accelera Solutions, Inc. and Rolf Jensen & Associates and the in-place lease terms for Caliber Funding and Manufactures and Traders Trust Company. Underwritten NCF based on the leases in-place and rent steps through April 1, 2015 are $3,472,470.

Appraisal. As of the appraisal valuation date of December 22, 2014, the One Monument Place Property had an “as-is” appraised value of $60,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated December 16, 2014, there was no evidence of any recognized environmental conditions at the One Monument Place Property.

Market Overview and Competition. The One Monument Place Property is located in Fairfax County within the Washington D.C. metropolitan area. The area includes the entire District of Columbia and parts of southwestern Maryland, northeastern West Virginia, and all of northern Virginia. The economy is largely driven by the federal government, which employs more than 140,000 people in the region. There is also a large service sector that caters directly to the federal government, particularly the Department of Defense.

The 2014 population within a one-, three- and five- mile radius of the One Monument Place Property was 21,416, 93,870 and 251,183, respectively. Additionally, 2014 average household incomes within the same radius were $107,583, $139,934 and $143,198, respectively. According to the appraiser, the One Monument Place Property is located in the Fairfax Center submarket, which totals approximately 7.4 million square feet of office space as of the third quarter of 2014. The Fairfax Center submarket had a vacancy rate of 14.9% as of the third quarter of 2014, which is a decrease from 15.5% in the second quarter of 2014. Asking rents as of the third quarter of 2014 were $27.33 per square foot on a gross basis, which is up from $27.09 per square foot as of the second quarter 2014 and $26.77 per square foot in year-end 2013. According to the appraiser, there was no new inventory added during the third quarter of 2014 and one new delivery in the first quarter of 2014 for 112,507 square feet, the INOVA Medical Office Building IV, a class-A medical office building that was 52.8% leased as of the third quarter of 2014 with asking rent of $25.00 per square foot triple net. According to the appraiser there are currently no new buildings under construction or anticipated to be built.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE MONUMENT PLACE

The following table presents certain information relating to properties comparable to the One Monument Place Property:

Competitive Set(1)

	One Monument Place (Subject)	Crown Ridge	Centerpointe Two	Argon Plaza	Fair Lakes 3
Location	Fairfax, VA	Fairfax, VA	Fairfax, VA	Fairfax, VA	Fairfax, VA

Distance from Subject	--	2.1 miles	0.3 miles	1.3 miles	1.2 miles

Property Type	Office	Office	Office	Office	Office

Year Built/Renovated	1992/NAP	1989/NAV	1989/NAV	1988/NAV	1989/NAV

Stories	8	NAV	11	10	NAV

Total GLA	222,477 SF	191,514 SF	212,932 SF	273,539 SF	74,184 SF

Asking Rent:	$29-32.50 PSF	$27-29 PSF	$31.50 PSF	$29.75-32 PSF	$31-33 PSF

Total Occupancy	92%	86%	87%	77%	84%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Antares Monument Properties, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Monument Place Loan Combination. Golden Rocky Corporation, a Delaware corporation, is the guarantor of certain nonrecourse carveouts under the One Monument Place Loan Combination.

The Sponsor. The sponsor is Golden Rocky Corporation, a Delaware corporation. Golden Rocky Corporation owns six commercial real estate properties, of which five are office properties, valued at approximately $218.0 million. Golden Rocky Corporation is a United States real estate company owned by the King family. Ning King is the founder of the Indonesian conglomerate Argo Manunggal Group.

Escrows. The loan documents provide for upfront reserves in the amount of $250,000 for tax reserves, $20,000 for insurance reserves, $500,000 for tenant improvement and leasing commission reserves and $939,375 with respect to obligations of the guarantor under the master leases (the “Master Lease Reserve”).

The loan documents require monthly deposits of $50,500 for tax reserves, $4,400 for insurance reserves, $3,710 for replacement reserves and $20,580 for tenant improvement and leasing commission reserves.

Additionally, the loan documents require that, after payments are made for debt service, taxes and insurance, other reserves and operating expenses and during a cash trap period (as defined below), excess cash be swept to a reserve as cash collateral for the One Monument Place Mortgage Loan (the “Guarantor Liquidity Reserve”) until the amount in the Guarantor Liquidity Reserve is equal to the difference between $3.0 million and the Liquid Assets Threshold (as defined below) (the “Guarantor Liquidity Reserve Cap”). The borrower may post a letter of credit to reduce the amount of the Guarantor Liquidity Reserve Cap by the amount of the letter of credit. Funds may be released from the Guarantor Liquidity Reserve to the borrower upon determination that the One Monument Place Property has achieved an NOI debt yield of at least 10.0% (based on the One Monument Place Loan Combination then outstanding principal balance) for two consecutive calendar quarters, so long as no other Cash Trap Period (as defined below) exists and the amount in the rollover reserve subaccount is greater than or equal to $500,000.

The “Liquid Assets Threshold” is defined as liquid assets (as defined in the loan agreement) with a market value of greater than $1.0 million. The borrower or guarantor may reduce the Guarantor Liquidity Reserve Cap by increasing the Liquid Assets Threshold (which increased Liquid Assets Threshold must be maintained thereafter by the guarantor) and providing satisfactory evidence to the lender that at all times during the prior calendar quarter, the guarantor had liquid assets which were greater than or equal to the proposed increased Liquid Assets Threshold, provided that no event of default has occurred or is continuing. To the extent that the difference of $3.0 million minus the increased Liquid Assets Threshold exceeds the amount on deposit in the Guarantor Liquidity Reserve, funds shall be released to a cash management account in the amount of such excess.

Master Lease. Pursuant to certain master leases (each a “Master Lease” and collectively the “Master Leases”) entered into between the borrower (as landlord) and the guarantor (as tenant), the guarantor has agreed to lease certain spaces at the One Monument Place Property in the event the tenants under such spaces do not renew their current leases or such spaces are not re-let to tenants on terms which are satisfactory to the lender (totaling 32,888 square feet, or the potential lease roll in 2015).

As additional collateral for the One Monument Place Loan Combination, the borrower funded $939,375 into the Master Lease Reserve (which amount may be replaced by a letter of credit posted by the borrower to be held by the lender). Such amount (or a portion of such amount) may be released to a cash management account upon renewing or reletting of the spaces which are subject to the Master Leases for terms of at least five years, with annual rents no less than $939,375 in aggregate per annum and otherwise on terms and conditions reasonably acceptable to the lender. A Master Lease may terminate with respect to space that is relet or renewed as provided above, and the amounts in the Master Lease Reserve applicable to such spaces may be released to the borrower.

Lockbox and Cash Management. The One Monument Place Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account shall be transferred daily to a cash management account, which is under the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE MONUMENT PLACE

control of the lender. Provided that no Cash Trap Period or Lease Sweep Period (each as defined below) exists and is continuing, all excess cash shall then be swept to a borrower account. During a Cash Trap Period or Lease Sweep Period, all excess cash shall be held in a lender controlled account as additional cash collateral for the One Monument Place Loan Combination.

A “Cash Trap Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) the amortizing debt service coverage ratio being less than 1.05x as of any calendar quarter or (iii) the date of closing of the One Monument Place Loan Combination with respect to the Guarantor Liquidity Reserve.

A Cash Trap Period will be cured, with regard to clause (i) above, upon the cure of such event of default, so long as no other event of default has occurred and is continuing; with regard to clause (ii) above, upon the amortizing net operating income debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters, and no other Cash Trap Period then existing; and with regard to clause (iii) above, upon amounts in the Guarantor Liquidity Reserve being equal to or greater than the Guarantor Liquidity Reserve Cap (as may be reduced by a letter of credit).

A “Lease Sweep Period” shall commence upon the occurrence of the date specified under a “Major Lease” (the TEOCO Corporation lease or any other lease which covers 50,000 or more square feet of the One Monument Place Property) by which a tenant under a Major Lease (a “Major Tenant”) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised).

A Lease Sweep Period shall be cured upon the earlier to occur of (A) the date on which a Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower that is acceptable to the lender) with respect to all of the space demised under its lease, and in the lender’s judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (an account which springs into effect during the continuance a Lease Sweep Period) to pay for all anticipated major leasing expenses associated with the Major Lease and any other anticipated expenses in connection with such renewal or extension; (B) the date on which all of the space demised under the Major Lease that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by lender, and all expenses in connection with the re-tenanting of such space have been paid in full; or (C) the date on which the funds collected in the special rollover reserve subaccount described in subsection (A) above (during the continuance of the Lease Sweep Period) equals total rentable square feet of the applicable lease which is the cause of the Lease Sweep Period, multiplied by $20.00.

Property Management. The One Monument Place Property is managed by Rim Pacific Management, Inc.

Assumption. The borrower has the right to transfer the One Monument Place Property provided that certain conditions are satisfied, including, but not limited to (i) no event of default has occurred and is continuing; (ii) the proposed transferee is a special purpose bankruptcy remote entity; and (iii) the lender has received confirmation from DBRS, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None permitted other than the One Monument Place Subordinate Companion Loan. The One Monument Place Subordinate Companion Loan had an original principal balance of $4,500,000, has a cutoff date balance of $4,500,000 and is coterminous with the One Monument Place Mortgage Loan. The One Monument Place Subordinate Companion Loan is interest only for the first 25 payment dates of the term and thereafter, provided no event of default has occurred and is continuing, receives its pro rata share of the One Monument Place Loan Combination principal payments. Subject to certain control shift events, the holder of the One Monument Place Subordinate Companion Loan has consent rights with respect to certain material actions, and can replace, the special servicer of the One Monument Place Loan Combination under the pooling and servicing agreement for the Series 2015-LC20 Certificates. In addition, the holder of the One Monument Place Subordinate Companion Loan has, in certain circumstances, cure rights and a purchase option with respect to the One Monument Place Mortgage Loan. The One Monument Place Subordinate Companion Loan accrues interest at an interest rate of 13.000% per annum. The One Monument Place Subordinate Companion Loan will be purchased by RMEZZ One Monument Place, LLC, an affiliate of Rialto Capital Advisors, LLC, prior to closing of the WFCM 2015-LC20 securitization trust.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy, required to be maintained by the borrower, provides coverage for terrorism in an amount equal to the full replacement cost of the One Monument Place Property, as well as business interruption insurance covering no less than 18-months and a 12-month period of extended indemnity. However, the borrower shall not be required to pay any insurance premiums solely with respect to terrorism coverage in excess of the amount equal to 200% of the aggregate insurance premiums payable with respect to all the insurance coverage under the “all risk” insurance policy, liability insurance policy and loss of rents or business income insurance policy for the last policy year in which terrorism coverage was included as part of the “all-risk” insurance policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNIVERSITY OF DELAWARE HOTEL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNIVERSITY OF DELAWARE HOTEL PORTFOLIO

University of Delaware Hotel Portfolio
1 Embassy Suites Newark Wilmington South Newark, DE
2 Homewood Suites Wilmington South Newark, DE
PHILADELPHIA
WILMINGTON
NEW JERSEY
MARYLAND
DELAWARE
PENNSYLVANIA
Kennett Square
CHESTER COUNTY
Centerville
Yorklyn
Hockessin
Greenville
Montchanin
Brandywine Creek State Park
Hartefeld National Golf Course
Valley Garden Park
Hoopes Reservoir
Lancaster Pike
Univ. of Delaware Wilmington Campus
Delaware National Country Club
Elsmere
VA Medical Center - Wilmington
Pine Creek
Polly Drummond Hill Rd
Three Little Bakers Country Club
Carousel Farm Park
Milltown Rd
Marshallton
White Clay Creek State Park
Milford Crossroads
Middle Run Valley Park
Paper Mill Rd
Stanton
Capitol Trail
Newport
Banning Park
Maryland Ave
Roseville Park
CHURCHMANS CROSSING
Delaware Park Race Track
NEWARK LINE
Churchmans Marsh Pond
Delaware Technical and Community Coll
Newark Country Club
Univ. of Delaware Laird Campus
NEWARK
University of Delaware
SEPTA
Christiana Hospital
Cavaliers Country Club
Christiana Mall
New Castle County Airport
Wilmington College
Ogletown Rd
Brookside
College Square
Univ. of Delaware South Campus
Elkton Rd
Christiana
Pleasantville
New Castle
DuPont Hwy
CECIL COUNTY
NEW CASTLE COUNTY
Delaware Turnpike
Appleton Rd
Iron Hill Park
S. College Ave
Red Lion
Pulaski Hwy
Old Baltimore Pike
Sunset Lake
Lums Pond State Park
Becks Pond Park
Eden Square
River Rd
Newark Ave
Red Hill Rd
Bear
Ommelanden Range
Delaware Bay
Elkton
West Meadow Park
Glasgow
Peoples Plaza
Porter Rd
Fort Delaware State Park
Delaware City
Williams Rd

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – University of Delaware Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$35,200,000			Specific Property Type:	Various
Cut-off Date Principal Balance:	$35,200,000			Location:	Newark, DE
% of Initial Pool Balance:	4.2%			Size:	245 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$143,673
Borrower Names:	BPG Hotel Partners IV LLC; BPG Hotel Partners X LLC			Year Built/Renovated:	Various – See Table
Sponsor:	The Buccini/Pollin Group			Title Vesting:	Fee
Mortgage Rate:	4.696%			Property Manager:	Self-managed
Note Date:	March 3, 2015			3rd Most Recent Occupancy (As of):	78.6% (12/31/2011)
Anticipated Repayment Date:	March 6, 2022			2nd Most Recent Occupancy (As of):	77.8% (12/31/2012)
Maturity Date:	March 6, 2025			Most Recent Occupancy (As of):	83.0% (12/31/2013)
IO Period:	18 months			Current Occupancy (As of):	83.0% (11/30/2014)
Loan Term (Original):	84 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing ARD			3rd Most Recent NOI (As of)(3):	$3,678,825 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$4,180,389 (12/31/2013)
Call Protection:	L(24),D(56),O(4)			Most Recent NOI (As of):	$4,080,070 (TTM 11/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine
				U/W Revenues:	$12,119,797
				U/W Expenses:	$8,041,735
				U/W NOI:	$4,078,062
				U/W NCF:	$3,593,270
				U/W NOI DSCR:	1.86x
Escrows and Reserves(2):				U/W NCF DSCR:	1.64x
				U/W NOI Debt Yield:	11.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.2%
Taxes	$214,385	$30,626	NAP	As-Is Appraised Value(4):	$49,000,000
Insurance	$16,200	$8,100	NAP	As-Is Appraisal Valuation Date(5):	Various
FF&E Reserve	$2,338,946	Springing	NAP	Cut-off Date LTV Ratio(4):	71.8%
Deferred Maintenance	$23,841	$0	NAP	LTV Ratio at Maturity or ARD(4):	65.3%

(1)
See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the University of Delaware Hotel Portfolio Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $7,300,000. The LTV, DSCR, Debt Yield and Cut-off Date Principal Balance Per Room numbers shown in the chart above are based solely on the University of Delaware Hotel Portfolio Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, combined Cut-off Date LTV Ratio and combined U/W NCF Debt Yield are 1.22x, 86.7% and 8.5%, respectively

(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.
(4)
The appraiser concluded to a “As-Complete” appraised value of $53,000,000, which assumes that the planned renovations at the University of Delaware Hotel Portfolio Properties are completed by September 1, 2015. The Cut-Off Date LTV Ratio based on the “As-Complete” values is 66.4%. The LTV Ratio at Maturity or ARD based on the “As-Complete” values is 60.3%. The combined Cut-off Date LTV Ratio based on the “As-Complete” value inclusive of the mezzanine indebtedness is 80.2%.

(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “University of Delaware Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 154-room full-service hotel and an adjacent 91-room extended stay hotel located in Newark, Delaware (the “University of Delaware Hotel Portfolio Properties”). The University of Delaware Hotel Portfolio Mortgage Loan was originated on March 3, 2015 by Silverpeak Real Estate Finance LLC. The University of Delaware Hotel Portfolio Mortgage Loan had an original principal balance of $35,200,000, has an outstanding principal balance as of the Cut-off Date of $35,200,000 and accrues interest at an interest rate of 4.696% per annum. The University of Delaware Hotel Portfolio Mortgage Loan had an initial term of 84 months, has a remaining term of 84 months as of the Cut-off Date and requires interest-only payments for the first 18 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule through the Anticipated Repayment Date (“ARD”). The ARD is March 6, 2022, and the final maturity date is March 6, 2025. In the event the University of Delaware Hotel Portfolio Mortgage Loan is not paid in full on or before the ARD, the borrower will be required to make payments of principal and interest based on an interest rate equal to the greater of (i) 7.696%, and (ii) the sum of (a) the interpolated three-year treasury rate as of the ARD and (b) 3.000%. The ARD automatically triggers a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNIVERSITY OF DELAWARE HOTEL PORTFOLIO

Cash Management Period (see “Lockbox and Cash Management” section) whereby all excess cash flow will be used to pay down the principal balance of the University of Delaware Hotel Portfolio Mortgage Loan.

Following the lockout period, the borrowers have the right to defease the University of Delaware Hotel Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before December 6, 2021.  In addition, the University of Delaware Hotel Portfolio Mortgage Loan is prepayable without penalty on or after December 6, 2021.

Sources and Uses(1)

Sources			Uses
Original loan amount	$35,200,000	65.5%	Recapitalization price	$47,500,000	88.3%
Mezzanine loan	7,300,000	13.6	Sub-debt payoff	2,000,000	3.7
Sponsors’ new cash contribution	11,265,100	21.0	Reserves	2,593,372	4.8
			Closing costs	1,671,728	3.1
Total Sources	$53,765,100	100.0%	Total Uses	$53,765,100	100.0%

(1)	The University of Delaware Hotel Portfolio Properties were previously securitized in the GSMS 2005-GG4 transaction.

The Properties.  The University of Delaware Hotel Portfolio Properties comprise two adjacent hotel properties located in the Wilmington South area of Newark, Delaware, directly across the street from the University of Delaware campus: the Embassy Suites Newark-Wilmington South hotel (the “Embassy Suites Property”) and the Homewood Suites Wilmington South hotel (the “Homewood Suites Property”).

The Embassy Suites Property is a 154-room, six-story, full-service hotel that was built in 1999. Situated on a 5.7-acre parcel, the Embassy Suites Property features 84 king guestrooms and 70 double/double guestrooms. Guestrooms at the Embassy Suites Property feature a sofa, chair, table, and small kitchenette. Amenities at the Embassy Suites Property include 6,875 square feet of meeting and event space, a full-service restaurant (TGI Friday’s, which is not part of the collateral for the University of Delaware Hotel Portfolio Mortgage Loan), fitness center, business center, indoor pool, and a “grab-and-go” snack bar. The lobby area and meeting space at the Embassy Suites Property underwent renovations in 2013 and 2014, and the guestrooms are expected to undergo complete renovations in 2015 at a cost of approximately $2,300,000, which was reserved at closing. The franchise agreement with Hilton expires in May 2022.

The Homewood Suites Property is a 91-room, six-story, extended stay hotel that was built in 2004. Situated on a 2.2-acre parcel, the Homewood Suites Property features 55 one-bedroom suites, 12 two-bedroom suites, and 24 studio suites. Guestrooms at the Homewood Suites Property feature either one king or two queen beds along with living area sleeper sofas and fully-equipped kitchen areas.  Amenities at the Homewood Suites Property include meeting space, lobby breakfast dining area, indoor pool, fitness center, business center, 24-hour convenience store and guest laundry facilities. The Homewood Suites Property is currently undergoing renovations to comply with brand standards and are expected to be completed by the end of 2015. The franchise agreement with  Hilton expires in March 2023.

The following table presents certain information relating to the University of Delaware Hotel Portfolio Properties:

Property Name – Location	Property Sub-Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Balance Per Room	Year Built/ Renovated	Appraised Value	Allocated LTV
Embassy Suites – Newark, DE	Full Service	$21,190,000	60.2%	154	$137,597	1999/2014	$29,500,000	71.8%

Homewood Suites – Newark, DE	Extended Stay	$14,010,000	39.8%	91	$153,956	2004/NAP	$19,500,000	71.8%
Total/Weighted Average		$35,200,000	100.0%	245	$143,673		$49,000,000	71.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNIVERSITY OF DELAWARE HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the University of Delaware Hotel Portfolio Properties:

Cash Flow Analysis

	2012	2013	TTM 11/30/2014	U/W	% of Gross Operating Income	U/W $ per Room
Occupancy	77.8%	83.0%	83.0%	83.0%
ADR	$134.51	$139.47	$142.33	$142.33
RevPAR	$104.70	$115.81	$118.20	$118.20

Total Revenue	$10,822,378	$11,959,289	$12,119,796	$12,119,797	139.2%	$49,469
Total Department Expenses	3,073,953	3,332,515	3,410,140	3,410,140	39.2	13,919
Gross Operating Income	$7,748,425	$8,626,774	$8,709,656	$8,709,657	100.0%	$35,550

Total Undistributed Expenses	3,672,508	4,030,522	4,193,802	4,166,853	47.8	17,008
Profit Before Fixed Charges	$4,075,917	$4,596,252	$4,515,854	$4,542,803	52.2%	$18,542

Total Fixed Charges	397,092	415,863	435,784	464,742	5.3	1,897

Net Operating Income	$3,678,825	$4,180,389(1)	$4,080,070	$4,078,062	46.8%	$16,645
FF&E	0	0	0	484,792	5.6	1,979
Net Cash Flow	$3,678,825	$4,180,389	$4,080,070	$3,593,270	41.3%	$14,666

NOI DSCR	1.68x	1.91x	1.86x	1.86x
NCF DSCR	1.68x	1.91x	1.86x	1.64x
NOI DY	10.5%	11.9%	11.6%	11.6%
NCF DY	10.5%	11.9%	11.6%	10.2%

(1)	The Net Operating Income increase from 2012 to 2013 was due to increases in occupancy and RevPAR.

Appraisal.  As of the appraisal valuation dates of December 11, 2014 and December 12, 2014, the University of Delaware Hotel Portfolio Properties had an aggregate “as-is” appraised value of $49,000,000. The appraiser also concluded to a combined “As-Complete” appraised value of $53,000,000, which assumes that the planned renovations at the University of Delaware Hotel Portfolio Properties are completed by September 1, 2015.

Environmental Matters. According to the Phase I environmental site assessment dated December 23, 2014, there was no evidence of any recognized environmental conditions at the University of Delaware Hotel Portfolio Properties.

Market Overview and Competition. The University of Delaware Hotel Portfolio Properties are located in Newark, Delaware, directly across the street from the University of Delaware campus, a public university with over 21,000 undergraduate and graduate students. The University of Delaware Hotel Portfolio Properties’ location in New Castle County and proximity to Wilmington allow the University of Delaware Hotel Portfolio Properties to capture both weekday and weekend business. In addition to the University of Delaware’s student body, Division I NCAA athletic programs, and health, sciences and engineering institutes, New Castle County boasts multiple corporations taking advantage of Delaware’s business and legal environments. Businesses with a major presence in Wilmington include Bank of America, JP Morgan, and Wilmington Trust Company.

Room demand for the Wilmington hotel market is driven by the University of Delaware, as well as healthcare, pharmaceutical, technology, and manufacturing industries. Corporate demand is generated through the presence of major institutions and corporations. Leisure demand is generated by tourism, sporting events, the Christiana Mall, and the surrounding retail centers and entertainment venues. Demand segmentation at the Embassy Suites Property is 60% commercial, 15% group, and 25% leisure, while the overall market is 59% commercial, 16% group, and 25% leisure. Demand segmentation at the Homewood Suites Property is 50% commercial, 10% group, and 40% leisure, while the overall market is 59% commercial, 16% group, and 25% leisure. Commercial customers comprise approximately 59% of the total demand at the University of Delaware Hotel Portfolio Properties and consist mainly of individual business people passing through the market or visiting businesses, in addition to high-volume corporate accounts generated by local firms. The commercial segment also includes brand loyalty (frequent-traveler programs) customers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNIVERSITY OF DELAWARE HOTEL PORTFOLIO

The following table presents certain information relating to the competitive sets for the University of Delaware Hotel Portfolio Properties:

Subject and Market Historical Occupancy, ADR and RevPAR
Embassy Suites Newark Wilmington South(1)

	Competitive Set			Embassy Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2014 TTM	71.5%	$136.23	$97.43	78.4%	$144.82	$113.57	109.7%	106.3%	116.6%
11/30/2013 TTM	71.7%	$130.46	$93.59	77.1%	$142.79	$110.10	107.5%	109.5%	117.6%
11/30/2012 TTM	68.6%	$127.87	$87.75	74.9%	$136.79	$102.46	109.2%	107.0%	116.8%

(1)
Information obtained from a third party hospitality report dated December 18, 2014.  The competitive set includes the following hotels: Doubletree Downtown Wilmington Legal District, Hilton Wilmington Christiana, Sheraton Hotel Suites Wilmington Downtown, Courtyard Newark University of Delaware, and Holiday Inn Express & Suites Wilmington Newark.

Subject and Market Historical Occupancy, ADR and RevPAR
Homewood Suites Wilmington South(1)

	Competitive Set			Homewood Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2014 TTM	76.2%	$108.33	$82.55	89.3%	$140.06	$125.01	117.1%	129.3%	151.4%
11/30/2013 TTM	72.5%	$104.68	$75.92	88.8%	$137.46	$122.00	122.4%	131.3%	160.7%
11/30/2012 TTM	70.4%	$101.33	$71.31	80.0%	$131.90	$105.48	113.6%	130.2%	147.9%

(1)
Information obtained from a third party hospitality report dated December 18, 2014.  The competitive set includes the following hotels: Residence Inn Wilmington Newark Christiana, Extended Stay America Newark Christiana Wilmington, TownePlace Suites Wilmington Newark Christiana, Hampton Inn Elkton, Courtyard Newark University of Delaware, La Quinta Inn & Suites Newark Elkton and Staybridge Suites Wilmington Newark.

The Borrowers. The borrowers are BPG Hotel Partners IV LLC and BPG Hotel Partners X LLC, each of which is a Delaware limited liability company and single purpose entity with two independent directors.  BPG Hotel Partners IV LLC owns the Embassy Suites Property, and BPG Hotel Partners X LLC owns the Homewood Suites Property.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the University of Delaware Hotel Portfolio Mortgage Loan.  David B. Pollin, Christopher F. Buccini, and Robert E. Buccini are the guarantors of certain recourse carveouts under the University of Delaware Hotel Portfolio Mortgage Loan.

The Sponsor. The sponsor is The Buccini/Pollin Group, Inc. (the “Buccini/Pollin Group”), a privately held, integrated real estate acquisition, development and management company with offices in Washington, DC; Wilmington, DE; Philadelphia, PA and Baltimore MD. The Buccini/Pollin Group has developed and acquired hotel, office, residential, retail, and parking properties in the Mid-Atlantic and Northeastern regions of the United States. On behalf of its principals, investors and financial partners, the Buccini/Pollin Group has acquired or developed real estate assets having a value in excess of $4.0 billion, including 26 hotels, approximately six million square feet of office and retail space, 10 major residential communities, and multiple entertainment venues, including PPL Park (home of the Philadelphia Union Major League Soccer team).

Escrows. The loan documents provide for upfront escrows in the amount of $214,385 for real estate taxes, $16,200 for insurance premiums, $2,338,946 for renovation/FF&E Reserves and $23,841 for deferred maintenance. The loan documents provide for ongoing monthly escrows in the amount of $30,626 for real estate taxes, $8,100 for insurance, as well as FF&E reserves in an amount equal to the greater of (i) one-twelfth of 4.0% of the total annual gross revenues and (ii) the amount required to be reserved for capital expenses and FF&E expenses under the franchise agreements; however, the required monthly FF&E reserve will not be required until such time that the amount in the FF&E Reserves is less than $1,000,000.

Lockbox and Cash Management. The University of Delaware Hotel Portfolio Mortgage Loan requires a lender controlled lockbox account, which is already in place, and that the borrower cause all credit card receipts to be deposited directly into such lockbox account. The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account will be swept into the borrower’s operating account on a daily basis.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a daily basis.

A “Cash Management Period” will commence upon the earlier of (i) the ARD; (ii) the occurrence and continuance of an event of default; (iii) following March 3, 2016, the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter; (iv) the commencement of a Franchise Sweep Period (as defined below); or (v) the failure of the Borrowers to complete the property improvement plan (“PIP”) work by the deadline for that component of the PIP established in the loan documents. A Cash Management Period will expire, with respect to clause (i) above, upon the repayment of the University of Delaware Hotel Portfolio Mortgage Loan; with respect to clause (ii) above, upon the cure of such event of default; with respect to clause (iii) above; upon the date the amortizing debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter; with respect to clause (iv) above, upon the date that the franchise agreement has been renewed or replaced and all PIP work associated with such renewal/replacement has been completed and paid in full (or the borrower has deposited with lender the funds necessary to complete such PIP work); and with respect to clause (v) above, upon the completion of all PIP work in a lien-free manner and in compliance with all legal requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNIVERSITY OF DELAWARE HOTEL PORTFOLIO

A “Franchise Sweep Period” will commence upon the earlier of (i) June 6, 2021 and (ii) the first payment date following the occurrence of any franchise agreement being surrendered, cancelled or terminated (voluntarily or involuntarily). A Franchise Sweep Period will expire upon the date that the subject franchise agreement has been irrevocably renewed, reinstated or replaced on terms reasonably satisfactory to lender or, in lender’s judgment, sufficient funds have been accumulated in a reserve held by lender for such purpose to pay for all anticipated PIP work required to be performed under such renewed or reinstated franchise agreement.

Property Management. The University of Delaware Hotel Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrowers have the right to transfer  their interests in all, but not less than all, of the University of Delaware Hotel Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Partial Release. Following the lockout period, and prior to July 6, 2020, either borrower may obtain the release of any individual property from the lien on the University of Delaware Hotel Portfolio Mortgage Loan upon a third-party sale of such property provided that certain requirements set forth in the loan agreement are satisfied, including: (i) the borrowers shall provide the lender with a reciprocal easement agreement if there are any shared services or amenities between the two properties; (ii) the borrowers shall defease an amount of principal equal to 115% of the allocated amount for such property being sold; (iii) there shall be no event of default continuing before and immediately after such release; (iv) after giving effect to such release, the amortizing debt service coverage ratio for the remaining property shall be no less than the greater of (x) the amortizing debt service coverage ratio immediately preceding such release and (y) 1.65x; (v) after giving effect to such release, the debt yield for the remaining property shall be no less than the greater of (a) the debt yield immediately preceding such release and (b) 10.2%; and (vi) after giving effect to such release, the loan to value ratio shall not be greater than 85.0% when taking into account the University of Delaware Hotel Portfolio Mezzanine Loan (see “Subordinate and Mezzanine Indebtedness” section).

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. SMHF Cayman Hotel, LLC (the “University of Delaware Hotel Portfolio Mezzanine Lender”) holds a $7,300,000 mezzanine loan (the “University of Delaware Hotel Portfolio Mezzanine Loan”) issued to BPG Hotel Mezzanine IV LLC and BPG Hotel Mezzanine X LLC, the limited liability companies that indirectly own 100.0% of the borrowers under the University of Delaware Hotel Portfolio Mortgage Loan.  The University of Delaware Hotel Portfolio Mezzanine Loan accrues interest at an interest rate of 10.250% per annum and requires interest-only payments for the seven-year term term of the University of Delaware Portfolio Mezzanine Loan.  The rights of the University of Delaware Hotel Portfolio Mezzanine Lender are further described under “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the properties, provided, however, that if the Terrorism Risk Insurance Act or a similar government backstop is no longer in effect, the borrowers shall not be required to spend more than 200% of the aggregate cost of the insurance premiums for all other policies of insurance maintained pursuant to the terms of the loan documents. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 KANSAS STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 KANSAS STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 KANSAS STREET

200 Kansas Street
200 Kansas Street
San Francisco, CA 94103
SAN FRANCISCO
Nob Hill
Chinatown
Financial District
Lower Pacific Heights
Tenderloin
Union Square
Civic Center
Hayes Valley
SoMa
South Beach
Mission Bay
Design District
Mission District
Potrero Hill
Bayview
San Francisco Bay
McCovey Cove
Lafayette Park
Jefferson Square Park
Chinese Playground
Portsmouth Square
Transamerica Bldg.
EMBARCADERO CENTER
Justin Herman Plaza
Ferry Building
One Market Plaza
DON CHEE WAY & STEUART
Grace Cathedral
Masonic Auditorium
Ritz Carlton
Bank of America Bldg.
Mandarin Oriental
101 California
EMBARCADERO
Pacific Gas and Electric
100 Spear
St. Francis Memorial Hospital
Grand Hyatt SF
Sir Francis Drake
Crocker Galleria
50 Fremont Center
Millennium Tower
200 Spear
EMBARCADERO & FOLSOM
JAPAN CENTER
St. Mary's Cathedral
Macy's
MONTGOMERY
Golden Gate University
TRANSBAY TRANSIT CENTER (Under Constr.)
Google SF
EMBARCADERO & HARRISON
The Infinity Towers
SF-Oakland Bay Bridge
Glide Memorial
Hallidie Plaza
SF Shopping Center
POWELL
Four Seasons Hotel SF
Yerba Buena Gardens
SF Museum of Modern Art
Yerba Buena Center for the Arts
MOSCONE CONVENTION CENTER
Children's Creativity Museum
EMBARCADERO & BRANNAN
Herbst Theatre
Supreme Court of CA
SF Opera House
City Hall
Civic Center Plaza
SF Public Library
Davies Symphony Hall
Bill Graham Civic Auditorium
CIVIC CENTER
MUNI METRO
BART
South Park
CENTRAL SUBWAY (Under Constr.)
KING & 2ND
AT&T Park
MARKET & SOUTH VAN NESS
MARKET & GOUGH
CALTRAIN DEPOT
4TH & KING
CALTRAIN
Central Fwy
Pier 50
4TH ST & 3RD ST
UCSF Mission Bay
Univ. of California - San Francisco Mission Bay Campus
UCSF/ MISSION BAY
Mission Bay Conference Center
California College of the Arts
16TH STREET MISSION
Victoria Theatre
Franklin Square
Jackson Playground
Southern Embarcadero Fwy
3RD ST & MARIPOSA ST
Esprit Park
3RD ST & 20TH ST
Potrero Hill Recreation Center
3RD ST & 23RD ST
San Francisco Intl. Airport 10 miles
Clay St
Sacramento St
California St
CABLE CAR LINE
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Ellis St
Eddy St
Turk St
Golden Gate Ave
McAllister St
Octavia St
Gough St
Franklin St
Van Ness Ave
Polk St
Larkin St
Hyde St
Leavenworth St
Jones St
Taylor St
Mason St
Market St
Stevenson St
Mission St
Minna St
Natoma St
Howard St
Tehama St
Clementina St
Folsom St
Bryant St
Brannan St
Townsend St
King St
1st St
2nd St
3rd St
4th St
5th St
6th St
7th St
8th St
9th St
10th St
11th St
Dore St
Rich St
Delancey St
Embarcadero South
Gilbert St
Octavia Blvd
Otis St
Valencia St
14th St
15th St
16th St
17th St
18th St
19th St
20th St
22nd St
23rd St
24th St
25th St
26th St
Alameda St
Rhode Island St
De Haro St
Kansas St
Irwin St
Hubbell St
Mariposa St
Hampshire St
Potrero Ave
S. Van Ness Ave
Wisconsin St
Missouri St
Texas St
Mississippi St
Pennsylvania Ave
Dakota St
Illinois St
Michigan St
Maryland St
Cesar Chavez St
Fairfield
Vallejo
Novato
San Rafael
Corte Madera
Mill Valley
San Pablo Bay
Pittsburg
Martinez
Concord
Antioch
Richmond
Pleasant Hill
Walnut Creek
Berkeley
Lafayette
Alamo
OAKLAND
Danville
Alameda
San Ramon
SAN FRANCISCO
Daly City
Dublin
Livermore
Castro Valley
Oakland Intl. Airport
Hayward
Pleasanton
San Francisco Intl. Airport
Pacifica
Pacific Ocean
Millbrae
San Mateo
Union City
Fremont
Hillsborough
Belmont
Redwood City
Half Moon Bay
Newark
Woodside
Mtn. View
Palo Alto
Milpitas
Sunnyvale
Santa Clara
SAN JOSE
San Jose Intl. Airport
Portola Valley
Cupertino
Saratoga
Los Gatos
80
101
280

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – 200 Kansas Street

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$33,000,000			Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$33,000,000			Location:	San Francisco, CA
% of Initial Pool Balance:	4.0%			Size:	90,057 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$366.43
Borrower Names(1):	RWP 200 Kansas, LLC; AREA 200 Kansas, LLC			Year Built/Renovated:	1930/2014
Sponsors:	John Porges; Dean Benjamin			Title Vesting:	Fee
Mortgage Rate:	4.350%			Property Manager:	Colliers Parrish Asset Management, Inc.
Note Date:	February 12, 2015			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(3):	NAV
Maturity Date:	March 6, 2025			Most Recent Occupancy(3):	NAV
IO Period:	36 months			Current Occupancy (As of):	84.2% (1/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(92),O(4)			Underwriting and Financial Information:
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			3rd Most Recent NOI(3):	NAV
Additional Debt Type:	NAP			2nd Most Recent NOI(3):	NAV
				Most Recent NOI (As of):	$1,069,072 (12/31/2014)

				U/W Revenues:	$3,476,824
Escrows and Reserves(2):				U/W Expenses:	$964,830
				U/W NOI(4):	$2,511,994
Type:	Initial	Monthly	Cap (If Any)	U/W NCF(4):	$2,390,491
Taxes	$129,947	$43,316	NAP	U/W NOI DSCR:	1.27x
Insurance	$15,990	$3,198	NAP	U/W NCF DSCR:	1.21x
Replacement Reserves	$375,000	$1,501	NAP	U/W NOI Debt Yield:	7.6%
TI/LC Reserve	$450,000	$8,624	NAP	U/W NCF Debt Yield:	7.2%
Earnout Reserve	$450,000	$0	NAP	As-Is Appraised Value(5):	$43,400,000
Deferred Maintenance	$100,000	$0	NAP	As-Is Appraisal Valuation Date:	January 7, 2015
Free Rent Reserve	$61,919	$0	NAP	Cut-off Date LTV Ratio(5):	76.0%
Outstanding TI Reserve	$454,835	$0	NAP	LTV Ratio at Maturity or ARD:	66.3%

(1)	The borrower is comprised of two tenants-in-common (“TIC”). See “The Borrowers” section.
(2)	See “Escrows” section.
(3)	Historical financial and occupancy data are not available as the 200 Kansas Street Property was acquired on February 12, 2015.
(4)	See “Cash Flow Analysis” section.
(5)	The appraiser also provided an “As-stabilized” appraisal value as of January 1, 2016, of $45,300,000, which would result in a Cut-off Date LTV Ratio of 72.8%

The Mortgage Loan. The mortgage loan (the “200 Kansas Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a two-story mixed use building located in San Francisco, California (the “200 Kansas Street Property”). The 200 Kansas Street Mortgage Loan was originated on February 12, 2015 by Ladder Capital Finance LLC. The 200 Kansas Street Mortgage Loan had an original principal balance of $33,000,000, has an outstanding principal balance as of the Cut-off Date of $33,000,000 and accrues interest at an interest rate of 4.350% per annum. The 200 Kansas Street Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 200 Kansas Street Mortgage Loan matures on March 6, 2025.

Following the lockout period, the borrower has the right to defease the 200 Kansas Street Mortgage Loan in whole, but not in part, on any date before December 6, 2024. In addition, the 200 Kansas Street Mortgage Loan is prepayable without penalty on or after December 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 KANSAS STREET

Sources and Uses

Sources			Uses
Original loan amount	$33,000,000	74.7%	Purchase price	$42,000,000	95.1%
Sponsor’s new cash contribution	11,178,203	25.3	Reserves	2,037,692	4.6
			Closing costs	140,511	0.3
Total Sources	$44,178,203	100.0%	Total Uses	$44,178,203	100.0%

The Property. The 200 Kansas Street Property is a two-story, class A mixed use building situated on approximately 1.6 acres in San Francisco, California. Built in 1930 and renovated in 2014 the 200 Kansas Street Property contains 90,057 rentable square feet and is located in the Showplace Square/Potrero Hill submarket. The 200 Kansas Street Property is located in San Francisco’s Design District, situated along the 16th Street Corridor, a major east-west thoroughfare, offering tenants walkable access to the major transit providers CalTrain and BART. 200 Kansas Street Property features include 15-foot exposed ceilings, extensive windowing, a two-story glass-enclosed stairwell, high-end modern tenant finishes, a new building lobby area, and updated building systems. Between 2012 and 2014, approximately $3.0 million of renovations were completed including new skylights, a renovated lobby, sidewalk repairs, electrical service upgrades and tenant-specific improvements according to the seller of the 200 Kansas Street Property. The 200 Kansas Street Property contains 38 surface parking spaces, resulting in a parking ratio of 0.4 spaces per 1,000 square feet of rentable area. As of January 1, 2015, the 200 Kansas Street Property was 84.2% occupied by five tenants comprising retail and office uses.

The following table presents certain information relating to the tenancy at the 200 Kansas Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Dot & Bo	NR/NR/NR	21,066	23.4%	$46.00	$969,036	32.2%	11/30/2019
Design Within Reach	NR/NR/NR	23,498	26.1%	$32.00	$751,936	25.0%	11/30/2023
Element Sciences	NR/NR/NR	9,887	11.0%	$52.53	$519,364	17.3%	2/29/2020(2)
Bright Horizons	NR/NR/NR	10,163	11.3%	$39.12	$397,577	13.2%	5/31/2029(3)
Modani	NR/NR/NR	11,258	12.5%	$33.00	$371,514	12.3%	5/31/2025
Total Major Tenants		75,872	84.2%	$39.66	$3,009,427	100.0%

Occupied Collateral Total		75,872	84.2%	$39.66	$3,009,427	100.00%

Vacant Space		14,185	15.8%

Collateral Total		90,057	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 1, 2016 totaling $94,165.
(2)	Element Sciences has the option to terminate its lease effective September 30, 2018 with six months’ notice and payment of a termination fee equal to $275,497.
(3)
Bright Horizons has the option to terminate its lease effective July 1, 2024 with 12 months’ notice and a payment of a termination fee equal to six months of base rent and unamortized tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 KANSAS STREET

The following table presents certain information relating to the lease rollover schedule at the 200 Kansas Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	1	21,066	23.4%	21,066	23.4%	$969,036	$46.00
2020	1	9,887	11.0%	30,953	34.4%	$519,364	$52.53
2021	0	0	0.0%	30,953	34.4%	$0	$0.00
2022	0	0	0.0%	30,953	34.4%	$0	$0.00
2023	1	23,498	26.1%	54,451	60.5%	$751,936	$32.00
2024	0	0	0.0%	54,451	60.5%	$0	$0.00
2025	1	11,258	12.5%	65,709	73.0%	$371,514	$33.00
Thereafter	1	10,163	11.3%	75,872	84.2%	$397,577	$39.12
Vacant	0	14,185	15.8%	90,057	100.0%	$0	$0.00
Total/Weighted Average	5	90,057	100.0%			$3,009,427	$39.66

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 200 Kansas Street Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	1/1/2015(2)
NAV	NAV	NAV	84.2%

(1)	Historical occupancy data is not available as the 200 Kansas Street Property was acquired on February 12, 2015, and the information was not provided by the seller.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 200 Kansas Street Property:

Cash Flow Analysis(1)

	2014	U/W(2)(3)	% of U/W Effective Gross Income	U/W $ per SF	(2)
Base Rent	1,451,272	$3,009,427	86.6%	$33.42
Grossed Up Vacant Space	0	709,817	20.4	7.88
Total Reimbursables	37,466	416,397	12.0	4.62
Other Income	19,203	51,000	1.5	0.57
Less Vacancy & Credit Loss	0	(709,817)(4)	(20.4)	(7.88)
Effective Gross Income	$1,507,941	$3,476,824	100%	$38.61

Total Operating Expenses	$438,869	$964,830	27.8%	$10.71

Net Operating Income	$1,069,072	$2,511,994	72.2%	$27.89

TI/LC	103,492	103,492	3.0	1.15
Capital Expenditures	18,011	18,011	0.5	0.20
Net Cash Flow	$947,569	$2,390,491	68.8%	$26.54

NOI DSCR	0.54x	1.27x
NCF DSCR	0.48x	1.21x
NOI DY	3.2%	7.6%
NCF DY	2.9%	7.2%

(1)	Historical financial data prior to 2014 is not available as the 200 Kansas Street Property was acquired on February 12, 2015, and the information was not provided by the seller.
(2)	U/W Base Rent and U/W Base Rent per SF include contractual rent steps through January 2016 totaling $94,165.
(3)	The increase in U/W Net Operating Income over 2014 Net Operating Income is due to 52,374 square feet of new leases that were signed in 2014 and 2015.
(4)	The underwritten economic vacancy is 17.0%. The 200 Kansas Street Property was 84.2% physically occupied as of January 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 KANSAS STREET

Appraisal. As of the appraisal valuation date of January 7, 2015, the 200 Kansas Street Property had an “as-is” appraised value of $43,400,000 and an “as-stabilized” appraised value of $45,300,000 as of January 1, 2016 which would result in a Cut-off Date LTV ratio of 72.8%.

Environmental Matters. According to the Phase I environmental report dated January 26, 2015, there was no evidence of any recognized environmental conditions at the 200 Kansas Street Property.

Market Overview and Competition. The 200 Kansas Street Property is located in the Showplace Square/Potrero Hill submarket, which borders the central business district of San Francisco, California. Primary access to the 200 Kansas Street Property is via Interstate 280 at the 6th Street exit. Access to and from Interstate 80 and the Bay Bridge is available via on- and off-ramps at 7th and 8th Streets. Public transportation in the form of city buses is available along 7th and Townsend Streets. Commuter train service is available at the CalTrain Depot, located at the corner of 4th and Townsend Streets. San Francisco’s Light Rail system also runs along King and 3rd Streets.

According to the appraisal, as of the fourth quarter of 2014, the Showplace Square/Potrero Hill office submarket reported a total inventory of approximately 3.1 million square feet with a 5.7% vacancy rate and average asking rents of $50.61 per square foot on a gross basis. The average asking rent in the fourth quarter of 2014 was $63.05 per square foot for the San Francisco central business district office market, $52.50 per square foot for non-central business district office submarkets and a weighted average of $60.87 per square foot across all submarkets. The average vacancy in the fourth quarter of 2014 was 8.2% for central business district office markets, 5.7% for non- central business district office submarkets and 7.4% across all submarkets.

The following table presents certain information relating to comparable office properties for the 200 Kansas Street Property:

Competitive Set(1)

	200 Kansas Street (Subject)	888 Brannan Street	The Hamm’s Building	808 Brannan Street	298 Alabama Street	The Pioneer Building
Location	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA
Distance from Subject	--	0.4 miles	0.4 miles	0.4 miles	0.5 miles	0.6 miles
Property Type	Mixed Use	Office	Office	Office	Office	Office
Year Built/Renovated	1930/2014	1920/NAV	1915/NAV	1930/2013	1923/2014	1902/2013
Stories	2	6	12	3	2	3
Total GLA	90,057 SF(2)	444,000 SF	184,706 SF	61,000 SF	34,545 SF	37,104 SF
Total Occupancy	84%(2)	98%	95%	100%	NAV	100%

 (1)     Information obtained from the appraisal.
 (2)     Information obtained from the underwritten rent roll.

The Borrowers. The borrowers are RWP 200 Kansas, LLC and AREA 200 Kansas, LLC, as tenants in common. Each tenant-in-common is a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 200 Kansas Street Mortgage Loan. John Porges and Dean Benjamin are the guarantors of certain nonrecourse carveouts under the 200 Kansas Street Mortgage Loan.

The Sponsors. The loan sponsors are John Porges and Dean Benjamin cofounders of Ascent Real Estate Advisors LLC (“Ascent”). Ascent is an investment, development and consulting firm focusing on special real estate related investment. Mr. Porges has 14 years of experience in the real estate industry and Mr. Benjamin has 15 years of experience in the real estate finance industry. Prior to joining Ascent, Mr. Benjamin completed a six-year tenure at Credit Suisse where he assisted in the creation of a high yield investment vehicle focusing on the acquisition of subordinate CMBS and was a member of a team that asset-managed and liquidated in excess of $7 billion of real estate debt and equity investments.

Since 2012, Ascent has acquired over 400,000 square feet of office properties in the Sunnyvale / Palo Alto region of California. Currently, Ascent owns or manages 10 commercial real estate properties totaling over 800,000 square feet located in New York, Texas, and California. Aside from joint venture operating partners, Ascent operates its properties through local brokers and has an in-house asset management team that oversees operations at the various properties.

Escrows. The loan documents provide for an upfront reserve in the amount of $129,947 for real estate taxes, $15,990 for insurance, $375,000 for replacement reserves, $450,000 for tenant improvements and leasing commissions (“TI/LC”), $100,000 for deferred maintenance; $454,835 for outstanding tenant improvement obligations for Element Science ($314,110) and Modani ($140,725) and $61,919 for free rent for Modani. The loan documents also provide for ongoing monthly escrows in the amount of $43,316 for real estate taxes, $3,198 for insurance, $1,501 for replacement reserves and $8,624 for TI/LCs.

In addition, the 200 Kansas Street Mortgage Loan is structured with an earnout reserve totaling $450,000. Upon the borrowers executing new leases that yield an amortizing debt service coverage ratio of at least 1.25x, or the annualized underwritten net cash flow exceeding $2,464,168, and if funds then held in the TI/LC reserve are insufficient to cover related TI/LC costs, funds held in the earnout reserve may be utilized for the excess of such costs. To the extent funds remain in the earnout reserve thereafter, such funds will be deposited into the TI/LC reserve and will be available for disbursement pursuant to the terms of the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 KANSAS STREET

Notwithstanding the foregoing, if within 24 months after the origination of the 200 Kansas Street Mortgage Loan, funds remain in the earnout reserve, then the lender will have the right to maintain such funds as collateral for the remaining term of the 200 Kansas Street Mortgage Loan.

Lockbox and Cash Management. The 200 Kansas Street Mortgage Loan requires a lender-controlled lockbox account which is already in place, and that the borrowers direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account will be released to the borrowers’ account on a daily basis. During a Cash Management Period, funds on deposit in the lockbox account will be swept on a daily basis into a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default occurs under the loan documents or the property management agreement, (ii) the underwritten net cash flow for the 200 Kansas Street Property falls below $2,100,000 during years one through three and $2,400,000 thereafter, in each case, on an actual succeeding 12 month basis for two consecutive quarters (provided, however, that for the calendar year 2015, such calculation shall include prospective revenue from all eligible in-place leases assuming all rent abatement periods have expired, rather than the succeeding 12 month revenue), (iii) nine months prior to any Significant Tenant (as defined below) lease expiration unless such lease has been extended, (iv) a Significant Tenant goes dark or delivers notice of its intent to vacate, go dark or not renew, and/or (v) any Significant Tenant (or applicable parent) suffers a bankruptcy or becomes insolvent.

A Cash Management Period will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, if the underwritten net cash flow for the 200 Kansas Street Property rises above $2,375,000 for years one through three and $2,570,000 thereafter on an actual succeeding 12 month basis for one calendar quarter; with respect to clause (iii) above, as of the date upon which (a)(1) the applicable Significant Tenant (A) has renewed or extended its lease on market terms and conditions reasonably acceptable to the lender (provided that the projected debt service coverage ratio during the extension/renewal period under such lease, inclusive of the rent payable thereunder, shall be no less than 1.20x as reasonably determined by the lender), (B) is open for business and conducting normal business operations at its demised premises and (C) is paying full, unabated rent under such lease, and (2) the borrowers have delivered to the lender an acceptable tenant estoppel certificate from the applicable Significant Tenant certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, to the lender’s satisfaction in each case, or (b) a Re-tenanting Event (as defined below) has occurred; with respect to clause (iv) above, on the date upon which (a)(1) the applicable Significant Tenant has (A) reopened for business and is conducting normal business operations at substantially all of its demised premises, (B) paid full, unabated rent under its lease, for one calendar quarter in each case and (C) irrevocably revoked or rescinded any such notice, and (2) the borrowers have delivered to the lender an acceptable tenant estoppel certificate from the applicable Significant Tenant certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, to the lender’s satisfaction in each case, or (b) a Re-tenanting Event has occurred; and with respect to clause (v) above, on the date upon which (a) the applicable Significant Tenant or such Significant Tenant’s parent company, as the case may be, shall become solvent to the lender’s satisfaction for one calendar quarter or shall no longer be a debtor in any bankruptcy action and shall have affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction or (b) a Re-tenanting Event has occurred.

“Significant Tenant” means (i) the tenant known as “Design Within Reach” (or any successor thereto occupying the space occupied as of the date hereof by such tenant), (ii) the tenant known as “Dot & Bo” (or any successor thereto occupying the space occupied as of the date hereof by such tenant), and (iii) any other tenant under a lease that, either individually, or when taken together with any other lease with such tenant or its affiliates (A) covers more than 18,000 square feet at the 200 Kansas Street Property or (B) constitutes more than 20% of the total annual rents.

“Re-tenanting Event” means the lender’s receipt of evidence that the borrowers have entered into a new lease or leases with a replacement tenant or tenants acceptable to the lender for at least seventy-five percent (75.0%) of the demised premises which had previously been occupied by the applicable Significant Tenant in form and substance satisfactory to the lender and otherwise in accordance with the terms of the loan agreement, and (i) that each tenant under any such replacement lease has accepted possession and is in occupancy of, and is open for business (for a retail tenant) and conducting normal business operations at, all of the space demised under the lease and is paying full, unabated rent in accordance with the lease, (ii) that the rents payable under any such replacement lease are no less than the rents under the lease being replaced, (iii) that any such replacement lease otherwise provides for market rate terms and conditions and (iv) that all landlord obligations under any such replacement lease (including, without limitation, tenant improvement and leasing commission obligations) have been duly performed, completed and paid for, such evidence to include, without limitation, a fully-executed lease and an acceptable tenant estoppel certificate from each such tenant.

Property Management. The 200 Kansas Street Property is managed by Colliers Parrish Asset Management, Inc.

Assumption. The borrowers have the right to transfer the 200 Kansas Street Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) that the proposed transferee meets certain net worth and asset requirements and the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 KANSAS STREET

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 200 Kansas Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated January 27, 2015 indicated a probable maximum loss of 10.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DS SERVICES PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DS SERVICES PORTFOLIO

DS Services Portfolio
1 DS Services - Phoenix, AZ Phoenix, AZ
2 DS Services - Kentwood, LA Kentwood, LA
3 DS Services - Santa Ana, CA Santa Ana; Garden Grove, CA
4 DS Services - Orlando, FL Orlando, FL
5 DS Services - Salt Lake City, UT Salt Lake City, UT
6 DS Services - Las Vegas, NV Las Vegas, NV
7 DS Services - Elgin, IL Elgin, IL
8 DS Services - Grand Prairie, TX Grand Prairie, TX
CANADA
MEXICO
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Caribbean Sea
BAHAMAS
CUBA
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
Vancouver
Calgary
Winnipeg
Québec
Montreal
Ottawa
Toronto
Seattle
Portland
Boise
Sacramento
San Francisco
San Jose
Salt Lake City
Las Vegas
Los Angeles
Santa Ana
San Diego
Phoenix
Denver
Albuquerque
El Paso
Chihuahua
Monterrey
Minneapolis
Milwaukee
Elgin
Chicago
Detroit
Cleveland
Omaha
Kansas City
St. Louis
Indianapolis
Louisville
Pittsburgh
Philadelphia
New York
Boston
Baltimore
Washington DC
Nashville
Memphis
Oklahoma City
Fort Worth
Dallas
Grand Prairie
Austin
San Antonio
Houston
Kentwood
Baton Rouge
New Orleans
Atlanta
Charlotte
Charleston
Jacksonville
Orlando
Tampa
Miami
WA
OR
ID
MT
WY
NV
UT
CA
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MS
MI
IN
KY
TN
AL
OH
GA
FL
WV
VA
NC
SC
PA
NY
NJ
MD
DE
VT
NH
MA
CT
ME

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – DS Services Portfolio

Loan Information				Property Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$31,500,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$31,500,000			Location:	Various – See Table
% of Initial Pool Balance:	3.8%			Size:	432,993 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$72.75
Borrower Name:	AGNL Aqua, L.P.			Year Built/Renovated:	Various – See Table
Sponsors:	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.			Title Vesting:	Fee
Mortgage Rate:	4.010%			Property Manager:	Tenant-managed
Note Date:	March 11, 2015			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(3):	NAV
Maturity Date:	March 11, 2025			Most Recent Occupancy(3):	NAV
IO Period:	60 months			Current Occupancy (As of):	100.0% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI(3):	NAV
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			2nd Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI(3):	NAV
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine			U/W Revenues:	$4,157,918
				U/W Expenses:	$1,192,653
				U/W NOI:	$2,965,266
				U/W NCF:	$2,768,700
				U/W NOI DSCR:	1.64x
Escrows and Reserves(2):				U/W NCF DSCR:	1.53x
				U/W NOI Debt Yield:	9.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$49,100,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(4):	Various
TI/LC	$0	NAP	NAP	Cut-off Date LTV Ratio:	64.2%
Replacement Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	58.2%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows and Reserves” section.
(3)
Historical occupancy and financials are not available, as the sponsor recently acquired the DS Services Portfolio Properties from the tenant in a sale-leaseback transaction, and leases were not previously in-place.

(4)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “DS Services Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering eight single tenant industrial properties located in eight states (the “DS Services Portfolio Properties”). The DS Services Portfolio Mortgage Loan was originated on March 11, 2015 by Wells Fargo Bank, National Association. The DS Services Portfolio Mortgage Loan had an original principal balance of $31,500,000, has an outstanding principal balance as of the Cut-off Date of $31,500,000 and accrues interest at an interest rate of 4.010% per annum. The DS Services Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The DS Services Portfolio Mortgage Loan matures on March 11, 2025.

Following the lockout period, the borrower has the right to prepay the DS Services Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the DS Services Portfolio Mortgage Loan is prepayable without penalty on or after December 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DS SERVICES PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$31,500,000	64.2%	Purchase price	$48,210,000	98.3%
Sponsor’s new cash contribution	17,555,039	35.8	Closing costs	845,039	1.7
Total Sources	$49,055,039	100.0%	Total Uses	$49,055,039	100.0%

The Properties. The DS Services Portfolio Properties comprise eight single tenant industrial properties totaling 432,993 square feet of rentable area and located in eight states. Built between 1955 and 1990, the DS Services Portfolio Properties were acquired by the sponsor in December 2014 in a sale-leaseback transaction with DS Services of America, Inc. (“DS Services”), which signed a 20-year, triple-net master lease with an expiration date of December 31, 2034. The DS Services Portfolio Properties represent eight production facilities for DS Services and have sophisticated buildouts to accommodate filtering, filling and distributing bottled water and other products. As of March 1, 2015, the DS Services Portfolio Properties were 100.0% occupied by DS Services.

DS Services, a leading bottled water, coffee and tea direct-to-consumer service provider, was acquired by Cott Corporation (“Cott”) in December 2014 for $1.25 billion. Cott is one of the world’s largest producers of beverages on behalf of retailers, brand owners and distributors and has an extensive home and office bottled water and office coffee services distribution networks, with the ability to service approximately 90% of households nationwide. With approximately 9,500 employees, Cott operates approximately 60 manufacturing facilities and 180 distribution facilities in the United States, Canada, the United Kingdom and Mexico. DS Services, which now operates as a subsidiary of Cott, offers a portfolio of beverage products, equipment and supplies to approximately 1.5 million customers through a network of 200 sales and distribution facilities and daily operation of over 2,100 routes. DS Services operates in 42 of the 50 largest cities in the United States and holds the largest or second largest market share in 38 of these 42 cities. DS Services operates under an assortment of national brands, including Athena water, Nursery water (bottled water for babies and toddlers), Standard Coffee and Relyant, as well as regional brands, including, Alhambra, Belmont Springs, Crystal Springs, Deep Rock, Hinckley Springs, Kentwood Springs, Mount Olympus, Sierra Springs and Sparkletts. In March 2015, DS Services and Keurig Green Mountain, Inc. announced a multi-year agreement to offer DS Services’ Javarama coffee in K-Cup packs for use in Keurig brewing systems.

The following table presents certain information relating to the DS Services Portfolio Properties:

Property Name – Location	Specific Property Type	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
DS Services – Phoenix, AZ	Flex	$6,350,382	20.2%	100.0%	1973/NAP	66,990	$9,700,000	65.5%
DS Services – Kentwood, LA	Warehouse	$5,720,870	18.2%	100.0%	1985/2013	108,250	$8,800,000	65.0%
DS Services – Santa Ana, CA	Flex	$5,180,612	16.4%	100.0%	1955/NAP	52,600	$8,050,000	64.4%
DS Services – Orlando, FL	Flex	$3,679,610	11.7%	100.0%	1990/NAP	53,558	$5,700,000	64.6%
DS Services – Salt Lake City, UT	Flex	$3,209,270	10.2%	100.0%	1980/1997	47,041	$4,950,000	64.8%
DS Services – Las Vegas, NV	Flex	$3,179,165	10.1%	100.0%	1967/NAP	40,104	$5,150,000	61.7%
DS Services – Elgin, IL	Warehouse	$2,165,835	6.9%	100.0%	1984/NAP	32,200	$3,500,000	61.9%
DS Services – Grand Prairie, TX	Flex	$2,014,255	6.4%	100.0%	1987/NAP	32,250	$3,250,000	62.0%
Total/Weighted Average		$31,500,000	100.0%	100.0%		432,993	$49,100,000	64.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DS SERVICES PORTFOLIO

The following table presents certain information relating to the tenancy at the DS Services Portfolio Properties:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
DS Services	(2)	432,993	100.0%	$7.57	$3,278,228	100.0%	12/31/2034
Occupied Collateral Total		432,993	100.0%	$7.57	$3,278,228	100.0%

Vacant Space		0	0.0%

Collateral Total		432,993	100.0%

(1)
DS Services has a master lease encompassing all of the DS Services Portfolio Properties with allocated rent amounts for each property. The Annual U/W Base Rent PSF shown represents the weighted average in-place allocated rent for all eight properties, which range from $5.50 to $10.25.

(2)	The DS Services lease is guaranteed by both DS Services and Cott, which are rated NR/Ba3/NR and NR/B2/B, respectively, by Fitch/Moody’s/S&P.

The following table presents certain information relating to the lease rollover schedule at the DS Services Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	432,993	100.0%	432,993	100.0%	$3,278,228	$7.57
Vacant	0	0	0.0%	432,993	100.0%	$0	$0.00
Total/Weighted Average	1	432,993	100.0%			$3,278,228	$7.57

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the DS Services Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	3/1/2015(2)
NAV	NAV	NAV	100.0%

(1)	Historical occupancy is not available, as the sponsor recently acquired the DS Services Portfolio Properties from the tenant in a sale-leaseback transaction, and leases were not previously in-place.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DS SERVICES PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the DS Services Portfolio Properties:

Cash Flow Analysis(1)

	U/W(1)	% of Effective Gross Income	U/W $ per SF
Base Rent	$3,278,228	78.8%	$7.57
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	1,109,166	26.7	2.56
Less Vacancy & Credit Loss	(229,476)(2)	(5.5)	(0.53)
Effective Gross Income	$4,157,918	100.0%	$9.60

Total Operating Expenses	$1,192,653	28.7%	$2.75

Net Operating Income	$2,965,266	71.3%	$6.85
TI/LC	131,616	3.2	0.30
Capital Expenditures	64,949	1.6	0.15
Net Cash Flow	$2,768,700	66.6%	$6.39

NOI DSCR	1.64x
NCF DSCR	1.53x
NOI DY	9.4%
NCF DY	8.8%

(1)	Historical financials are not available, as the sponsor recently acquired the DS Services Portfolio Properties from the tenant in a sale-leaseback transaction, and leases were not previously in-place.
(2)	The underwritten economic vacancy is 7.0%. The DS Services Portfolio Properties were 100.0% physically occupied as of March 1, 2015.

Appraisal. As of the appraisal valuation dates ranging from January 11, 2015, to January 15, 2015, the DS Services Portfolio Properties had an “as-is” appraised value of $49,100,000. The appraiser also concluded to an aggregate hypothetical “go dark” value for the DS Services Portfolio Properties of $27,840,000 with valuation dates ranging from January 11, 2015, to January 15, 2015.

Environmental Matters. According to Phase I environmental site assessments dated from November 11, 2014, to November 17, 2014, there was no evidence of any recognized environmental conditions (“RECs”) at six of the DS Services Portfolio Properties.

At the Las Vegas, Nevada, property, the Phase I environmental consultant identified three former on-site underground storage tanks (“USTs”) and recommended that soil and groundwater samples be collected to assess for impacts from the former USTs. A Phase II environmental assessment dated November 21, 2014 recommended no further action.

At the Phoenix, Arizona, property, the Phase I environmental consultant noted that fire department records indicated that (i) a 500-gallon UST containing used oil was removed from the property sometime between 1974 and 1986; and (ii) two USTs containing gasoline were removed from the property in 1985. A Phase II environmental assessment dated November 20, 2014 recommended no further action.

In addition, although the Phase I environmental consultant did not identify any RECs at the Santa Ana, California, property, the lender obtained a $1,000,000 environmental insurance policy with a 10-year term and three-year tail related to potential risks associated with former USTs identified at the property.

The Borrower. The borrower is AGNL Aqua, L.P., a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DS Services Portfolio Mortgage Loan. AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are the guarantors of certain nonrecourse carveouts under the DS Services Portfolio Mortgage Loan.

The Sponsors. The sponsors are AG Net Lease III Corp. and AG Net Lease III (SO) Corp., which are each owned and controlled by Angelo, Gordon & Co. (“Angelo Gordon”). Founded in 1988, Angelo Gordon is a privately-held registered investment advisor with approximately $27.0 billion under management as of March 2015. Angelo Gordon engages in all aspects of real estate investment and management, including acquisition, financing, disposition, leasing and construction management. The firm has real estate professionals in New York, Los Angeles, London, Hong Kong, Seoul, Tokyo and Shanghai and since 1993 has acquired properties valued at over $13.0 billion.

Escrows. Ongoing monthly reserves for real estate taxes are not required as long as (i)(a) no Cash Trap Event Period (see “Lockbox and Cash Management” section) has occurred and is continuing; (b) the DS Services lease is in full force and effect; and (c) DS Services is required under its lease to pay all real estate taxes directly; or (ii) the borrower provides lender with timely proof of payment of real estate taxes. Ongoing monthly reserves for insurance premiums are not required as long as (A) no Cash Trap Event Period has occurred and is continuing; (B) the DS Services lease is in full force and effect; and (C) DS Services maintains all of the third-party insurance policies in full force and effect. Ongoing monthly replacement reserves are not required as long as (x) no Cash Trap Event Period has occurred and is continuing; (y) the DS Services lease is in full force and effect; and (z) the borrower provides evidence to lender that DS Services is adequately maintaining the DS Services Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DS SERVICES PORTFOLIO

Letter of Credit. DS Services provided the security deposit required under its lease with two letters of credit from JPMorgan Chase Bank N.A. to the borrower totaling approximately $6.3 million (collectively, the “DS LOC”). The lease authorizes the borrower to draw on the DS LOC following a lease default. The loan documents require the borrower to draw upon the DS LOC unless lender in its reasonable discretion shall have agreed to a plan of action to cure the lease default. If drawn upon, the DS LOC proceeds are rents that must be deposited into lender-controlled accounts (see “Lockbox and Cash Management” section).

Lockbox and Cash Management. The DS Services Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is currently in-place, and requires the borrower to deliver a letter to the tenant directing it to pay its rent directly into such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or manager relating to the DS Services Portfolio Mortgage Loan be deposited into the lockbox account within one business day. Funds are then swept to a cash management account controlled by the lender and prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash management account (the “Excess Cash Flow Subaccount”) on a daily basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio (“DSCR”) falling below 1.20x for one calendar quarter; (iii) DS Services vacating or going dark at any of the DS Services Portfolio Properties (a “DS Default Trigger Event”) (provided that if DS Services’ vacating or going dark is the result of casualty or condemnation, the Cash Trap Event Period shall continue for up to 270 days under certain conditions, including the commencement and continuation of reconstruction obligations and continued payment of rent as required by the lease); (iv) DS Services entering bankruptcy or insolvency; (v) a lease termination resulting from a DS Services lease default; or (vi) six months after DS Services goes dark in advance of a Non-Economic Facility (as defined below) sale, if the required purchase agreement has not been executed within such six month period. A Cash Trap Event Period will expire with regard to clause (i) above, upon the cure of such event of default; with regard to clause (ii) above, upon the amortizing DSCR being equal to or greater than 1.25x for one calendar quarter; with regard to clause (iii) above, upon either (a) a Replacement Tenant Cure Event (as defined below) or (b) a DS Recommencement/Replacement Cure Event (as defined below); with regard to clause (iv) above, upon a DS Bankruptcy Trigger Cure Event (as defined below); with regard to clause (v) above, upon a Replacement Tenant Cure Event; and with regard to clause (vi) above, upon either (1) a Replacement Tenant Cure Event; (2) a DS Facility Sale Trigger Cure Event (as defined below); or (3) a DS Recommencement/Replacement Cure Event.

A “Non-Economic Facility” is any of the DS Services Portfolio Properties that does not maintain an EBITDAR-to-allocated-rent coverage ratio of at least 0.75x for any consecutive 12-month period during the term of the DS Services lease. The DS Services lease permits the tenant, not more frequently than once in any 24-month period, to replace or exclude a Non-Economic Facility. If the borrower and DS Services cannot agree on a substitute property, DS Services may offer for sale up to two Non-Economic Facilities on behalf of the borrower (and the borrower shall cooperate with such sale) in arms-length transactions and when effected the lease shall terminate as to such properties (and basic rent reduced based on the remaining leased properties) upon DS Services’ payment of (i) the greater of (a) any shortfall between the net sales proceeds and the fair market value of such property as if the lease remained in effect for the balance of the DS Services lease and (b) any shortfall between the net sales proceeds and the borrower’s allocated acquisition cost for such property; and (ii) any applicable prepayment premium due under the DS Services Portfolio Mortgage Loan. Any proposed sale or substitution by DS Services of a Non-Economic Facility is subject to the related requirements of the loan documents (see “Partial Release” and Substitution” sections).

A “Replacement Tenant Cure Event” will occur when the borrower has entered into one or more leases with replacement tenants satisfactory to the lender on certain specified terms, including a net effective rental rate not less than that at DS Services Portfolio Mortgage Loan origination and a remaining term of the same or greater duration, and has satisfied estoppel and all other requirements as outlined in the loan documents.

A “DS Bankruptcy Trigger Cure Event” will occur upon the earlier of (i) the borrower’s delivering evidence that the DS Services lease has been assumed by or assigned to one or more replacement tenants satisfactory to lender, without any modifications to the DS Services lease, together with an estoppel and subordination, non-disturbance and attornment agreement from each replacement tenant; (ii) the date on which DS Services ceases to be a debtor in any action or proceeding under creditors’ rights laws and has not otherwise rejected the DS Services lease; or (iii) in the event the DS Services lease is rejected by DS Services in any action or proceeding under creditors’ rights laws, upon a Replacement Tenant Cure Event.

A “DS Facility Sale Trigger Cure Event” will occur upon the borrower’s delivering a purchase agreement acceptable to the lender for the sale of the associated property.

A “DS Recommencement/Replacement Cure Event” will occur upon the earlier of (i) the borrower’s delivering evidence that DS Services recommenced operations at the related property, along with an estoppel from DS Services; (ii) the borrower’s delivering an amendment to the DS Services lease that reflects the removal of the related property and the replacement of such property with an acceptable replacement property (subject to the provisions set forth in the “Substitution” section), along with an estoppel from DS Services with respect to such replacement property; or (iii) the Excess Cash Flow Subaccount’s balance of funds being equal to two years of underwritten base rent under the DS Services lease for the related property.

Property Management. The DS Services Portfolio Properties are managed by the tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DS SERVICES PORTFOLIO

Assumption. The borrower has a two-time right to transfer the DS Services Portfolio Properties in whole, but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release any constituent property in connection with a bona fide sale (including the sale of a Non-Economic Facility (see “Lockbox and Cash Management” section)) to an unaffiliated third party, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to (i) payment of 110% of the released property’s allocated loan balance, along with any applicable yield maintenance or prepayment premiums; (ii) the loan-to-value ratio (“LTV”) with respect to the remaining properties will be no greater than the lesser of 65.0% and the LTV immediately prior to the release; (iii) the trailing 12-month amortizing DSCR with respect to the remaining properties will be no less than 1.40x; and (iv) the lender receives rating agency confirmation from DBRS, Moody’s and Morningstar that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Real Estate Substitution. The borrower may obtain a release of any individual property from the lien of the DS Services Portfolio Mortgage Loan in connection with a substitution of a different property (including the substitution of a Non-Economic Facility (see “Lockbox and Cash Management” section)), subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing; (ii) the substitute property must have a current appraised value equal to or greater than that of the released property, and the LTV of the remaining properties following the substitution must be no greater than the lesser of 65.0% and the LTV immediately prior to the substitution; (iii) the substitute property shall be a single-tenanted property equal or superior to the released property as to physical condition, building use and quality, lease terms favorable to borrower and market attributes, as determined by the lender; (iv) the substitute property must have a net effective rent equal to or greater than that of the released property, and the trailing 12-month amortizing DSCR for the remaining properties following the substitution must be no less than the DSCR immediately preceding the substitution; (v) the lender receives a legal opinion that the substitution satisfies REMIC requirements; and (vi) the lender receives rating agency confirmation from DBRS, Moody’s and Morningstar that the substitution will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Subordinate and Mezzanine Indebtedness. The borrower has the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of DBRS, Moody’s and Morningstar; (ii) the combined LTV is not greater than 70.0%; (iii) the combined amortizing DSCR is not less than 1.20x; (iv) the combined debt yield is not less than 8.0%; and (v) the lender receives rating agency confirmation from DBRS, Moody’s and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the DS Services Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. According to the seismic report dated November 15, 2014, the aggregate probable maximum loss (“PML”) for the Santa Ana, California, property was estimated at 17%; the Santa Ana property comprises four buildings: the operations building (23% PML estimate), warehouse building (11%), maintenance building (14%) and garage building (23%). The seismic report noted that the operations building and garage building could be retrofitted to bring their respective PMLs below 20% for cost estimates of $60,100 and $16,000, respectively, which the borrower is required to complete within 160 days of loan closing. In addition, the borrower’s “all risk” insurance policy provides $40.0 million of earthquake coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONTARIO AIRPORT TOWER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONTARIO AIRPORT TOWER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONTARIO AIRPORT TOWER

SAN GABRIEL MTS.
Frankish Peak
Pasadena 27 miles
Los Angeles 35 miles
Foothill Fwy
210
83
Hillside Rd
Banyan St
Chaffey Community College
Sapphire St
Archibald Ave
Hermosa Ave
Haven Ave
19th Ave
East Ave
Rancho Cucamonga
Baseline Rd
Upland
Red Hill Country Club
San Antonio Community Hospital
Terra Vista Town Center
Victoria Gardens
Ontario Fwy
The Epicenter
Foothill Blvd
Foothill Marketplace
Arrow Hwy
Euclid Ave
Milliken Ave
15
8th St
UPLAND
METROLINK SAN BERNARDINO LINE
FONTANA
10
RANCHO CUCAMONGA
Auto Club Speedway
Fontana Ave
Fontana
Vineyard Ave
4th St
Ontario Mills
SAN BERNARDINO COUNTY
San Bernardino Ave
Valley Blvd
San Bernardino Fwy
Holt Blvd
Slover Ave
Palm Court at Empire Center
Mission Blvd
Ontario International Airport
Ontario
Etiwanda Ave
Cherry Ave
Citrus Ave
Bloomington
Ontario Airport Tower
2855 East Guasti Road
Ontario, CA 91761
Jurupa St
Jurupa Ave
Mission Blvd
ONTARIO
Jurupa Hills Regional Park
Philadelphia St
Pomona Fwy
60
Mt. Jurupa
Bain St
Armstrong Rd
Glen Avon
Sunnyslope
Whispering Lakes Golf Course
METROLINK RIVERSIDE LINE
Riverside Dr
Chino Ave
Schaefer Ave
Edison Ave
Grove Ave
Jurupa Rd
Bellegrave Ave
Pedley Rd
Camino Real
Rubidoux
Mira Loma
Pedley
Lemonite Ave
Chino
Chino Airport
Archibald St
Haven Ave
Milliken Ave
Beach St
Limonite Ave
PEDLEY
Santa Ana River Regional Park
Santa Ana River
Eastvale
Goose Creek Golf Club
Riverside Municipal Airport
RIVERSIDE COUNTY
Central Ave
Pine Ave
Arlington Ave
California Ave
Van Buren Blvd
RIVERSIDE
6th St
5th St
La Sierra Ave
California Baptist Univ.
Prado Regional Park
Norco
Parkview Community Hospital
Riverside Fwy
71
Riverside Community College - Norco
Wells Ave
Tyler St
Magnolia Ave
METROLINK
91
Chino Hills
Hidden Valley Golf Club
La Sierra University
Hole Ave
Galleria at Tyler
Victorville
Hesperia
Santa Clarita
ANGELES NATIONAL FOREST
SAN BERNARDINO NATIONAL FOREST
SAN GABRIEL MTS.
Glendale
Burbank
Pasadena
Glendora
Rancho Cucamonga
SAN BERNARDINO
LOS ANGELES
Pomona
Ontario
Fontana
Santa Monica
RIVERSIDE
ANAHEIM
Fullerton
Corona
LONG BEACH
SANTA ANA
Torrance
Huntington Beach
Irvine
Pacific Ocean
Laguna Beach
San Clemente
Oceanside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Ontario Airport Tower

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$29,550,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$29,550,000			Location:	Ontario, CA
% of Initial Pool Balance:	3.6%			Size:	147,732 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$200.02
Borrower Name:	SW Ontario Owner, LLC			Year Built/Renovated:	2008/NAP
Sponsors:	Bruce Way; Mark Walsh			Title Vesting:	Fee
Mortgage Rate:	4.489%			Property Manager:	CIP Real Estate Property Services
Note Date:	February 27, 2015			3rd Most Recent Occupancy (As of):	88.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	96.9% (12/31/2013)
Maturity Date:	March 6, 2025			Most Recent Occupancy (As of):	94.4% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	96.9% (1/31/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$2,579,014 (12/31/2013)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of)(3):	$3,019,988 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,713,659
				U/W Expenses:	$1,693,550
				U/W NOI:	$3,020,110
				U/W NCF:	$2,805,898
Escrows and Reserves(1):				U/W NOI DSCR:	1.68x
				U/W NCF DSCR:	1.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.2%
Taxes	$0	$36,000	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$0	$4,150	NAP	As-Is Appraised Value:	$40,700,000
Replacement Reserves	$0	$2,470	NAP	As-Is Appraisal Valuation Date:	January 9, 2015
TI/LC Reserve	$0	$15,390	NAP	Cut-off Date LTV Ratio:	72.6%
Free Rent Reserve	$75,000	$25,000	NAP	LTV Ratio at Maturity or ARD:	63.5%

(1)	See “Escrows” section.
(2)	Historical financials prior to 2013 are not available, as the sponsor recently acquired the Ontario Airport Tower Property and information was not provided by the seller.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Ontario Airport Tower Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a suburban office building and adjacent surface parking lot located in Ontario, California (the “Ontario Airport Tower Property”). The Ontario Airport Tower Mortgage Loan was originated on February 27, 2015 by Silverpeak Real Estate Finance LLC. The Ontario Airport Tower Mortgage Loan had an original principal balance of $29,550,000, has an outstanding principal balance as of the Cut-off Date of $29,550,000 and accrues interest at an interest rate of 4.489% per annum. The Ontario Airport Tower Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Ontario Airport Tower Mortgage Loan matures on March 6, 2025.

Following the lockout period, the borrower has the right to defease the Ontario Airport Tower Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before January 6, 2025. In addition, the Ontario Airport Tower Mortgage Loan is prepayable without penalty on or after January 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONTARIO AIRPORT TOWER

Sources and Uses

Sources			Uses
Original loan amount	$29,550,000	71.4%	Purchase price	$40,700,000	98.4%
Sponsor’s new cash contribution	11,811,198	28.6	Reserves	75,000	0.2
			Closing costs	586,198	1.4
Total Sources	$41,361,198	100.0%	Total Uses	$41,361,198	100.0%

The Property. The Ontario Airport Tower Property comprises a six-story, class A, suburban office building and adjacent surface parking lot, all located in Ontario, California, adjacent to the Ontario International Airport. Built in 2008, the Ontario Airport Tower Property contains 147,732 square feet of rentable area and is situated on a 10.7-acre parcel. The Ontario Airport Tower Property is a LEED-Silver-certified office building which has immediate access to Interstate 10 via Archibald Avenue. The Ontario Airport Property is located less than three miles west of the Simon Properties-owned Ontario Mills Mall. The largest tenant at the Ontario Airport Tower Property is West Coast University, Inc. (“WCU”), a health-care oriented university (42.4% of net rentable area). The Ontario Airport Tower Property serves as one of WCU’s six campuses, with others located in Miami, Florida; Dallas, Texas; Anaheim, California; and Los Angeles, California. As of 2013, WCU had net income of over $48.0 million and total assets of approximately $104.0 million. The second largest tenant at the Ontario Airport Tower Property is California League Services Corp. (18.4% of net rentable area), a trade association for 307 credit unions in the states of California and Nevada with more than 9.0 million members and approximately $125.0 billion in assets. The third largest tenant at the Ontario Airport Tower Property is CU Direct Corporation (“CU Direct”) (17.2% of net rentable area), an organization that represents more than 1,070 credit unions and has assisted the credit union industry in the funding of over $138.0 billion in loans since its inception in 1994. No other tenant occupies more than 8.7% of net rentable area. The Ontario Airport Tower Property contains 990 surface parking spaces, resulting in a parking ratio of 6.7 spaces per 1,000 square feet of rentable area. As of January 31, 2015, the Ontario Airport Tower Property was 96.9% occupied by seven tenants.

The following table presents certain information relating to the tenancy at the Ontario Airport Tower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
West Coast University, Inc.	NR/NR/NR	62,596	42.4%	$29.70	$1,859,200	42.9%	7/31/2021
California League Services Corp.(2)	NR/NR/NR	27,147	18.4%	$32.81	$890,684	20.6%	3/31/2020
CU Direct Corporation(2)(3)	NR/NR/NR	25,434	17.2%	$33.60	$854,582	19.7%	2/29/2020
Best, Best & Krieger, LLP	NR/NR/NR	12,918	8.7%	$26.40	$341,035	7.9%	12/31/2023(4)
Colliers Seeley International, Inc.	NR/NR/NR	7,881	5.3%	$28.80	$226,973	5.2%	9/30/2016
Financial Svs. Centers Coop., Inc.(3)	NR/NR/NR	5,189	3.5%	$30.12	$156,293	3.6%	1/31/2018
Total Tenants		141,165	95.6%	$30.66	$4,328,767	100.0%

Admin Space(5)		1,931	1.3%	NAP	NAP	NAP

Occupied Collateral Total		143,096	96.9%	$30.66(6)	$4,328,767	100.0%

Vacant Space		4,636	3.1%

Collateral Total		147,732	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent include rent bumps through January 1, 2016 totaling $55,929.
(2)
In November 2014 California League Services Corporation subleased 6,738 square feet of their sixth-floor space to CU Direct Corporation for $21.60 per square foot. California League Services is a direct shareholder in CU Direct and the sublease was executed as a result of the affiliation. The California League Services in-place lease was underwritten. California League Services expanded at the Ontario Airport Tower Property into an additional 3,576 square feet in January 2015.

(3)	Financial Services Centers Cooperative, Inc. subleases its space to CU Direct Corporation for $23.64 per square foot. The Financial Services Centers Corporation in-place lease was underwritten.
(4)
Best, Best & Krieger, LLP has the option to terminate its lease in January 2020 or January 2022 upon providing eight months’ notice and the payment of a termination fee equal to unamortized leasing costs.

(5)	Administrative space consists of Suite 201, occupied by the management office.
(6)	Excludes administrative space which does not have associated underwritten revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONTARIO AIRPORT TOWER

The following table presents certain information relating to the lease rollover schedule at the Ontario Airport Tower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	0	$0.00
2015	0	0	0.0%	0	0.0%	0	$0.00
2016	1	7,881	5.3%	7,881	5.3%	$226,973	$28.80
2017	0	0	0.0%	7,881	5.3%	0	$0.00
2018	1	5,189	3.5%	13,070	8.8%	$156,293	$30.12
2019	0	0	0.0%	13,070	8.8%	0	$0.00
2020	3	52,581	35.6%	65,651	44.4%	$1,745,266	$33.19
2021	1	62,596	42.4%	128,247	86.8%	$1,859,200	$29.70
2022	0	0	0.0%	128,247	86.8%	0	$0.00
2023	1	12,918	8.7%	141,165	95.6%	$341,035	$26.40
2024	0	0	0.0%	141,165	95.6%	0	$0.00
2025	0	0	0.0%	141,165	95.6%	0	$0.00
Thereafter	0	0	0.0%	141,165	95.6%	0	$0.00
Admin	1	1,931	1.3%	143,096	96.9%	0	$0.00
Vacant	0	4,636	3.1%	147,732	100.0%	0	$0.00
Total/Weighted Average	8	147,732	100.0%			$4,328,767	$30.66

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Ontario Airport Tower Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	01/31/2015(2)
88.1%	96.9%	94.4%	96.9%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Ontario Airport Tower Property:

Cash Flow Analysis(1)

	2013(2)	2014(2)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,815,958	$4,181,340	$4,328,767	91.8%	$29.30
Grossed Up Vacant Space	0	0	122,390	2.6	0.83
Total Reimbursables	60,658	161,722	220,910	4.7	1.50
Other Income	208,015	275,195	275,195	5.8	1.86
Less Vacancy	0	0	(233,603)(3)	(5.0)	(1.58)
Effective Gross Income	$4,084,630	$4,618,257	$4,713,659	100.0%	$31.91

Total Operating Expenses	$1,505,616	$1,598,269	$1,693,550	35.9%	$11.46

Net Operating Income	$2,579,014	$3,019,988	$3,020,110	64.1%	$20.44

TI/LC	0	0	184,665	3.9	1.25
Capital Expenditures	0	0	29,546	0.6	0.20
Net Cash Flow	$2,579,014	$3,019,988	$2,805,898	59.5%	$18.99

NOI DSCR	1.44x	1.68x	1.68x
NCF DSCR	1.44x	1.68x	1.56x
NOI DY	8.7%	10.2%	10.2%
NCF DY	8.7%	10.2%	9.5%

(1)	Historical financials prior to 2013 are not available, as the sponsor recently acquired the Ontario Airport Tower Property, and the information was not provided by the seller.
(2)	The increase in Effective Gross Income and Net Operating Income from 2013 to 2014 was due to higher occupancy and reimbursable figures in 2014.
(3)	The underwritten economic vacancy is 5.0%. The Ontario Airport Tower Property was 96.9% physically occupied as of January 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONTARIO AIRPORT TOWER

Appraisal. As of the appraisal valuation date of January 9, 2015, the Ontario Airport Tower Property had an “as-is” appraised value of $40,700,000.

Environmental Matters. According to a Phase I environmental site assessment dated January 15, 2015, there was no evidence of any recognized environmental conditions at the Ontario Airport Tower Property.

Market Overview and Competition. The Ontario Airport Tower Property is located in Ontario, California, adjacent to the Ontario International Airport. The 2014 populations within a one-, three- and five-mile radius of the Ontario Airport Property are 4,242, 87,639, and 309,112, respectively. Average household incomes within the same radius are $61,563, $57,195 and $67,020, respectively. Land uses surrounding the Ontario Airport Tower Property include office, industrial and residential uses. Top employers in the area include Stater Brothers Markets, Loma Linda University, and the Ontario International Airport. Primary access to the neighborhood is provided by Interstate 10, which runs in an east/west direction and Interstate 15, which runs in a north/south direction. The major north/south road in the area is North Haven Avenue, and the major east/west road is East Mission Boulevard.

The Ontario Airport Tower Property is located in the Inland Empire West office submarket, which includes a total inventory of approximately 8.5 million square feet of office space. According to the appraiser, the Inland Empire West office submarket for class A properties had a vacancy rate of 17.3%, a decrease from 17.6% as of the second quarter of 2014. For the Ontario Airport Tower Property, the appraiser concluded occupancy of 96.0% and a market rent of $26.40 per square foot full-service gross for the office space and $28.20 per square foot modified gross for the college space, due to the rights to additional parking spaces.

The following table presents certain information relating to comparable properties to the Ontario Airport Tower Property:

Competitive Set(1)

	Ontario Airport Tower (Subject)	One Piemonte	One Lakeshore Centre	Centrelake Plaza	Empire Towers IV
Location	Ontario, CA	Ontario, CA	Ontario, CA	Ontario, CA	Ontario, CA

Distance from Subject	--	2.3 miles	0.6 miles	0.7 miles	2.4 miles

Property Type	Office	Office	Office	Office	Office

Year Built/Renovated	2008/NAP	2008/NAV	1990/NAV	1989/NAV	2005/NAV

Total GLA	147,732 SF	123,035 SF	149,158 SF	114,420 SF	76,109 SF

Total Occupancy	97%	95%	68%	88%	87%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is SW Ontario Owner LLC, a Delaware limited liability company and a single purpose entity with one independent director. Mark Walsh and Bruce L. Way are guarantors of certain nonrecourse carveouts under the Ontario Airport Tower Mortgage Loan.

The Sponsor. The sponsors are Bruce Way and Mark Walsh, real estate owners and operators focused on the acquisition of core and core plus assets throughout the United States. Bruce Way is a developer with over 30 years of experience in acquisition, management and construction of commercial real estate properties; and Mark Walsh, managing partner of Silverpeak Real Estate Partners and the former Head of Global Real Estate for Lehman Brothers. Mark Walsh is the chairman of Silverpeak Real Estate Finance LLC. Silverpeak Real Estate Partners is a minority investor in Silverpeak Real Estate Finance LLC. Mark Walsh is not a member of Silverpeak Real Estate Finance LLC’s credit committee or involved in the allocation of capital. See “Transaction Parties—Certain Relationships Among Certain Transaction Parties” in the Free Writing Prospectus.

Escrows. The loan documents provide for ongoing monthly reserves in the amount of $36,000 for taxes, $4,150 for insurance, $2,470 for replacement reserves and $15,390 for tenant improvements and leasing commissions. The loan documents also provide for an upfront reserve in the amount of $75,000 and monthly deposits of $25,000 on each of the first 45 payment dates of the term for outstanding free rent and rent abatements for the Major Tenants. The free rent outstanding is as follows: West Coast University has $1,209,509 from November 2020 to July 2021, Colliers has $37,829 from April 2015 to May 2015, CU Direct has $505,882 from March 2019 to September 2019, California League Services has $468,827 from April 2019 to October 2019 and $32,184 from February 2015 to May 2015.

Lockbox and Cash Management. The Ontario Airport Tower Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Funds deposited into the lockbox account shall be swept by the lockbox bank on a daily basis into a deposit account controlled by the lender. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow on deposit in the lockbox account are distributed to the borrower. During a Cash Trap Event Period, all excess cash flow is retained by the lender and swept to a cash collateral account as cash collateral for the debt.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter; or (iii) the occurrence and continuance of a Lease Sweep Period (as defined below). A Cash Trap Event Period will expire, with respect to clause (i) above, upon the cure of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONTARIO AIRPORT TOWER

such event of default; with respect to clause (ii) above, upon the amortizing debt service ratio being equal to or greater than 1.10x for two consecutive calendar quarters.

A “Lease Sweep Period” will commence upon the earlier of (i) the date that is 12 months prior to the end of the term (including any renewal terms) of any “Major Lease” (the West Coast University lease, the CU Direct Corporation lease, the California League Services lease, or any replacement lease which covers substantially all of the space demised under any of the foregoing leases); (ii) the date under an applicable Major Lease when the tenant is required to give notice of its exercise of a renewal option but such renewal has not been exercised; (iii) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date; (iv) the tenant under any Major Lease discontinues business at the Ontario Airport Tower Property or gives notice that it intends to discontinue business; (v) the occurrence and continuance of a default under any Major Lease; (vi) the occurrence of an insolvency proceeding against the tenant of a Major Lease; or (vii) the failure of the tenant under the West Coast University lease to satisfy the required performance conditions listed in the related loan agreement.

A Lease Sweep Period will end, with respect to clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date when a tenant under the related Major Lease irrevocably exercises its renewal or extension option with respect to all of the space demised under its Major Lease, and sufficient funds have been accumulated in the a rollover reserve subaccount to pay for all anticipated leasing expenses or other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the related Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease (or leases) approved by lender and all approved leasing expenses have been paid in full; with respect to clause (v) above, the date when the applicable Major Lease default has been cured and no other default among any of the Major Leases has occurred for a period of six consecutive months following such cure; with respect to clause (vi) above, the date when the insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned; and with respect to clause (vii), if the tenant under the West Coast University lease subsequently satisfies the above-referenced performance conditions for a period of no less than six consecutive months.

Property Management. The Ontario Airport Tower Property is managed by CIP Real Estate Property Services, a California corporation.

Assumption. The borrower has the right to transfer the Ontario Airport Tower Property provided that certain conditions are satisfied, including, but not limited to (i) no event of default has occurred and is continuing; (ii) the proposed transferee will be a special purpose bankruptcy remote entity; and (iii) the lender has received confirmation from DBRS, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to release a portion of the Ontario Airport Tower Property (land currently entitled for hotel development) in connection with a partial defeasance, subject to certain conditions precedent including, but not limited to (i) the Ontario Airport Tower Mortgage Loan is defeased in an amount equal to $500,000; (ii) borrower provides an endorsement to the title insurance policy then insuring the Ontario Airport Tower Property (x) extending the effective date of the title insurance policy to the effective date of the release and (y) confirming no change in the priority of the mortgaged property following the release; (iii) borrower delivers a REMIC opinion, providing that following the release, the Ontario Airport Tower Mortgage Loan will continue to be a “qualified mortgage” under applicable REMIC Trust Regulations, and (iv) the lender has received confirmation from DBRS, Moody’s and Morningstar that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Ontario Airport Tower Property, as well as business interruption insurance covering no less than the 18-month period and a 12-month extended period of indemnity following the occurrence of a casualty event.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 7.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18TH STREET ATRIUM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18TH STREET ATRIUM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18TH STREET ATRIUM

DENVER
LoDo
18th Street Atrium
1621 18th Street
Denver, CO 80202
Downtown
Highland
City of Cuernavaca Park
Denver Skate Park
Commons Park
South Platte River
Centennial Park
Elitch Gardens
Pepsi Center
Union Station
Coors Field
AURARIA CAMPUS
Metropolitan State Univ. of Denver
Tivoli Student Union
Center for Colo. & the West Auraria Library
Events Center
Univ. of Colorado at Denver
King Center
Community College of Denver
Colorado Center for the Performing Arts
Colorado Convention Center
16TH STREET MALL
17th Street Plaza
1800 Larimer
One Tabor Center
Four Seasons Hotel Denver
US Bank Tower
707 17th Street
Denver Place
U.S. Courthouse
1999 Broadway
CenturyLink Tower
555 17th Street
Denver Pavilions
Republic Plaza
Denver World Trade Center
Denver Public Works
Wells Fargo Center
1700 Broadway
1670 Broadway
1560 Broadway
Uptown
Lawson Park
State Capitol
Civic Center Park
City and County Building
U.S. Mint
Lindsey-Flanigan Courthouse
Denver Art Museum
Denver Public Library
Colorado History Museum
Clyfford Still Museum
Capitol Hill
Civic Center
Lincoln Park
Sunken Gardens Park
Cherry Creek
RTD LIGHT RAIL
W,C,E LINES
D,F,H LINES
C,D,E,F,H LINES
W LINE
RTD LIGHT RAIL - D LINE
UNION STATION
PEPSI CENTER/ ELITCH GARDENS
AURARIA WEST
COLFAX AT AURARIA
THEATRE DISTRICT/ CONV. CENTER
16TH ST/ CALIFORNIA
18TH ST/ STOUT
18TH ST/ CALIFORNIA
16TH ST/ STOUT
20TH ST/ WELTON
25TH ST/ WELTON
10TH/OSAGE
W. Colfax Ave.
E. Colfax Ave.
E. 20th Ave.
E. 19th Ave.
E. 18th Ave.
E. 17th Ave.
E. 16th Ave.
W. 14th Ave.
E. 14th Ave.
W. 13th Ave.
E. 13th Ave.
W. 12th Ave.
E. 12th Ave.
W. 11th Ave.
E. 11th Ave.
W. 10th Ave.
E. 10th Ave.
32nd Ave.
29th Ave.
Speer Blvd.
Auraria Pkwy.
Broadway
Wynkoop St.
Wazee St.
Blake St.
Market St.
Larimer St.
Lawrence St.
Arapahoe St.
Champa St.
Stout St.
Welton St.
Glenarm Pl.
Tremont Pl.
Court Pl.
Park Ave.
Sherman St.
Grant St.
Logan St.
Pennsylvania St.
Pearl St.
Washington St.
Clarkson St.
Lincoln St.
Acoma St.
Bannock St.
Cherokee St.
Fox St.
Galapago St.
Inca St.
Santa Fe Dr.
Kalamath St.
Lipan St.
Mariposa St.
Osage St.
Rio Ct.
Shoshone St.
Curtis St.
Wewatta St.
Central St.
Pecos St.
Huron St.
Denargo St.
23rd St.
22nd St.
21st St.
20th St.
19th St.
18th St.
17th St.
15th St.
14th St.
13th St.
7th St.
8th St.
5th St.
25
40
287
Broomfield
Thornton
Westminster
Northglenn
Arvada
Commerce City
Wheat Ridge
DENVER
Applewood
Golden
Lakewood
Glendale
AURORA
Englewood
Cherry Hills Village
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Denver International Airport
Rocky Mountain Arsenal Natl. Wildlife Refuge
ARAPAHOE COUNTY
DOUGLAS COUNTY
JEFFERSON COUNTY
ADAMS COUNTY
Centennial Airport
Chatfield State Park
Cherry Creek State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – 18th Street Atrium

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$27,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$27,000,000			Location:	Denver, CO
% of Initial Pool Balance:	3.3%			Size:	111,852 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$241.39
Borrower Name:	18th St. Atrium LLC			Year Built/Renovated:	1919/1983
Sponsor:	Kenneth Grant			Title Vesting:	Fee
Mortgage Rate:	4.620%			Property Manager:	Self-Managed
Note Date:	March 12, 2015			3rd Most Recent Occupancy (As of)(2):	90.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	98.0% (12/31/2012)
Maturity Date:	April 6, 2025			Most Recent Occupancy (As of)(2):	97.0% (12/31/2013)
IO Period:	61 months			Current Occupancy (As of)(2):	100.0% (2/1/2015)
Loan Term (Original):	121 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,414,253 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,536,929 (12/31/2013)
Call Protection:	L(24),D(93),O(4)			Most Recent NOI (As of)(3):	$1,531,711 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,778,792
				U/W Expenses:	$1,427,123
				U/W NOI(3):	$2,351,668
Escrows and Reserves(1):				U/W NCF:	$2,208,791
				U/W NOI DSCR:	1.41x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.33x
Taxes	$138,894	$34,723	NAP	U/W NOI Debt Yield:	8.7%
Insurance	$12,400	$2,067	NAP	U/W NCF Debt Yield:	8.2%
Replacement Reserves	$0	$2,330	NAP	As-Is Appraised Value:	$44,000,000
TI/LC Reserve	$400,000	$11,185	NAP	As-Is Appraisal Valuation Date:	February 3, 2015
Tenant Specific TI/LC Reserve	$876,820	$0	NAP	Cut-off Date LTV Ratio:	61.4%
Rent Concession Reserve	$208,059	$0	NAP	LTV Ratio at Maturity or ARD:	56.3%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “18th Street Atrium Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a four-story class A office building totaling 111,852 square feet and a separate parking structure located in Denver, Colorado (the “18th Street Atrium Property”). The 18th Street Atrium Mortgage Loan was originated on March 12, 2015 by Ladder Capital Finance LLC. The 18th Street Atrium Mortgage Loan had an original principal balance of $27,000,000, has an outstanding principal balance as of the Cut-off Date of $27,000,000 and accrues interest at an interest rate of 4.620% per annum. The 18th Street Atrium Mortgage Loan had an initial term of 121 months, has a remaining term of 121 months as of the Cut-off Date and requires payments of interest only for the first 61 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 18th Street Atrium Mortgage Loan matures on April 6, 2025.

Following the lockout period, the borrower has the right to defease the 18th Street Atrium Mortgage Loan in whole, but not in part, on any date before January 6, 2025. In addition, the 18th Street Atrium Mortgage Loan is prepayable without penalty on or after January 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18TH STREET ATRIUM

Sources and Uses

Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff(1)	$17,864,512	66.2%
			Reserves	1,636,173	6.1
			Closing costs	308,623	1.1
			Return of equity	7,190,692	26.6
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	The 18th Street Atrium Property was previously securitized in JPMCC 2006-LDP7.

The Property. The 18th Street Atrium Property comprises a four-story, class A office building totaling 111,852 square feet of net rentable area and a parking structure located in Denver, Colorado. The 18th Street Atrium Property was originally constructed as a warehouse in 1919 and was later converted to office use in 1983. The 18th Street Atrium Property is situated on a 0.7-acre parcel adjacent to Denver’s Union Station and contains 201 parking spaces, resulting in a parking ratio of 1.8 spaces per 1,000 square feet of rentable area. The parking structure is a unit in a condominium development that is separate from the office building. As of February 1, 2015, the 18th Street Atrium Property was 100.0% occupied by six tenants.

The following table presents certain information relating to the tenancy at the 18th Street Atrium Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Intrawest	NR/B2/B	35,286	31.5%	$26.25	$926,125	30.6%	11/30/2018
Zayo Group	NR/B2/B	30,538	27.3%	$29.67	$906,129	29.9%	9/30/2019
M.A. Mortenson Company	NR/NR/NR	25,052	22.4%	$28.50	$713,982	23.6%	9/30/2024
NexCore	NR/NR/NR	13,716	12.3%	$24.36	$334,125	11.0%	12/31/2019(3)
Registria	NR/NR/NR	4,900	4.4%	$17.35	$85,014	2.8%	2/28/2019(4)
Total Major Tenants		109,492	97.9%	$27.08	$2,965,375	97.9%

Non-Major Tenants		2,360	2.1%	$27.00	$63,720	2.1%

Occupied Collateral Total		111,852	100.0%	$27.08	$3,029,095	100.0%

Vacant Space		0	0.0%

Collateral Total		111,852	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2016 totaling $146,655.
(3)
Nexcore has the right to terminate its lease with 270 days’ notice at any time after March 31, 2015. The termination penalty is equal to the unamortized cost of tenant improvements and leasing commissions with an interest rate of 8.0% per annum (subject to a cap of $108,000).

(4)
Registria has the right to terminate its lease if the leased premises no longer meets its needs and the borrower is unable to provide alternative space in the 18th Street Atrium Property that meets its needs on mutually acceptable terms. The tenant may exercise its option with six months prior notice after March 2017, provided that any termination is accompanied by a payment of an amount equal to $1,350 multiplied by the number of months remaining in the scheduled term of the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18TH STREET ATRIUM

The following table presents certain information relating to the lease rollover schedule at the 18th Street Atrium Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	1	2360	2.1%	2,360	2.1%	$63,720	$27.00
2018	1	35,286	31.5%	37,646	33.7%	$926,125	$26.25
2019	3	49,154	43.9%	86,800	77.6%	$1,325,268	$26.96
2020	0	0	0.0%	86,800	77.6%	$0	$0.00
2021	0	0	0.0%	86,800	77.6%	$0	$0.00
2022	0	0	0.0%	86,800	77.6%	$0	$0.00
2023	0	0	0.0%	86,800	77.6%	$0	$0.00
2024	1	25,052	22.4%	111,852	100.0%	$713,982	$28.50
2025	0	0	0.0%	111,852	100.0%	$0	$0.00
Thereafter	0	0	0.0%	111,852	100.0%	$0	$0.00
Vacant	0	0	0.0%	111,852	100.0%	$0	$0.00
Total/Weighted Average	6	111,852	100.00%			$3,029,095	$27.08

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the 18th Street Atrium Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	2/1/2015(2)
90.0%	98.0%	97.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 18th Street Atrium Property:

Cash Flow Analysis
	2012	2013	TTM 1/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,011,690	$2,145,220	$2,058,768	$3,029,095(1)	80.2%	$27.08
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	153,964	230,652	259,599	282,243	7.5	2.52
Other Income	504,297	551,609	633,021	633,021	16.8	5.66
Less Vacancy & Credit Loss	0	0	0	(165,567)(2)	(4.4)	(1.48)
Effective Gross Income	$2,669,951	$2,927,481	$2,951,388	$3,778,792(1)	100.0%	$33.78

Total Operating Expenses	$1,255,698	$1,390,552	$1,419,677	$1,427,123	37.8%	$12.76

Net Operating Income	$1,414,253	$1,536,929	$1,531,711	$2,351,668(1)	62.2%	$21.02

TI/LC	0	0	0	114,914	3.0	$1.03
Capital Expenditures	0	0	0	27,963	0.7	$0.25
Net Cash Flow	$1,414,253	$1,536,929	$1,531,711	$2,208,791	58.5%	$19.75

NOI DSCR	0.85x	0.92x	0.92x	1.41x
NCF DSCR	0.85x	0.92x	0.92x	1.33x
NOI DY	5.2%	5.7%	5.7%	8.7%
NCF DY	5.2%	5.7%	5.7%	8.2%

(1)
The increase in U/W Net Operating Income is due to $146,655 rent steps as of February 1, 2016 and an increase in base rent due to the burn-off of free rent for Zayo Group,Intrawest and M.A. Mortenson Company.

(2)	The underwritten economic vacancy is 5.0%. The 18th Street Atrium Property was 100.0% physically occupied as of February 1, 2015.

Appraisal. As of the appraisal valuation date of February 3, 2015, the 18th Street Atrium Property had an “as-is” appraised value of $44,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18TH STREET ATRIUM

Environmental Matters. According to the Phase I environmental report dated February 10, 2015, there was no evidence of any recognized environmental conditions at the 18th Street Atrium Property.

Market Overview and Competition. The 18th Street Atrium Property is situated between 18th Street and 19th Street, on the Southeast side of Wynkoop Street and adjacent to Union Station and in close proximity to Coors Field. Primary access to the 18th Street Atrium Property is provided by Interstate 25, a major arterial that crosses the Denver metropolitan area in a north/south direction. Interstate 25 is located approximately 1.5 miles northwest of the 18th Street Atrium Property. Union Station, the main railway station and central transportation hub in Denver, Colorado, which is adjacent to the 18th Street Atrium Property, recently underwent a major redevelopment as part of the FasTracks Program, and reopened in the summer of 2014. FasTracks is the Regional Transportation District’s 12-year comprehensive public transportation plan for the Denver and Boulder metropolitan areas. This $6.1 billion project, with an estimated completion date in 2017, features approximately 122 miles of new light rail and commuter rail, 18 miles of new bus rapid transit services, 57 new transit stations, over 21,000 additional parking spaces at Park-n-Rides, and expanded bus service throughout the region. Planned expansion includes service to Denver International Airport. According to the appraisal, as of year-end 2014, the population within a one-, three- and five-mile radius of the 18th Street Atrium Property was approximately 23,821, 203,950 and 423,964, respectively. The estimated median household income within the same radius was estimated to be $62,290, $45,310 and $47,047, respectively. The population within a one-, three- and five-mile radius of the 18th Street Atrium Property has increased by approximately 4.1%, 2.1% and 1.8%, respectively over the last four years.

According to the appraisal, the 18th Street Atrium Property is located within the Union Station office market in the LoDo submarket. As of the fourth quarter of 2014, the LoDo submarket reported a total office inventory of approximately 6.8 million square feet, representing 19.6% of the overall Downtown Denver office market. For the same period, the LoDO office submarket reported a 6.8% vacancy rate with average asking rents of $33.00 per square foot, full service gross.

The following table presents certain information relating to comparable office properties for the 18th Street Atrium Property:

Competitive Set(1)

	18th Street Atrium (Subject)	1819 Wazee Street	Wazee Exchange	Bradford Publishing	Market Center	Larimer Square
Location	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO
Distance from Subject	--	<0.1 miles	0.1 miles	0.1 miles	0.3 miles	0.9 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1919/1983	1949/2006	1871/2009	1900/1990	1890/2007	1889/2000
Stories	4	2	NAV	NAV	NAV	NAV
Total GLA	111,852 SF	27,000 SF	61,762 SF	41,250 SF	120,369 SF	NAV
Total Occupancy	100%	100%	92%	97%	86%	99%

(1)     Information obtained from the appraisal and a third party market research report.

The Borrower. The borrower is 18th St. Atrium LLC, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 18th Street Atrium Mortgage Loan. Kenneth Grant is the guarantor of certain nonrecourse carveouts under the 18th Street Atrium Mortgage Loan.

The Sponsor. The sponsor is Kenneth Grant, the president and founder of Toma West. Toma West was formed in 2006 to invest in Denver real estate and currently owns six office properties within Denver comprising over 1.5 million square feet.

Escrows. The loan documents provide for upfront escrows in the amount of $138,894 for real estate taxes, $12,400 for insurance, $400,000 for tenant improvements and leasing commissions, $876,820 for outstanding tenant improvements due to M.A. Mortenson Company and $208,059 for free rent for M.A. Mortenson Company ($116,909), Intrawest ($63,763) and Zayo Group ($27,387). The loan documents require ongoing monthly escrows in the amount of $34,723 for real estate taxes, $2,067 for insurance premiums, $2,330 for replacement reserves and $11,185 for general tenant improvements and leasing commissions.

Lockbox and Cash Management. The 18th Street Atrium Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Funds are then swept into the borrowers operating account prior to the occurrence of a Cash Management Trigger Event Period (as defined below). During a Cash Management Trigger Event Period, all funds are swept into a lender controlled cash management account.

A “Cash Management Trigger Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) an event of default under the property management agreement or (iii) the amortizing debt service coverage ratio being less than 1.15x. A Cash Management Trigger Event Period will end, with regard to clause (i) above, upon the cure of such event of default; with regard to clause (ii) above, the cure of the default under the property management agreement or replacement of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18TH STREET ATRIUM

property management agreement; and with regard to clause (iii) above, upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The 18th Street Atrium Property is managed by an affiliate of the borrower.

Assumption. The borrower has the one-time right to transfer the 18th Street Atrium Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 18th Street Atrium Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON ALBANY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON ALBANY

Albany International Airport
Watervliet Shaker Rd
Troy-Schnectady Rd
Green Island
Troy
Samaritan Hospital
'86 Field
Rensselaer Polytechnic Institute
Newtonville
Watervliet
Colonie
Colonie Center
Schuyler Meadows Club
Siena College
Loudonville
ALBANY COUNTY
Syracuse 141 miles
College of Nanoscale Science and Engineering
Roessleville
Menands
Hudson Valley Community College
Crossgates Mall
State Police Academy
State University of New York at Albany
NY State Office Complex
Westgate Shopping Ctr.
Wolferts Roost CC
Albany Memorial Hospital
RENSSELAER COUNTY
McKownville
Tivoli Park
Univ. at Albany Alumni Quad
Univ. at Albany Downtown Campus
College of St. Rose
ALBANY
Maria College
Saint Peter's Hospital
Albany Medical Center Hospital
Washington Park
Empire State Plaza
State Capitol
Downtown
Hilton Albany
40 Lodge Street
Albany, NY 12207
Albany Law School
Stratton VA Medical Center
The Egg
NYS Museum
Lincoln Park
Times Union Center
Rensselaer
ALBANY/RENSSELAER AMTRAK
Normanside Country Club
NYS Thruway
Hudson River
AMTRAK
Elsmere
Glenmont
Bethlehem
NY State Thruway
N.Y. City 146 miles
Lincoln Ave
Central Ave
Albany Shaker Rd
Sand Creek Rd
Osborne Rd
Everett Rd
Old Niskayuna Rd
Loudon Rd
Broadway
Spring Ave
Campbells Ave
N. Greenbush Rd
Winter St
Washington Ave
Western Ave
Russell Rd
Krumkill Rd
Allen St
New Scotland Ave
New Scotland Rd
Clinton Ave
Delaware Ave
2nd Ave
3rd Ave Ext
Troy Rd
Delmar Bypass
Feura Bush Rd
VERMONT
MASSACHUSETTS
CONNECTICUT
NEW YORK
NEW JERSEY
PENN.
Amsterdam
Saratoga Springs
Bennington
Brattleboro
Schenectady
Troy
Rensselaer
North Adams
Greenfield
Albany
Oneonta
Pittsfield
Northampton
Holyoke
SPRINGFIELD
Hudson
Kingston
Torrington
HARTFORD
Liberty
Monticello
New Paltz
Highland
Poughkeepsie
Waterbury
Middletown
Newburgh
Beacon
Carmel
Naugatuck
NEW HAVEN
Danbury
West Point
Peekskill
BRIDGEPORT
Warwick
Spring Valley
White Plains
Norwalk
Stamford
Long Island Sound
East Stroudsburg
YONKERS
Glen Cove
Riverhead
Morristown
NEW YORK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Hilton Albany

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$26,600,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$26,600,000			Location:	Albany, NY
% of Initial Pool Balance:	3.2%			Size:	385 Rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$69,091
Borrower Name:	AFP 107 Corp.			Year Built/Renovated:	1981/2013
Sponsor:	United Capital Corp.			Title Vesting(2):	Fee & Leasehold
Mortgage Rate:	4.240%			Property Manager:	Self-managed
Note Date:	March 10, 2015			3rd Most Recent Occupancy (As of)(3):	60.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	70.9% (12/31/2013)
Maturity Date:	March 11, 2025			Most Recent Occupancy (As of):	76.8% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	76.8% (1/31/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of)(3):	$1,126,890 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$2,672,194 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$4,204,589 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$20,647,679
				U/W Expenses:	$16,877,668
				U/W NOI:	$3,770,011
				U/W NCF:	$2,944,104
Escrows and Reserves(1):				U/W NOI DSCR:	2.18x
				U/W NCF DSCR:	1.70x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	14.2%
Taxes	$102,481	$34,159	NAP	U/W NCF Debt Yield:	11.1%
Insurance	$16,354	$16,358	NAP	As-Complete Appraised Value(4):	$40,300,000
FF&E Reserve	$0	$68,825	NAP	As-Complete Appraisal Valuation Date(4):	February 1, 2016
PIP Reserve	$3,400,000	$0	NAP	Cut-off Date LTV Ratio(4):	66.0%
Deferred Maintenance	$120,000	$0	NAP	LTV Ratio at Maturity or ARD(4):	48.0%

(1)	See “Escrows” section.
(2)	See “The Property” and “Ground Lease” section.
(3)	See “Cash Flow Analysis” section.
(4)
The “As-Complete” Appraised Value assumes the completion of the Property Improvement Plan (“PIP”) as of February 1, 2016. An upfront PIP reserve of $3.4 million is in place. The appraiser concluded to an “as-is” appraised value of $36,200,000. The Cut-off Date LTV and LTV Ratio at Maturity based on the “as-is” value is 73.5% and 53.4%, respectively.

The Mortgage Loan. The mortgage loan (the “Hilton Albany Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a full-service hotel (and the leasehold interest in the adjoining garage) located in Albany, New York (the “Hilton Albany Property”). The Hilton Albany Mortgage Loan was originated on March 10, 2015 by Wells Fargo Bank, National Association. The Hilton Albany Mortgage Loan had an original principal balance of $26,600,000, has an outstanding principal balance as of the Cut-off Date of $26,600,000 and accrues interest at an interest rate of 4.240% per annum. The Hilton Albany Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Hilton Albany Mortgage Loan matures on March 11, 2025.

Following the lockout period, the borrower has the right to defease the Hilton Albany Mortgage Loan in whole, but not in part, on any date before December 11, 2024.  In addition, the Hilton Albany Mortgage Loan is prepayable without penalty on or after December 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON ALBANY

Sources and Uses

Sources			Uses
Original loan amount	$26,600,000	68.2%	Purchase price	$34,000,000	87.2%
Sponsor’s new cash contribution	12,375,306	31.8	Reserves	3,638,835	9.3
			Closing costs	1,336,471	3.4
Total Sources	$38,975,306	100.0%	Total Uses	$38,975,306	100.0%

The Property. The Hilton Albany Property is comprised of the fee interest in a 385-room, fifteen-story, full-service hotel and leasehold interest in the adjacent 709-space, six-story parking garage located in Albany, New York. Built in 1981 and situated on a 1.8-acre site, the Hilton Albany Property’s guestroom configuration includes 226 double/double guestrooms, 130 king guestrooms, 14 king-suite guestrooms, 11 handicap-accessible rooms, two bi-level suites and two hospitality suites. Each guestroom features an armoire with granite countertop, flat panel television, work desk with chair, armchair and a refrigerator.  Amenities at the Hilton Albany Property include 29,525 square-feet of meeting and event space (including a 10,080 square foot ballroom and 10,866 of gallery/pre-function space), the 180-seat Charters Restaurant (serving breakfast, lunch and dinner), the 24-seat Sessions bar and lounge, indoor pool and whirlpool, sundry shop, fitness center, business center and concierge lounge.

The Hilton Albany Property previously operated as a Crowne Plaza until the commencement of a $17.2 million ($44,675 per room) property improvement plan (“PIP”) from 2011 through March 2013, at which point the Hilton Albany Property opened under a Hilton franchise. During the renovation and prior to securing the Hilton franchise, the Hilton Albany Property operated as the independent Hotel Albany. Renovations consisted of guestroom upgrades, including all soft goods and case goods, complete redesign of the lobby, front desk and lounge and updates to the meeting and group space. The current $3.4 million PIP ($8,831 per room) primarily consists of guestroom upgrades ($2.2 million) and garage and common area upgrades. The franchise agreement with Hilton Worldwide expires in March 2030.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Albany Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014(1)	TTM 1/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	60.2%	70.9%	76.8%	76.8%	76.8%
ADR	$100.23	$114.57	$126.06	$126.91	$126.91
RevPAR	$60.35	$81.20	$96.76	$97.41	$97.41

Total Revenue	$13,406,576	$17,141,433	$20,517,259	$20,660,273	$20,647,679	100.0%	$53,630
Total Department Expenses	6,405,753	7,673,373	8,674,726	8,725,334	8,707,193	42.2	22,616
Gross Operating Profit	$7,000,823	$9,468,060	$11,842,533	$11,934,939	$11,940,486	57.8%	$31,014

Total Undistributed Expenses	4,746,111	5,650,628	6,351,171	6,326,782	6,794,603	32.9	17,648
Profit Before Fixed Charges	$2,254,712	$3,817,432	$5,491,362	$5,608,157	$5,145,883	24.9%	$13,366

Total Fixed Charges	1,127,822	1,145,238	1,403,568	1,403,568	1,375,872(2)	6.7	3,574

Net Operating Income	$1,126,890	$2,672,194	$4,087,794	$4,204,589	$3,770,011	18.3%	$9,792
FF&E	0	0	0	0	825,907	4.0	2,145
Net Cash Flow	$1,126,890	$2,672,194	$4,087,794	$4,204,589	$2,944,104	14.3%	$7,647

NOI DSCR	0.65x	1.55x	2.37x	2.43x	2.18x
NCF DSCR	0.65x	1.55x	2.37x	2.43x	1.70x
NOI DY	4.2%	10.0%	15.4%	15.8%	14.2%
NCF DY	4.2%	10.0%	15.4%	15.8%	11.1%

(1)
The increase in operating performance from 2012 to 2014 is due to the Hilton Albany Property undergoing a significant renovation from 2011 through March 2013, when it was re-branded under a Hilton franchise. During the PIP, the Hilton Albany Property operated as the independent Hotel Albany, with no franchise affiliation. The newly renovated Hilton Albany Property was officially re-introduced in March 2013 as a Hilton and experienced quick stabilization due to the Hilton affiliation and high-quality renovations.

(2)
The Hilton Albany Property benefits from a Payment in lieu of Taxes (“PILOT”) agreement, which results in a reduced property tax expense. The property tax expense as of year-end 2014 was $471,415. The PILOT agreement expires in 2042 and is gradually phased out each year. The U/W property tax expense of $471,415 is based on the 2014 tax expense. The taxes are projected to increase from the current level of $471,415 to $566,606 (not including business improvement district taxes, which were $92,394 as of year-end 2014) by the time the Hilton Albany Mortgage Loan matures. Based on the increased taxes at maturity of the Hilton Albany Mortgage Loan, the estimated NCF DSCR is 1.60x.

The Appraisal. As of the appraisal valuation date of January 19, 2015, the Hilton Albany Property had an “as-is” appraised value of $36,200,000.  The appraiser also concluded to an “as-complete” value of $40,300,000 with an “as-complete” valuation date of February 1, 2016.  The “as-complete” valuation assumes that the PIP has been completed (the $3.4 million PIP cost was reserved upfront). The appraiser also concluded to an “as-stabilized” value of $42,400,000 with an “as-stabilized” valuation date of February 1, 2018. The “as-stabilized” valuation assumes that the Hilton Albany Property is operating at a stabilized average daily rate of $153.52.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON ALBANY

Environmental Matters. According to the Phase I environmental site assessment dated January 20, 2015, there was no evidence of any recognized environmental conditions at the Hilton Albany Property.

Market Overview and Competition. The Hilton Albany Property is located in the central business district of Albany, New York, approximately 0.3 miles southeast of the New York State Capitol Building. The Hilton Albany Property is the closest hotel to the state capitol and draws business from lobbyists, state senators and assemblymen, along with government-related business and projects from accounting, consulting and contracting firms. While government-related business is a large demand driver for the Hilton Albany Property, according to the appraisal, the technology, education and health care sectors are also significant demand generators for the Albany metropolitan area. The healthcare sector continues to expand, as evidenced by the recent expansion of the patient pavilion of the Albany Medical Center (located 1.6 miles west of the Hilton Albany Property). According to the appraisal, the $360.0 million expansion, which was completed in 2013, added 20 new operating suites, 83 hospital beds and resulted in the creation of 1,000 new jobs. Further, New York’s Tech Valley is located just north of New York City and stretches 250.0 miles north along the Hudson River, encompassing 18 counties (including Albany). The Advancing Tech Valley initiative, launched by local economic development officials, has been successful in encouraging business growth throughout the region. In 2013, GlobalFoundries, Inc. constructed a $6.9 billion advanced micro devices computer chip manufacturing plant in nearby Malta and Albany NanoTech, a research and development organization for the nanoelectronics industry, constructed a $365.0 million facility in conjunction with the University of Albany (State University of New York) featuring 50,000 square feet of clean-room space, two data centers and enough space for approximately 1,000 scientists to work.

The Hilton Albany Property has more guestrooms than any other downtown hotel in Albany and can accommodate larger group business. The Hilton Albany Property is located approximately 0.5 miles east of the Empire State Plaza, 0.2 miles north of the Times Union Center, and one block north of the proposed Albany Capital Center. Empire State Plaza is a 10-building complex housing over 11,000 New York employees and approximately 81,500 square feet of meeting and event space. The 17,500 person capacity Times Union Center is currently the city’s largest venue for bands, trade shows, sporting events, and other large-scale community gatherings and hosts an average of 165 events each year. The facility will undergo a $15.7 million renovation over the next two years, which includes new glass escalators and atrium over the main entrance. Albany Capital Center is a $66.5 million, 82,000 square foot meeting/conference center and exhibit venue expected to open in January 2017. It will be connected by an enclosed walkway to Empire State Plaza and the Times Union Center. The new convention center will allow Albany to compete with other upstate New York meeting destinations. A third party report identified a competitive set of nine hospitality properties, which contain 1,682 rooms and exhibited an average occupancy, ADR and RevPAR of 75.4%, $128.28 and $96.76, respectively, for the trailing 12-month period ending December 31, 2014.

The following table presents certain information relating to the Hilton Albany Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Albany			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2014 TTM	65.5%	$126.18	$82.60	75.4%	$128.28	$96.76	115.2%	101.7%	117.1%
12/31/2013 TTM	62.4%	$122.98	$76.80	69.4%	$116.94	$81.20	111.2%	95.1%	105.7%
12/31/2012 TTM	63.5%	$122.26	$77.64	58.9%	$102.38	$60.26	92.7%	83.7%	77.6%

(1)
Information obtained from a third party hospitality report dated January 16, 2014.  The competitive set includes: Holiday Inn Express Albany Downtown, Holiday Inn Albany Wolf Road, Marriott Albany, Desmond Hotel & Conference Center, Hampton Inn Suites Albany Downtown, Residence Inn Albany East Greenbush Tech Valley, 74 State Hotel, Hilton Garden Inn Albany Medical Center, TownePlace Suites Albany Downtown Medical Center

The Borrower. The borrower is AFP 107 Corp., a limited liability company and a single purpose entity with one independent director. United Capital Corp. (“UCC”) is the guarantor of certain nonrecourse carveouts under the Hilton Albany Mortgage Loan.

The Sponsor. The sponsor is UCC. UCC and its subsidiaries own and manage more than 150 real estate properties nationwide, as well as two manufacturing companies providing engineered products to industrial and automotive markets worldwide. UCC also owns and operates a portfolio of eight hotels. Attilio Petrocelli is the chairman, president and chief executive officer of UCC and is also a director of Nathan’s Famous, Inc. UCC received a discounted payoff for a Wells Fargo loan originated in December 2007. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $102,481 for real estate taxes, $16,354 for insurance premiums, $120,000 for deferred maintenance and $3.4 million for the PIP. The PIP is required to be completed by January 16, 2016. The loan documents provide for monthly escrows in an amount equal to $34,159 for real estate taxes, $16,358 for insurance premiums and FF&E reserves in an amount equal to 4.0% of total revenue for the prior month (initially estimated to be $68,825).

Lockbox and Cash Management.  The Hilton Albany Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct that all receipts payable with respect to the Hilton Albany Property be paid directly into the lockbox account. The loan documents also require all revenues received by the borrower or the property manager to be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event period, all funds are swept on a monthly basis to a lender-controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON ALBANY

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the net cash flow debt yield falling below 10.5% at the end of any calendar quarter. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default, or with regard to clause (ii), upon the date that the net cash flow debt yield is equal to or greater than 11.0% for two consecutive calendar quarters.

Property Management. The Hilton Albany Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Hilton Albany Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The garage portion of the Hilton Albany Property is situated on a 0.6 acre site leased from UDC-Ten Eyck Development Corporation-II, an affiliate of the city of Albany. The ground lease expires in December 2056 and ground rent is calculated based on three components: (i) base rent of $190,000, plus; (ii) additional rent (calculated based on the increase in labor wages for union parking lot attendants), plus; (iii) 75.0% of the garage’s net cash flow (after payment of debt service on the garage, if encumbered). The underwritten ground rent payment is $606,900.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Albany Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HANESBRANDS INDUSTRIAL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HANESBRANDS INDUSTRIAL

Hanesbrands Industrial
705 Canterbury Road
Kings Mountain, NC 28086
High Shoals
Dallas
Gaston College
Bessemer City
GASTON COUNTY
GASTONIA
Dixie Village Shopping Center
Rankin Lake Park
Flyer Park
Eastridge Mall
Akers Center
Charlotte 20 miles
GASTONIA AMTRAK
2nd Ave
Garrison Blvd
W. Hudson Rd
Linwood Springs Golf Course
Gastonia Municipal Golf Course
Gastonia Country Club
Gastonia Municipal Airport
South Gastonia
Kings Mountain
King St
Kings Mtn. Country Club
CLEVELAND COUNTY
Mountain View Golf Course
Crowder Mountain State Park
AMTRAK
Bessemer City-Kings Mtn. Hwy
Crowders Mtn. Rd
Edgewood Rd
Oak Grove Rd
Crocker Rd
York Rd
Pinnacle Rd
Sparrow Springs Rd
Freedom Mill Rd
Lewis Rd
Chapel Grove Rd
Crowders Cr. Rd
Ferguson Ridge Rd
Robinson Rd
Neal Hawkins Rd
Union Rd
Myrtle School Rd
Linwood Rd
York St
Chester St
Old Dallas Hwy
N. Oakland St
Dallas-High Shoals Hwy
Dallas-Cherryville Hwy
Dallas-Bessemer City Hwy
Fairview Dr
Costner School Rd
Puetts Chapel Rd
Long Shoals Rd
Ike Lynch Rd
Bob Friday Rd
Philadelphia Church Rd
Bethlehem Rd
Bessemer City Rd
NORTH CAROLINA
SOUTH CAROLINA
Kings Mountain State Park
Kings Mtn. National Military Park
YORK COUNTY
Wells-Whitworth Rd
Rhyne Rd
85
74
29
321
161
216
274
279
275
7
Roanoke
Blacksburg
VIRGINIA
Martinsville
Danville
Bristol
Kingsport
Johnson City
TENN
Boone
Reidsville
Winston-Salem
Greensboro
Burlington
Durham
Wake Forest
High Point
Chapel Hill
Cary
RALEIGH
Lenoir
Statesville
Hickory
NORTH CAROLINA
Asheville
Kannapolis
Concord
Gastonia
CHARLOTTE
Kings Mountain
Mint Hill
Sanford
Pinehurst
Southern Pines
Fayetteville
Greer
Greenville
Spartanburg
Rock Hill
Monroe
Marshville
Rockingham
Laurinburg
Cheraw
SOUTH CAROLINA
Greenwood
Columbia
Florence
Sumter
Conway
Myrtle Beach
GA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Hanesbrands Industrial

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$18,270,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$18,270,000			Location:	Kings Mountain, NC
% of Initial Pool Balance:	2.2%			Size(3):	467,781 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$39.06
Borrower Names:	LHB Kings Mountain LLC			Year Built/Renovated(3):	1995/2015
Sponsors:	Ladder Capital Finance Holdings LLLP			Title Vesting:	Fee
Mortgage Rate:	4.848%			Property Manager:	Self-managed
Note Date:	January 29, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	February 6, 2025			2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	February 6, 2030			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	100.0% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	None
Loan Amortization Type:	Interest-only, ARD			3rd Most Recent NOI (As of):	$1,042,148 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)	$1,042,148 (12/31/2012)
Call Protection:	YM(25),YM or D(91),O(4)			Most Recent NOI (As of)(4):	$1,042,148 (12/31/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine

				U/W Revenues:	$1,646,650
				U/W Expenses:	$32,933
				U/W NOI(4):	$1,613,717
Escrows and Reserves(2):				U/W NCF:	$1,473,383
				U/W NOI DSCR :	1.79x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.64x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield:	8.8%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.1%
TI/LC Reserve	$0	$0	NAP	As-Is Appraised Value(5):	$26,100,000
Replacement Reserve	$0	$0	NAP	As-Is Appraisal Valuation Date:	January 15, 2015
Construction Reserve	$4,859,426	$0	NAP	Cut-off Date LTV Ratio:	70.0%
Expansion Space Rent Reserve	$291,734	$0	NAP	LTV Ratio at Maturity or ARD:	70.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	The expansion of the Hanesbrands Industrial Property is ongoing and expected to be completed by October, 2015. See “The Property” section.
(4)	See “Cash Flow Analysis” section.
(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Hanesbrands Industrial Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an industrial warehouse property located in Kings Mountain, North Carolina (the “Hanesbrands Industrial Property”). The Hanesbrands Industrial Mortgage Loan was originated on January 29, 2015 by Ladder Capital Finance LLC. The Hanesbrands Industrial Mortgage Loan had an original principal balance of $18,270,000, has an outstanding principal balance as of the Cut-off Date of $18,270,000 and accrues interest at an interest rate of 4.848% per annum. The Hanesbrands Industrial Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is February 6, 2025 and the final maturity date is February 6, 2030. In the event the Hanesbrands Industrial Mortgage Loan is not repaid in full on or before the ARD, the interest rate on the Hanesbrands Industrial Mortgage Loan will increase by 3.0% (the “Post-ARD Additional Interest Rate”) to 7.848% per annum and, as of the ARD, the Hanesbrands Industrial Mortgage Loan will have a remaining term of 60 months. Payment of interest at the Post-ARD Additional Interest Rate (together with compound interest thereon at the full post-ARD interest rate, to the extent permitted by applicable law) will be deferred until the principal balance of the Hanesbrands Industrial Mortgage Loan is paid in full and will be due and payable at maturity if not paid sooner. The ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Hanesbrands Industrial Mortgage Loan.

The borrower has the right to voluntarily prepay the Hanesbrands Industrial Mortgage Loan in whole, but not in part, provided that if prepaid before November 6, 2024, the borrower pays the yield maintenance premium. Furthermore, following the defeasance lockout period, the borrower will also have the right to defease the Hanesbrands Industrial Mortgage Loan in whole, but not in part, on any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HANESBRANDS INDUSTRIAL

date before the November 6, 2024. In addition, the Hanesbrands Industrial Mortgage Loan is prepayable without penalty on or after November 6, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$18,270,000	69.8%	Purchase Price	$20,948,840	80.0%
Sponsor’s new cash contribution(1)	7,914,614	30.2	Reserves	5,151,160	19.7
			Closing costs	84,614	0.3
Total Sources	$26,184,614	100.0%	Total Uses	$26,184,614	100.0%

(1)
Sponsor’s new cash contribution includes a seller provided escrow of $291,734 which represents the difference between the current monthly rent and the rent based on the expansion. If the expansion is completed prior to October 1, 2015 the remaining balance in the escrow will be returned to the seller.

The Property. The Hanesbrands Industrial Property is 100.0% leased by Hanesbrands Inc. (“Hanesbrands”) subject to an absolute-net lease. The Hanesbrands Industrial Property was constructed in 1995 by Hanesbrands, was renovated in 2002 and a further expansion is expected to be completed in 2015. In October 2014, Hanesbrands agreed to extend its lease for 15 years in conjunction with the construction of 87,435 square feet of expansion space being performed by Hanesbrands (construction costs to be reimbursed by the borrower up to $4,859,426; see “Escrows and Reserves” section). The improvements consist of warehouse/distribution space and approximately 5,000 square feet of office space on a 37.7 acre site. The clear height within the Hanesbrands Industrial Property is 30 feet below the bar joists with 50-foot x 50-foot column spacing throughout. The Hanesbrands Industrial Property comprises a 225-foot-deep truck court on the north side of the building as well as a 150-foot-deep truck court on the south end of the building. The Hanesbrands Industrial Property is 100.0% heated and cooled via roof-mounted HVAC units. Additionally, Hanesbrands has installed materials handling equipment, rail-guided racking systems, and mezzanines to accommodate packaging and returns. Hanesbrands is a consumer goods company that designs, manufactures, sources, and sells apparel in the United States. Hanesbrands is based in Winston-Salem, North Carolina and employs approximately 50,000 people internationally. Upon completion of the expansion which is expected to be delivered by October 1, 2015, the Hanesbrands Industrial Property will have 439 parking spaces, resulting in a parking ratio of 1.1 spaces per 1,000 square feet of rentable area. Hanesbrands is in the process of completing the expansion and is required to pay the increased rent associated therewith commencing upon the earlier to occur of completion of the expansion or October 1, 2015 even if the expansion is not completed by then.

The following table presents certain information relating to the tenancy at the Hanesbrands Industrial Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Hanesbrands	NR/Ba1/BB	467,781	100.0%	$3.41	$1,592,982	100.0%	9/30/2030(2)

Occupied Collateral Total		467,781	100.0%	$3.41	$1,592,982	100.0%

(1)
The Annual U/W Base Rent PSF and Annual U/W Base Rent represent Hanesbrands’ average rent over the term of the Hanesbrands Industrial Mortgage Loan. Hanesbrands’ current in-place rent as of the Cut-off Date is $2.74 per square foot on 380,346 square feet. Hanesbrands is required to begin paying $3.15 per square foot on 467,781 square feet upon the earlier of (i) the completion of the expansion space and (ii) October 1, 2015.

(2)	Hanesbrands does not have any termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HANESBRANDS INDUSTRIAL

The following table presents certain information relating to the lease rollover schedule at the Hanesbrands Industrial Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	467,781	100.0%	467,781	100.0%	$1,592,982	$3.41
Vacant	0	0	0.0%	467,781	100.0%	$0	$0.00
Total/Weighted Average	1	467,781	100.0%			$1,592,982	$3.41

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Hanesbrands Industrial Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hanesbrands Industrial Property:

Cash Flow Analysis

	2011	2012	2013	U/W(1)(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,042,148	$1,042,148	$1,042,148	$1,592,982	96.7%	$3.41
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	0	0	0	140,334	8.5	0.30
Less Vacancy & Credit Loss	0	0	0	(86,666)	(5.3)	(0.19)
Effective Gross Income	$1,042,148	$1,042,148	$1,042,148	$1,646,650	100%	$3.52

Total Operating Expenses	$0	$0	$0	$32,933	2.0%	$0.07

Net Operating Income	$1,042,148	$1,042,148	$1,042,148	$1,613,717	98.0%	$3.45
TI/LC	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	140,334	8.5	0.30
Net Cash Flow	$1,042,148	$1,042,148	$1,042,148	$1,473,383	89.5%	$3.15

NOI DSCR	1.16x	1.16x	1.16x	1.79x
NCF DSCR	1.16x	1.16x	1.16x	1.64x
NOI DY	5.7%	5.7%	5.7%	8.8%
NCF DY	5.7%	5.7%	5.7%	8.1%

(1)
The increase in Net Operating income from 2013 to the underwritten financials is due to the execution of the Hanesbrands lease with expansion space and straightline rent over the term of the Hanesbrands Industrial Mortgage Loan. Hanesbrands current in-place rent is $2.74 per square foot on 380,346 square feet. Hanesbrands is required to begin paying $3.15 per square foot on 467,781 square feet upon the earlier of (i) the completion of the expansion space and (ii) October 1, 2015.

(2)	The underwritten economic vacancy is 5.0%. The Hanesbrands Industrial Property was 100.0% physically occupied as of March 1, 2015.

Appraisal. As of the appraisal valuation date of January 15, 2015, the Hanesbrands Industrial Property had an “as completed” appraised value of $26,100,000 based on the completion of the expansion of the Hanesbrands Industrial Property. As of December 18, 2014 the “Go-Dark” appraised value was $18,400,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HANESBRANDS INDUSTRIAL

Environmental Matters. According to the Phase I environmental site assessment dated December 19, 2014, there was no evidence of any recognized environmental conditions at the Hanesbrands Industrial Property.

Market Overview and Competition. The Hanesbrands Industrial Property is located in Kings Mountain, North Carolina which is approximately 33 miles west of Charlotte, North Carolina. The Hanesbrands Industrial Property is located directly east of Interstate 85 which is an east/west thoroughfare and provides direct access to the Charlotte International Airport and to Interstate 77, a north/south thoroughfare. According to the appraisal, the Hanesbrands Industrial Property is located within the Gaston County submarket of the Charlotte industrial market. As of the third quarter of 2014, the Charlotte industrial market had a direct vacancy rate of 9.4% and direct average asking rents of $3.89 per square foot on a triple net basis, and the Gaston County industrial submarket had a direct vacancy rate of 14.1% and direct average asking rents of $2.34 per square foot on a triple net basis. The appraiser identified a competitive set of five industrial properties within 37 miles of the Hanesbrands Industrial Property totaling approximately 2.6 million square feet which were all 100% occupied by single-tenant users. The appraiser concluded to a market rent of $3.75 per square foot which is higher than the in-place rent at the Hanesbrands Industrial Property.

The following table presents certain information relating to comparable industrial properties for the Hanesbrands Industrial Property:

Competitive Set(1)

	Hanesbrands Industrial (Subject)	Hanesbrands Distribution Center	Michelin Distribution Center	Britax	Exel Distribution Facility	Shutterfly Building
Location	Kings Mountain, NC	Kings Mountain, NC	Charlotte, NC	Fort Mill, SC	Rock Hill, SC	Fort Mill, SC
Distance from Subject	--	6.2 miles	36.8 miles	29.8 miles	36.8 miles	32.0 miles
Property Type	Industrial	Industrial	Industrial	Industrial	Industrial	Industrial
Year Built	1995	1999	1991	2012	2014	1992
Total GLA	467,781 SF	575,718 SF	346,545 SF	478,400 SF	945,023 SF	303,188 SF
Total Occupancy	100%	100%	100%	100%	100%	100%

  (1)     Information obtained from the appraisal.

The Borrower. The borrower is LHB Kings Mountain LLC, a single purpose entity.

The Sponsor. The sponsor is Ladder Capital Finance Holdings LLLP. Ladder Capital Finance Holdings LLLP and its consolidated subsidiaries, including Ladder Capital Finance LLC, are a commercial real estate investment company focused on the origination of first mortgage and mezzanine loans, equity investments in commercial real estate and investing in securities secured by commercial real estate. See “Risk Factors – Risks Related to the Offered Certificates – Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates – Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” in the Free Writing Prospectus.

Escrows. The loan documents provide for an upfront escrow in the amount of $4,859,426 to reimburse the tenant for construction of the expansion space. In addition, $291,734 is being held by an escrow agent and disbursed to the lockbox account pursuant to an escrow agreement to cover the difference between the current monthly rent and the rent based on the expansion space. The loan documents do not require monthly escrows for taxes provided (i) no event of default has occurred and is continuing; (ii) the sole tenant is paying taxes directly; and (iii) the sole tenant lease is in full force and effect and the tenant is not in default of its lease. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the sole tenant is paying insurance premiums directly; and (iii) the sole tenant lease is in full force and effect and the tenant is not in default of its lease.

Lockbox and Cash Management. The Hanesbrands Industrial Mortgage Loan requires a lender-controlled lockbox account which is already in place, and that the borrower direct the tenant to pay its rents directly to such lockbox account. The loan documents also require all revenues received by the borrower or the property manager to be deposited into the lockbox account within one business day of receipt. Funds are then swept to a cash management account controlled by the lender and, in the absence of a continuing event of default under the related loan documents, all excess funds after application in accordance with the loan documents are distributed to the borrower’s operating account. During the occurrence of an event of default, all excess funds are swept to a cash management account controlled by the lender.

Property Management. The Hanesbrands Industrial Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Hanesbrands Industrial Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC20 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HANESBRANDS INDUSTRIAL

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower has the right to incur mezzanine financing subject to the borrower’s satisfaction of certain conditions precedent including, but not limited to: (i) no event of default has occurred or is continuing; (ii) the loan-to-value ratio including all mortgage and mezzanine debt is not greater than 85.0%; (iii) an aggregate debt service coverage ratio for the mortgage and mezzanine debt of no less than 1.20x; and (iv) the execution of an intercreditor agreement.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy, required to be maintained by the borrower, provides coverage for terrorism in an amount equal to the full replacement cost of the Hanesbrands Industrial Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event; provided, however, that the borrower is not required to carry the insurance required under the loan agreement while the Hanesbrands lease is in full force and effect and Hanesbrands maintains the coverage required under such lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Hampton Inn & Suites - Miami Airport

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$18,000,000	Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$18,000,000	Location:	Miami, FL
% of Initial Pool Balance:	2.2%	Size:	149 Rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$120,805
Borrower Name:	Airport Hotel Group, LTD.	Year Built/Renovated:	2000/NAP
Sponsors:	Bernard Wolfson	Title Vesting:	Fee
Mortgage Rate:	4.240%	Property Manager:	Hospitality America, Inc.
Note Date:	March 4, 2015	3rd Most Recent Occupancy (As of):	81.2% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	74.2% (12/31/2012)
Maturity Date:	March 11, 2025	Most Recent Occupancy (As of):	80.5% (12/31/2013)
IO Period:	36 months	Current Occupancy (As of):	84.3% (12/31/2014)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,654,994 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,028,375 (12/31/2013)
Call Protection:	L(24),GRTR 1% or YM(92),O(4)	Most Recent NOI (As of):	$2,141,003 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$6,481,835
U/W Expenses:	$4,339,291
U/W NOI:	$2,142,544
U/W NCF:	$1,883,271
U/W NOI DSCR:	2.02x
U/W NCF DSCR:	1.77x
Escrows and Reserves:	U/W NOI Debt Yield:	11.9%
U/W NCF Debt Yield:	10.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$27,000,000
Taxes	$95,345	$23,836	NAP	As-Is Appraisal Valuation Date:	February 2, 2015
Insurance	$0	Springing(1)	NAP	Cut-off Date LTV Ratio:	66.7%
FF&E Reserve	$0	$21,606(2)	NAP	LTV Ratio at Maturity or ARD:	58.0%

(1)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Hampton Inn & Suites – Miami Airport Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(2)
Lender may adjust the FF&E Reserve monthly deposit amount to the greater of (i) the then-existing FF&E Reserve monthly deposit amount or (ii) one twelfth of 4.0% of operating income for the prior fiscal year.

The Hampton Inn & Suites – Miami Airport mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering an 11-story, limited service hotel located in Miami, Florida (the “Hampton Inn & Suites – Miami Airport Property”). Built in 2000, the Hampton Inn & Suites – Miami Airport Property comprises 149 guestrooms, which includes 79 king guestrooms, 35 double queen guestrooms, 27 one-bedroom king guestrooms and eight one-bedroom double queen guestrooms. Amenities at the Hampton Inn & Suites – Miami Airport Property include complimentary breakfast service, complimentary laundry, outdoor swimming pool, approximately 1,400 square feet of meeting space, sundry shop and fitness center. Per the appraisal, the 2014 demand segmentation for the Hampton Inn & Suites – Miami Airport Property was comprised of 85.0% transient and 15.0% meeting and group. The Hampton Inn & Suites – Miami Airport Property is located approximately 2.9 miles southwest of Miami International Airport which encompasses over 10 square miles and is South Florida’s main airport for long-haul international flights. The Miami International Airport has been extensively renovated in recent years with renovations estimated at $5.4 billion and passenger traffic for the year 2013 totaled more than 40.5 million passengers. The Hilton Hotels Corporation franchise agreement expires in December 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAMPTON INN & SUITES – MIAMI AIRPORT

Sources and Uses

Sources			Uses
Original loan amount	$18,000,000	100.0%	Loan payoff(1)	$9,581,254	53.2%
			Closing costs	245,156	1.4
			Reserves	95,345	0.5
			Return of equity	8,078,246	44.9
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%
(1)	The Hampton Inn & Suites – Miami Airport Property was previously securitized in COMM 2005-C6.

The following table presents certain information relating to the Hampton Inn & Suites – Miami Airport Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hampton Inn & Suites – Miami Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2014 TTM	89.5%	$125.27	$112.12	84.2%	$141.79	$119.43	94.1%	113.2%	106.5%
12/31/2013 TTM	89.4%	$114.60	$102.42	80.5%	$136.07	$109.59	90.1%	118.7%	107.0%
12/31/2012 TTM	86.7%	$109.32	$94.77	74.2%	$131.49	$97.55	85.6%	120.3%	102.9%

(1)
Information obtained from a third party hospitality report dated January 16, 2015. The competitive set includes: Courtyard Miami Airport, Hampton Inn Miami Airport West, Hyatt House Miami Airport, Homewood Suites Miami Airport Blue Lagoon, Springhill Suites Miami Airport South, Fairfield Inn & Suites Miami Airport South, Hilton Garden Inn Miami Airport West and Residence Inn Miami Airport.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hampton Inn & Suites – Miami Airport Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	74.2%	80.5%	84.3%	80.0%
ADR	$131.41	$135.87	$141.53	$144.36
RevPAR	$97.49	$109.43	$119.36	$115.49

Total Revenue	$5,469,829	$6,139,964	$6,692,457	$6,481,835	100.0%	$43,502
Total Department Expenses	1,658,653	1,760,247	1,915,216	1,852,649	28.6	12,434
Gross Operating Profit	$3,811,176	$4,379,717	$4,777,241	$4,629,186	71.4%	$31,068

Total Undistributed Expenses	1,730,225	1,911,672	2,179,490	1,991,323	30.7	13,365
Profit Before Fixed Charges	$2,080,951	$2,468,045	$2,597,751	$2,637,862	40.7%	$17,704

Total Fixed Charges	425,957	439,670	456,748	495,318	7.6	3,324

Net Operating Income	$1,654,994	$2,028,375	$2,141,003	$2,142,544	33.1%	$14,379
FF&E	0	0	0	259,273	4.0	1,740
Net Cash Flow	$1,654,994	$2,028,375	$2,141,003	$1,883,271	29.1%	$12,639

NOI DSCR	1.56x	1.91x	2.02x	2.02x
NCF DSCR	1.56x	1.91x	2.02x	1.77x
NOI DY	9.2%	11.3%	11.9%	11.9%
NCF DY	9.2%	11.3%	11.9%	10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Cole Income NAV Portfolio

Loan Information				Property Information
Mortgage Asset Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio(2):	Portfolio
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance:	$16,950,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$16,950,000			Location:	Various – See Table
% of Initial Pool Balance:	2.0%			Size:	202,235 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$83.81
Borrower Names(1):	Various			Year Built/Year Renovated:	Various – See Table
Sponsor:	Cole Real Estate Income Strategy (Daily NAV), Inc.			Title Vesting:	Fee
Mortgage Rate:	4.050%			Property Manager:	Self-managed
Note Date:	February 6, 2015			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	February 6, 2025			2nd Most Recent Occupancy(3):	NAV
Maturity Date:	February 6, 2045			Most Recent Occupancy(3):	NAV
IO Period:	120 months			Current Occupancy (As of):	100.0% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	0 months
Loan Amortization Type:	Interest-only, ARD			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(26),GRTR 1% or YM(90),O(4)			3rd Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(3):	NAV
Additional Debt:	None			Most Recent NOI(3):	NAV
Additional Debt Type:	NAP
				U/W Revenues:	$1,722,359
				U/W Expenses:	$51,671
				U/W NOI:	$1,670,688
				U/W NCF:	$1,566,753
				U/W NOI DSCR:	2.39x
Escrows and Reserves:				U/W NCF DSCR:	2.24x
				U/W NOI Debt Yield:	9.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$26,500,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	Various
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.0%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	64.0%

(1)	The borrower consists of seven separate limited liability companies.
(2)
After the lockout period, the borrower may sell one or more of the properties to a third party purchaser and obtain the release of such properties provided that the NOI DSCR shall not be less than the greater of (i) 2.39x and (ii) the NOI DSCR in effect immediately prior to the property sale and the LTV Ratio for the remaining properties shall not be greater than 64.0%.

(3)	Historical occupancy and financial data is unavailable because the Cole Income NAV Portfolio Properties were acquired throughout 2014.

The Cole Income NAV Portfolio mortgage loan is evidenced by a single promissory note that is secured by the fee simple interest in 11 single-tenant net leased retail properties and one single-tenant net leased industrial warehouse property totaling 202,235 square feet and located in 11 states (Alabama, New Mexico, Missouri, Arkansas, Georgia, Texas, Montana, Oklahoma, Ohio, Minnesota and Kansas) (the “Cole Income NAV Portfolio Properties”). The Cole Income NAV Portfolio Properties were built between 1986 and 2014. Cole Income Real Estate Income Strategy (Daily NAV), Inc. is a continuously offered, non-listed public REIT that provides daily valuation and provides investors opportunities for daily purchases and redemptions. The borrowers and Cole Real Estate Income Strategy (Daily NAV), Inc. acquired the Portfolio throughout 2014. As of March 1, 2015, the Cole Income NAV Portfolio Properties were 100.0% occupied by 12 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$16,950,000	65.0%	Purchase price(1)	$25,502,264	97.8%
Sponsor’s new cash contribution	9,133,381	35.0	Closing costs	581,117	2.2
Total Sources	$26,083,381	100.0%	Total Uses	$26,083,381	100.0%

(1)	The Cole Income NAV Portfolio was acquired throughout 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLE INCOME NAV PORTFOLIO

The following table presents certain information relating to the Cole Income NAV Portfolio Properties:

Property Name	Location	Property Type- Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Time Warner Cable Midwest	Streetsboro, OH	Industrial-Warehouse	$3,542,871	20.9%	100.0%	2003/NAP	78,083	$5,480,000	64.7%
PetSmart	McAllen, TX	Retail-Single Tenant	$2,924,446	17.3%	100.0%	1995/NAP	25,625	$4,700,000	62.2%
Walgreens	St. Louis, MO	Retail-Single Tenant	$2,534,289	15.0%	100.0%	2007/NAP	14,820	$4,000,000	63.4%
National Tire & Battery	Conyers, GA	Retail-Single Tenant	$1,657,098	9.8%	100.0%	1986/1995	13,748	$2,400,000	69.0%
Tire Center	Decatur, AL	Retail-Single Tenant	$1,311,273	7.7%	100.0%	1998/NAP	16,336	$2,150,000	61.0%
Family Dollar II	Darby, MT	Retail-Single Tenant	$880,658	5.2%	100.0%	2014/NAP	8,320	$1,330,000	66.2%
Dollar General I	Topeka, KS	Retail-Single Tenant	$794,426	4.7%	100.0%	2014/NAP	9,100	$1,250,000	63.6%
Burger King	Midwest City, OK	Retail-Single Tenant	$764,501	4.5%	100.0%	1989/NAP	3,243	$1,270,000	60.2%
Family Dollar I	Tatum, NM	Retail-Single Tenant	$699,885	4.1%	100.0%	2014/NAP	8,320	$1,070,000	65.4%
Dollar General II	Stacy, MN	Retail-Single Tenant	$657,721	3.9%	100.0%	2014/NAP	9,026	$1,060,000	62.0%
Family Dollar III	Hampton, AR	Retail-Single Tenant	$651,115	3.8%	100.0%	2014/NAP	8,233	$990,000	65.8%
AutoZone (Ground)	Vandalia, OH	Other-Leased Fee	$531,717	3.1%	100.0%	2015/NAP	7,381	$800,000	66.5%
Total/Weighted Average			$16,950,000	100.0%	100.0%		202,235	$26,500,000	64.0%

The following table presents certain information relating to the tenancies at Cole Income NAV Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Time Warner Cable Midwest LLC	BBB/Baa2/BBB	78,083	38.6%	$4.45	$347,469	19.2%	7/31/2024
PetSmart, Inc.	NR/NR/B+	25,625	12.7%	$12.83	$328,738	18.1%	6/30/2025
Walgreens(2)	NR/Baa2/BBB	14,820	7.3%	$15.52	$230,000	12.7%	9/30/2082
NTW, LLC	NR/NR/NR	13,748	6.8%	$12.69	$174,524	9.6%	9/30/2025
Tire Centers, LLC	NR/NR/NR	16,336	8.1%	$10.15	$165,822	9.1%	11/30/2023
Family Dollar	NR/Baa3/BBB-	8,320	4.1%	$12.74	$106,000	5.8%	5/31/2024
Dollar General	NR/Baa3/BBB-	9,100	4.5%	$9.42	$85,760	4.7%	9/30/2029
Burger King	NR/NR/B+	3,243	1.6%	$26.42	$85,693	4.7%	9/30/2034
Family Dollar	NR/Baa3/BBB-	8,320	4.1%	$10.57	$87,927	4.8%	9/30/2023
Dollar General	NR/Baa3/BBB-	9,026	4.5%	$7.89	$71,250	3.9%	10/31/2029
Family Dollar	NR/Baa3/BBB-	8,233	4.1%	$9.70	$79,826	4.4%	6/30/2024
AutoZone (Ground)	BBB/Baa1/BBB	7,381	3.6%	$6.77	$50,000	2.8%	7/31/2029

Occupied Collateral Total		202,235	100.0%	$8.96	$1,813,009	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Walgreens has a termination option every five years beginning in 2032 with 12 months’ prior notice to landlord.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLE INCOME NAV PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Cole Income NAV Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	2	24,656	12.2%	24,656	12.2%	$253,749	$10.29
2024	3	94,636	46.8%	119,292	59.0%	$533,295	$5.64
2025	2	39,373	19.5%	158,665	78.5%	$503,262	$12.78
Thereafter	5	43,570	21.5%	202,235	100.0%	$522,703	$12.00
Vacant	0	0	0.0%	202,235	100.0%	$0	$0.00
Total/Weighted Average	12	202,235	100.0%			$1,813,009	$8.96

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents the most recent occupancy percentage at the Cole Income NAV Portfolio Properties:

Historical Occupancy(1)

12/31/2012	12/31/2013	12/31/2014	3/1/2015(2)
NAV	NAV	NAV	100.0%

(1)	The Cole Income NAV Portfolio Properties were acquired throughout 2014, therefore historical occupancy is not available.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow for the Cole Income NAV Portfolio Properties:

Cash Flow Analysis(1)(2)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,813,009	105.3%	$8.96
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	0	0,0	0.00
Other Income	0	0,0	0.00
Less Vacancy & Credit Loss	(90,650)(3)	(5.3)	(0.45)
Effective Gross Income	$1,722,359	100.0%	$8.52

Total Operating Expenses	51,671	3.0%	$0.26

Net Operating Income	$1,670,688	97.0%	$8.26
TI/LC	63,487	3.7	0.31
Capital Expenditures	40,447	2.3	0.20
Net Cash Flow	$1,566,753	91.0%	$7.75

NOI DSCR	2.39x
NCF DSCR	2.24x
NOI DY	9.9%
NCF DY	9.2%

(1)	Cash Flow Analysis is based upon leases in-place as of December 31, 2014 for all 12 of the Cole Income NAV Portfolio Properties.
(2)	Historical financial information is unavailable because the Cole Income NAV Portfolio Properties were acquired throughout 2014.
(3)	The underwritten economic vacancy is 5.0%. The Cole Income NAV Portfolio Properties were 100.0% physically occupied as of March 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Shop City Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$16,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$16,500,000			Location:	Syracuse, NY
% of Initial Pool Balance:	2.0%			Size:	233,926 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$70.54
Borrower Name:	Shop City PW/LB LLC			Year Built/Renovated:	1952/1996
Sponsor:	Edward Eden			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	Self-managed
Note Date:	March 6, 2015			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAV
Maturity Date:	March 11, 2025			Most Recent Occupancy(2):	NAV
IO Period:	None			Current Occupancy (As of)(2):	90.0% (12/9/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,083,251 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,733,047 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,933,689 (TTM 10/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,637,568
				U/W Expenses:	$803,176
				U/W NOI:	$1,834,392
				U/W NCF:	$1,670,643
Escrows and Reserves:				U/W NOI DSCR:	1.87x
				U/W NCF DSCR:	1.70x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.1%
Taxes	$55,937	$29,907	NAP	U/W NCF Debt Yield:	10.1%
Insurance	$42,246	$5,281	NAP	As-Is Appraised Value:	$23,200,000
Replacement Reserve	$412,000	$3,899	NAP	As-Is Appraisal Valuation Date:	December 15, 2014
TI/LC Reserve(1)	$602,000	$19,493	$602,000	Cut-off Date LTV Ratio:	71.1%
Deferred Maintenance	$60,000	NAP	NAP	LTV Ratio at Maturity or ARD:	57.2%

(1)
The TI/LC Reserve consists of an upfront reserve of $602,000. If funds are drawn from this reserve, the borrower is required to replenish the reserve with monthly deposits of $19,493 until the reserve has reached the cap of $602,000.

(2)	See “Historical Occupancy” section.

The Shop City Shopping Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 233,926 square foot anchored retail center (the “Shop City Shopping Center Property”) located in Syracuse, New York, approximately 2.8 miles northeast of the Syracuse central business district. The Shop City Shopping Center Property is located on a 23.2 acre site, was built in 1952, most recently renovated in 1996 and is comprised of six, one-story buildings anchored by a 51,704 square foot Tops Friendly Markets grocery store. In addition to the anchor, there is a diverse and granular rent roll with approximately 43.2% of the net rentable area having been in occupancy at the Shop City Shopping Center Property for at least 10 years. The Shop City Shopping Center Property features 1,106 surface parking spaces resulting in a parking ratio of 4.7 spaces per 1,000 square feet of rentable area. The 2014 population within a one-, three- and five-mile radius of the Shop City Shopping Center Property was approximately 18,991, 112,979 and 218,369, respectively, while the 2014 estimated median household income within the same radius of the Shop City Shopping Center Property was approximately $39,303, $33,971, and $38,368, respectively. As of December 9, 2014, the Shop City Shopping Center Property was 90.0% leased to 30 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHOP CITY SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$16,500,000	93.7%	Loan payoff(1)	$15,546,485	88.3%
Reserves rollover(2)	1,107,114	6.3	Closing costs	755,586	4.3
			Reserves	1,172,183	6.7
			Return of equity	132,860	0.8
Total Sources	$17,607,114	100.0%	Total Uses	$17,607,114	100.0%
(1)	The Shop City Shopping Center Property was previously securitized in LBUBS 2005-C7.
(2)	Certain reserves were rolled over from the prior securitized loan.

The following table presents certain information relating to the tenancy at the Shop City Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Tops	NR/B3/B	51,704	22.1%	$8.76	$452,928	21.4%	$217	5.3%	4/30/2020(4)
Total Anchor Tenants		51,704	22.1%	$8.76	$452,928	21.4%

Major Tenants
CW Price / National Stores	NR/NR/NR	25,178	10.8%	$8.94	$225,000	10.6%	NAV	NAV	11/30/2017
Rite Aid	B/B2/B	14,499	6.2%	$10.75	$155,864	7.4%	NAV	NAV	9/30/2024
M&T Bank	A-/A3/A-	5,318	2.3%	$24.00	$127,632	6.0%	NAV	NAV	5/31/2018
Advanced Auto	NR/NR/NR	12,325	5.3%	$9.00	$110,925	5.2%	NAV	NAV	12/31/2018
McDonald’s Corp.	A/A2/A	4,000	1.7%	$25.63	$102,518	4.8%	NAV	NAV	4/30/2019
Valu Home Center	NR/NR/NR	23,112	9.9%	$4.30	$99,381	4.7%	NAV	NAV	10/31/2018
Dollar Tree	NR/Ba2/BB	12,756	5.5%	$7.00	$89,292	4.2%	NAV	NAV	3/31/2018
First Niagara Bank USA	BBB-/Baa3/BBB	3,264	1.4%	$25.64	$83,678	4.0%	NAV	NAV	2/29/2016
Total Major Tenants		100,452	42.9%	$9.90	$994,290	47.0%

Non-Major Tenants		58,472	25.0%	$11.45	$669,310	31.6%

Occupied Collateral Total		210,628	90.0%	$10.05	$2,116,528	100.0%

Vacant Space		23,298	10.0%

Collateral Total		233,926	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2015.
(3)	Sales and Occupancy Costs are based on the trailing 12-month period ending August 31, 2014.
(4)	Tops Friendly Markets has one, 5-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHOP CITY SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Shop City Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	7,131	3.0%	7,131	3.0%	$72,000	$10.10
2015	2	3,600	1.5%	10,731	4.6%	$53,745	$14.93
2016	4	12,599	5.4%	23,330	10.0%	$194,015	$15.40
2017	4	34,918	14.9%	58,248	24.9%	$357,880	$10.25
2018	6	56,784	24.3%	115,032	49.2%	$468,555	$8.25
2019	7	22,775	9.7%	137,807	58.9%	$286,461	$12.58
2020	2	52,844	22.6%	190,651	81.5%	$471,316	$8.92
2021	0	0	0.0%	190,651	81.5%	$0	$0.00
2022	1	4,000	1.7%	194,651	83.2%	$36,000	$9.00
2023	1	1,478	0.6%	196,129	83.8%	$20,692	$14.00
2024	1	14,499	6.2%	210,628	90.0%	$155,864	$10.75
2025	0	0	0.0%	210,628	90.0%	$0	$0.00
Thereafter	0	0	0.0%	210,628	90.0%	$0	$0.00
Vacant	0	23,298	10.0%	233,926	100.0%	$0	$0.00
Total/Weighted Average	30	233,926	100.0%			$2,116,528	$10.05

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Shop City Shopping Center Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/9/2014(2)
NAV	NAV	NAV	90.0%

(1)	The borrower was not able to provide historical occupancy.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the underwritten net cash flow at the Shop City Shopping Center Property:

Cash Flow Analysis

	2012	2013	TTM 10/31/2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,230,622	$2,005,459	$2,123,862	$2,116,528(1)	80.2%	$9.05
Grossed Up Vacant Space	0	0	0	279,576	10.6	1.20
Percentage Rent	0	0	0	0	0.0	0.00
Total Reimbursables	550,000	480,000	540,000	521,040	19.8	2.23
Other Income	0	0	0	0	0.0	0.00
Less Vacancy and Credit Loss	0	0	0	(279,576)(2)	(10.6)	(1.20)
Effective Gross Income	$2,780,622	$2,485,459	$2,663,862	$2,637,568	100.0%	$11.28

Total Operating Expenses	$697,371	$752,412	$730,173	$803,176	30.5%	$3.43

Net Operating Income	$2,083,251	$1,733,047	$1,933,689	$1,834,392	69.5%	$7.84

TI/LC	0	0	0	116,964	4.4	0.50
Capital Expenditures	0	0	0	46,785	1.8	0.20
Net Cash Flow	$2,083,251	$1,733,047	$1,933,689	$1,670,643	63.3%	$7.14

NOI DSCR	2.12x	1.76x	1.97x	1.87x
NCF DSCR	2.12x	1.76x	1.97x	1.70x
NOI DY	12.6%	10.5%	11.7%	11.1%
NCF DY	12.6%	10.5%	11.7%	10.1%
(1)	The underwritten base rent includes rent steps through October 2015.
(2)	The underwritten economic vacancy is 11.7%. The Shop City Shopping Center Property was 90.0% physically occupied as of December 9, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – SCORE Industrial Portfolio

Loan Information				Property Information
Mortgage Asset Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$15,970,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$15,970,000			Location:	Various – See Table
% of Initial Pool Balance:	1.9%			Size:	752,845 SF
Loan Purpose(1):	Various			Cut-off Date Principal Balance Per SF:	$21.21
Borrower Names(2):	Various			Year Built/Year Renovated:	Various – See Table
Sponsors:	Reger Holdings, LLC; Gordon Reger			Title Vesting:	Fee
Mortgage Rate:	5.104%			Property Manager:	Self-managed
Note Date:	February 19, 2015			3rd Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (4):	NAV
Maturity Date:	March 6, 2025			Most Recent Occupancy (As of)(5) :	59.0% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	89.1% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			Underwriting and Financial Information:
Call Protection:	L(24),D(93),O(3)
Lockbox Type:	Hard/Springing Cash Management			3rd Most Recent NOI(4):	NAV
Additional Debt:	None			2nd Most Recent NOI(4):	NAV
Additional Debt Type:	NAP			Most Recent NOI (As of)(5):	$372,499 (12/31/2014)

				U/W Revenues:	$2,497,086
				U/W Expenses:	$706,864
				U/W NOI:	$1,790,222
Escrows and Reserves:				U/W NCF:	$1,518,808
				U/W NOI DSCR:	1.72x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.46x
Taxes	$96,233	$32,078	NAP	U/W NOI Debt Yield:	11.2%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	9.5%
Replacement Reserves	$276,287	$9,411	NAP	As-Is Appraised Value:	$21,710,000
TI/LC Reserve	$587,000	$18,821	$900,000	As-Is Appraisal Valuation Date(6):	Various
Deferred Maintenance	$142,458	$0	NAP	Cut-off Date LTV Ratio:	73.6%
Free Rent Reserve(3)	$146,667	$0	NAP	LTV Ratio at Maturity or ARD:	60.7%

(1)
Three properties, 805 Victory Trail, 1416 Atlas and 1424-1428 Atlas, were acquired in February 2015 upon the origination of the mortgage loan. The remaining four properties, 1235 Commerce, 2050 American Italian, 546 L&C Distribution and 1255 Commerce, were acquired between July 2013 and July 2014 and were previously encumbered by mortgage debt.

(2)	The borrower consists of seven separate limited liability companies.
(3)	The Free Rent Reserve represents the outstanding free rent for Footprint South Carolina, LLC at the 546 L&C Distribution Parkway property.
(4)
Historical occupancy and financial data prior to 2014 is unavailable because three of the seven SCORE Industrial Portfolio Properties were acquired in February 2015 and the remaining four properties were acquired between July 2013 and July 2014.

(5)
Historical occupancy and financial data for 2014 only covers four of the SCORE Industrial Portfolio Properties: 1235 Commerce, 2050 American Italian, 546 L&C Distribution and 1255 Commerce. The occupancy calculation uses the total square footage of the portfolio for the denominator.

(6)	The As-Is Appraisal Valuation Dates range from January 27 to January 28, 2015.

The SCORE Industrial Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering five industrial manufacturing facilities and two industrial warehouse facilities totaling 752,845 square feet of rentable area and located in Columbia, South Carolina (three), Lugoff, South Carolina (two), Richburg, South Carolina (one) and Gaffney, South Carolina (one) (the “SCORE Industrial Portfolio Properties”). The SCORE Industrial Portfolio Properties were built between 1968 and 1997 and five of the Score Industrial Portfolio Properties were renovated between 1990 and 2015. Six of the Score Industrial Portfolio Properties are leased to single tenants and one property is vacant. As of March 1, 2015, the SCORE Industrial Portfolio Properties were 89.1% occupied by six tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SCORE INDUSTRIAL PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$15,970,000	98.6%	Loan payoff(1)	$7,763,917	48.0%
Sponsor’s new cash contribution	219,225	1.4	Purchase price(1)	$6,580,000	40.6
			Reserves	1,248,644	7.7
			Closing costs	596,663	3.7
Total Sources	$16,189,225	100.0%	Total Uses	$16,189,225	100.0%

(1)
Three properties, 805 Victory Trail, 1416 Atlas and 1424-1428 Atlas, were acquired in February 2015 at closing of the mortgage loan. The remaining four properties 1235 Commerce, 2050 American Italian, 546 L&C Distribution and 1255 Commerce were acquired between July 2013 and July 2014 and were previously encumbered by mortgage debt.

The following table presents certain information relating to the SCORE Industrial Portfolio Properties:

Property Name	Location	Sub- Property Type	Allocated Cut-off Date Principal Balance(1)	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
1235 Commerce	Lugoff, SC	Manufacturing	$4,000,000	25.0%	100.0%	1987/2013	152,945	$5,690,000	70.3%
2050 American Italian	Columbia, SC	Manufacturing	3,300,000	20.7%	100.0%	1997/2015	122,100	3,900,000	84.6%
546 L&C Distribution	Richburg, SC	Manufacturing	2,550,000	16.0%	100.0%	1993/2015	110,000	3,280,000	77.7%
805 Victory Trail	Gaffney, SC	Manufacturing	1,900,000	11.9%	100.0%	1986/1990	208,800	3,410,000	55.7%
1416 Atlas	Columbia, SC	Warehouse	1,720,000	10.8%	100.0%	1978/NAP	46,000	2,340,000	73.5%
1255 Commerce	Lugoff, SC	Manufacturing	1,600,000	10.0%	0.0%	1987/NAP	82,000	2,000,000	80.0%
1424-1428 Atlas	Columbia, SC	Warehouse	900,000	5.6%	100.0%	1968/2005	31,000	1,090,000	82.6%
Total/Weighted Average			$15,970,000	100.0%	89.1%		752,845	$21,710,000	73.6%

(1)	The loan documents do not provide for any partial release or substitution provisions.

The following table presents certain information relating to the tenancy at SCORE Industrial Portfolio Properties:

Major Tenants
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants(2)
Dana Off Highway Products	NR/NR/NR	152,945	20.32%	$3.64	$556,720	28.9%	6/30/2018
Avantech Inc.	NR/NR/NR	122,100	16.22%	$3.00	$366,300	19.0%	7/1/2024
Footprint South Carolina	NR/NR/NR	110,000	14.61%	$3.20	$352,000	18.3%	1/31/2023
Suminoe Textiles	NR/NR/NR	208,800	27.73%	$1.54	$321,552	16.7%	12/31/2019
IAA Acquisition Corp.	NR/NR/NR	46,000	6.11%	$4.83	$222,072	11.5%	4/30/2021
American Freight of South Florida	NR/NR/NR	31,000	4.12%	$3.48	$107,800	5.6%	7/31/2019(3)
Total Major Tenants		670,845	89.1%	$2.87	$1,926,444	100.00%

Occupied Collateral Total		670,845	89.1%	$2.87	$1,926,444	100.0%

Vacant Space		82,000	10.9%

Collateral Total		752,845	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2015 totaling $10,706.
(2)	Each of the major tenants is the sole tenant at a particular SCORE Industrial Portfolio Property.
(3)	American Freight of South Florida has the right to terminate its lease on July 31, 2017 if it does not meet its sales goals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SCORE INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the SCORE Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	1	152,945	20.3%	152,945	20.3%	$556,720	$3.64
2019	2	239,800	31.9%	392,745	52.2%	$429,352	$1.79
2020	0	0	0.0%	392,745	52.2%	$0	$0.00
2021	1	46,000	6.1%	438,745	58.3%	$222,072	$4.83
2022	0	0	0.0%	438,745	58.3%	$0	$0.00
2023	1	110,000	14.6%	548,745	72.9%	$352,000	$3.20
2024	1	122,100	16.2%	670,845	89.1%	$366,300	$3.00
2025	0	0	0.0%	670,845	89.1%	$0	$0.00
Thereafter	0	0	0.0%	670,845	89.1%	$0	$0.00
Vacant	0	82,000	10.9%	752,845	100.0%	$0	$0.00
Total/Weighted Average	6	752,845	100.00%			$1,926,444	$2.87

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent excludes vacant space.

The following table presents the most recent occupancy percentage at the SCORE Industrial Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(2)(3)	3/1/2015(4)
NAV	NAV	59.0%	89.1

(1)
Historical occupancy is unavailable because three of the seven SCORE Industrial Portfolio Properties were acquired in February 2015 and the remaining four properties were acquired between July 2013 and July 2014.

(2)	Information obtained from the borrower.
(3)
Historical occupancy for 2014 covers four of the SCORE Industrial Portfolio Properties, 1235 Commerce, 2050 American Italian, 546 L&C Distribution and 1255 Commerce, but uses the total square footage of the portfolio for the denominator.

(4)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SCORE INDUSTRIAL PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash Flow for the SCORE Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2014(2)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$602,603	$1,926,444(3)	77.1%	$2.56(3)
Grossed Up Vacant Space	0	$287,000	11.5	0.38
Total Reimbursables	0	629,451	25.2	0.84
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(345,809)(4)	(13.8)	(0.46)
Effective Gross Income	$602,603	$2,497,086	100.0%	$3.32

Total Operating Expenses	$230,104	$706,864	28.3%	$0.94

Net Operating Income	$372,499	$1,790,222	71.7%	$2.38
TI/LC	0	158,487	6.3	0.21
Capital Expenditures	112,927	112,927	4.5	0.15
Net Cash Flow	$259,572	$1,518,808	60.8%	$2.02

NOI DSCR	0.36x	1.72x
NCF DSCR	0.25x	1.46x
NOI DY	2.3%	11.2%
NCF DY	1.6%	9.5%

(1)
Historical occupancy and financial data is unavailable because three of the seven SCORE Industrial Portfolio Properties were acquired in February 2015 and the remaining four properties were acquired between July 2013 and July 2014.

(2)	Financial data for 2014 only covers four of the SCORE Industrial Portfolio Properties: 1235 Commerce, 2050 American Italian, 526 L&C Distribution and 1255 Commerce.
(3)	U/W Base Rent and U/W Base Rent per SF include contractual rent steps through September 2015 totaling $10,706.
(4)	The underwritten economic vacancy is 12.2%. The SCORE Industrial Portfolio Properties were 89.1% physically occupied as of March 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Bella Luna/San Lucas

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance(1):	$15,500,000			Specific Property Type:	Garden
Cut-off Date Principal Balance(1):	$15,432,192			Location:	Houston, TX
% of Initial Pool Balance:	1.9%			Size:	780 Units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit(1):	$26,167
Borrower Names(2):	Various			Year Built/Renovated:	1969 / 2012
Sponsors(4):	Michael Cohan; Mark Omid Bolour; Yakov Albaz			Title Vesting:	Fee
Mortgage Rate:	3.949%			Property Manager:	MBMI Global, LLC
Note Date:	November 10, 2014			3rd Most Recent Occupancy(4):	37.4% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(4):	62.2% (12/31/2013)
Maturity Date:	December 6, 2019			Most Recent Occupancy (As of)(4):	91.1% (12/31/2014)
IO Period:	None			Current Occupancy (As of) (4):	94.1% (1/13/2015)
Loan Term (Original):	60 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$173,855 (Annualized T-8 12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$925,364 (12/31/2013)
Call Protection:	L(27),D(29),O(4)			Most Recent NOI (As of):	$2,302,778 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu and Future Mezzanine			U/W Revenues:	$5,822,334
				U/W Expenses:	$3,218,017
				U/W NOI:	$2,604,317
				U/W NCF:	$2,373,437
				U/W NOI DSCR(1):	2.23x
Escrows and Reserves:				U/W NCF DSCR(1):	2.03x
				U/W NOI Debt Yield(1):	12.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.6%
Taxes	$0	$32,500	NAP	As-Is Appraised Value:	$35,000,000
Insurance	$50,000	$30,675	NAP	As-Is Appraisal Valuation Date:	August 27, 2014
Deferred Maintenance	$4,375	$0	NAP	Cut-off Date LTV Ratio(1):	58.3%
Replacement Reserves(3)	$500,000	$19,500	NAP	LTV Ratio at Maturity or ARD(1):	53.1%

(1)
The Bella Luna/San Lucas Loan Combination, with an original principal balance totaling $20,500,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling A-1 Note had an original principal balance of $15,500,000, has an outstanding principal balance as of the Cut-off Date of $15,432,192 and will be contributed to the WFCM 2015-LC20 Trust. The non-controlling A-2 Note had an original balance of $5,000,000 and is expected to be contributed to a future trust. All statistical information related to the balance per unit, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Bella Luna/San Lucas Loan Combination.

(2)	The borrowers are Bella Luna, LLC; San Lucas Apartments, LLC; PPIH Houston, LLC; and CCA Houston Apartments, LLC.
(3)	Ongoing monthly collections are suspended until the Replacement Reserve balance falls below $150,000.
(4)
The sponsors acquired the Bella Luna/San Lucas Apartments Properties in March 2012 and spent in excess of $5.3 million to conduct extensive renovations. As a result of the renovations and a diligent leasing plan, the sponsors increased occupancy at the Properties from 29.0% at acquisition to 94.1% as of January 13, 2015.

The Bella Luna/San Lucas Loan Combination is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering two garden-style multifamily properties located in Houston, Texas (the “Bella Luna/San Lucas Properties”), located approximately 5.0 miles south of the Houston Galleria. Note A-1, which represents the controlling interest, will be contributed to the WFCM 2015-LC20 Trust. Primary access to the Bella Luna/San Lucas Properties is provided by US Route 59, a major freeway that crosses the Houston metropolitan area in a north/south direction and connects the area with downtown Houston and Interstate 45. The Bella Luna/San Lucas Properties are situated on approximately 20.6 acres and are comprised of 780 units in 26 buildings. The Bella Luna/San Lucas Properties were built in stages in 1969, 1974 and 2012. The unit mix at the Bella Luna/San Lucas Properties includes 510 one-bedroom/one-bath units, 206 two-bedroom/one-bath units with the remainder consisting of a mix of two- and three- bedroom units with more than one bath. Unit amenities include storage space and standard appliances which consist of a refrigerator and an electric range. Select units have balconies/patios, fireplaces, ceiling fans, walk-in closets, built-in shelves, and dishwashers.  Common area amenities include a swimming pool, playground, picnic areas, security patrol, perimeter fencing, and on-site laundry facilities. The Bella Luna / San Lucas Properties contain 580 parking spaces, reflecting an overall parking ratio of 0.7 spaces per unit. As of January 13, 2015, the Bella Luna/San Lucas Properties were 94.1% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELLA LUNA/SAN LUCAS

Since the acquisition of the Bella Luna/San Lucas Properties in March 2012, the borrowers have invested in excess of $5.3 million to conduct extensive renovations and converted approximately 25 two-bedroom units to three-bedroom units. Key renovations include common area renovations and development, revitalization of unit interiors and exteriors, adding custom features to units, and replacing roofs. Additional capital expenditure items include: parking lot repairs, HVAC installation, exterior façade repairs, construction of a new leasing office and laundry facility, additional storage spaces, plumbing repairs, and perimeter fencing repairs.

Sources and Uses

Sources			Uses
Original loan amount	$20,500,000	100.0%	Loan payoff	$10,185,093	49.7%
			Reserves	554,375	2.7
			Closing costs	1,057181	5.2
			Return of equity	8,703,351	42.5
Total Sources	$20,500,000	100.0%	Total Uses	$20,500,000	100.0%

The following table presents certain information relating to the unit mix of the Bella Luna/San Lucas Properties:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom	511	65.5%	716	$597
2 Bedroom	244	31.3%	943	$810
3 Bedroom	25	3.2%	1,198	$1,136
Total/Weighted Average	780	100.0%	802	$681

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Bella Luna/San Lucas Properties:

Historical Occupancy
12/31/2012(1)(2)	12/31/2013(1)	12/31/2014(1)(2)	1/13/2015(3)
37.4%	62.2%	91.1%	94.1%
(1)	Information obtained from the borrower.
(2)
The sponsors acquired the Bella Luna/San Lucas Properties in March 2012 and spent in excess of $5.3 million to conduct extensive renovations. As a result of the renovations and a diligent leasing plan, the sponsors have increased occupancy at the Bella Luna/San Lucas Properties from 29.0% at acquisition to 94.1% as of January 13, 2015.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELLA LUNA/SAN LUCAS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Bella Luna/San Lucas Properties:

Cash Flow Analysis(1)(2)

	Annualized T-8 12/31/2012	2013	2014	U/W		% of U/W Effective Gross Income	U/W $ per Unit
Gross Potential Rent	$5,906,411	$5,939,544	$6,285,718	$6,522,900		112.0%	$8,363
Loss-to-Lease	(503,192)	(144,603)	(223,982)	(259,823)		(4.5)	(333)
Other Income	75,462	70,605	93,403	93,403		1.6	120
Less Credit Loss & Concessions	(119,339)	(269,441)	(214,524)	(214,524)		(3.7)	(275)
Less Vacancy	(3,699,873)	(2,227,891)	(560,874)	(319,622	)(2)	(5.5)	(410)
Effective Gross Income	$1,659,469	$3,368,214	$5,379,741	$5,822,334		100.0%	$7,465

Total Operating Expenses	$1,485,614	$2,442,850	$3,076,963	$3,218,017		55.3%	$4,126

Net Operating Income	$173,855	$925,364	$2,302,778	$2,604,317		44.7%	$3,339
Capital Expenditures	0	0	0	230,880		4.0	296
Net Cash Flow	$173,855	$925,364	$2,302,778	$2,373,437		40.8%	$3,043

NOI DSCR(3)	0.15x	0.79x	1.97x	2.23x
NCF DSCR(3)	0.15x	0.79x	1.97x	2.03x
NOI DY(3)	0.9%	4.5%	11.3%	12.8%
NCF DY(3)	0.9%	4.5%	11.3%	11.6%

(1)
The sponsors acquired the Bella Luna/San Lucas Properties in March 2012 and spent in excess of $5.3 million to conduct extensive renovations. As a result of the renovations and a diligent leasing plan, the sponsors have increased occupancy at the Bella Luna/San Lucas Properties from 29.0% at acquisition to 94.1% as of January 13, 2015. The 2012 full calendar year operating statement is, therefore, not available.

(2)	The underwritten economic vacancy is 4.9%. The Bella Luna/San Lucas Properties were 94.1% physically occupied as of January 13, 2015.
(3)	The debt service coverage ratios and debt yields are based on the Bella Luna/San Lucas Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-LC20	Transaction Contact Information

VI.  Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.